Filed with the Securities and Exchange Commission on March 31, 2023

Registration No. 333-262807

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK

(State or other jurisdiction of incorporation or organization)

13-5570651

(I.R.S. Employer Identification No.)

1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104

(212) 554-1234

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

SHANE DALY

VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104

(212) 554-1234

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Structured Capital Strategies PLUS® 21

A variable and index-linked individual and group flexible premium deferred annuity contract

Prospectus dated May 1, 2023

Equitable Financial Life Insurance Company of America

Equitable America Variable Account No. 70A

Equitable Financial Life Insurance Company

Separate Account No. 49

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectus for the Trust which contain important information about the portfolio.

What is Structured Capital Strategies PLUS® 21?

Structured Capital Strategies PLUS® 21 is a variable and index-linked individual and group flexible premium deferred annuity contract issued by the Company. Index-linked annuity contracts are complex insurance and investment vehicles, and investors should speak with a financial professional about the contract’s features, benefits, risks, and fees, and whether the contract is appropriate for the investor based upon his or her financial situation and objectives. The contract is offered in various classes, called Series B, Select and Series ADV. The contract provides for the accumulation of retirement savings. The contract also offers several payout options and an optional death benefit. You invest to accumulate value on a tax-deferred basis in investment options: (1) variable investment option listed in Appendix “Portfolio Companies available under the contract”, (2) the Segment Types of the Structured Investment Option (“SIO”) listed in the “Overview”, or (3) the Dollar Cap Averaging Program. The SIO gives you the opportunity to earn interest that we will credit based, in part, on the performance of an external index over a set period of time, although you could also experience a negative return and a significant loss of principal and previously credited interest.

Index-linked investment options are complex insurance and investment vehicles and you should speak with a financial professional about the features, benefits, risks, and fees and whether the SIO is appropriate for you based on your financial situation and objectives.

You can purchase this contract in one of three ways: (i) as a Series B contract, which has a maximum withdrawal charge of 7%, (ii) as a Select contract, which has no withdrawal charges, or (iii) as a Series ADV contract, which has no withdrawal charges but you pay an advisory fee directly to your advisor. In addition to the liquidity and advisory fee differences, each contract series may have different Performance Cap Rates with Series B Performance Cap Rates generally being higher than Select Performance Cap Rates and Series ADV Performance Cap Rates generally being higher than both Series B and Select Performance Cap Rates. Performance Cap Rates are announced online (www.equitable.com/scsplus) for each contract series at least one week before the Segment Start Date.

Series ADV contracts are only available through advisors who charge an advisory fee for their services, and this fee is in addition to contract fees and expenses. If you elect to pay the advisory fee from your account value, then this deduction will be treated as a withdrawal and will reduce the account value, standard death benefit and Return of Premium death benefit, and these deductions could reduce the account value and death benefit by more than the amount of the deductions, and, over time, could result in a significant loss of principal and previously credited interest. In addition, these deductions may also be subject to federal and state income taxes and a 10% federal penalty tax. If possible, an investor should use a source other than the account value under the contract to pay advisory fees to avoid these potential consequences.

This Prospectus is a disclosure document and describes the contract’s material features, benefits, rights and obligations, as well as other information. The description of the contract’s material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. The contract should also be read carefully.

If you are a new investor in the contract, you may cancel your contract within 10 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your account value. You should review this prospectus, or consult with your financial professional, for additional information about the specific cancellation terms that apply.

The Securities and Exchange Commission (“SEC”) has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal and previously credited interest.

SCS PLUS

#491120

Types of contracts.  We offer the contracts for use as:

•	A nonqualified annuity (“NQ”) for after-tax contributions only.

•	An individual retirement annuity (“IRA”), either traditional IRA or Roth IRA.

•	An employer-funded traditional IRA for a simplified employee pension plan (“SEP”) sponsored by the contract owner’s employer.

•	An annuity that is an investment vehicle for a qualified plan (“QP”) (whether defined contribution or defined benefit; transfer contributions only).

The following contracts are intended for specified post-death payments to beneficiaries, with continuing access to the contract’s account balance:

•	Traditional and Roth Inherited IRA beneficiary continuation contract (“Inherited IRA”) (direct transfer and specified direct rollover contributions only).

•	An inherited NQ beneficiary payout contract (a specific form of NQ contract that we refer to as “Inherited NQ”) (contributions from specified Section 1035 exchanges only).

See Appendix “Rules regarding contributions to your contract” for more information.

The contract may not currently be available in all states. In addition, certain features described in this Prospectus may vary in your state. Not all Indices are available in all states. For a state-by-state description of all material variations to this contract, see Appendix “State contract availability and/or variations of certain features and benefits” later in this Prospectus.

We can refuse to accept any application or contribution from you at any time, including after you purchase the contract.

We reserve the right to discontinue the acceptance of, and/or place additional limitations on, contributions into certain investment options, including any or all of the Segments comprising the Structured Investment Option. If we exercise this right, your ability to invest in your contract, increase your account value and, consequently, increase your account value death benefit or Return of Premium Death Benefit, if elected, will be limited.

Please refer to page 41 of this Prospectus for a discussion of risk factors.

In addition to the variable investment options, we also offer our Structured Investment Option, which permits you to invest in one or more Segments, each of which provides performance tied to the performance of an Index for a set period (either 1 or 6 years). The Structured Investment Option does not involve an investment in any underlying portfolio. Instead, it is an obligation of the Company. Unlike an index fund, the Structured Investment Option provides a return at Segment maturity designed to provide a combination of protection against certain decreases in the Index and a limitation on participation in certain increases in the Index through the use of Performance Cap Rates. Our minimum Performance Cap Rate for 6 year Standard Segments is 12% (2% for 1 year Standard Segments). Our minimum Performance Cap Rate for Annual Lock Segments is 2%. Our minimum Performance Cap Rate for 6 year Step Up Segments is 12% (2% for 1 year Step Up Segments). Our minimum Performance Cap Rate for 6 year Dual Direction Segments is 12% (2% for 1 year Dual Direction Segments). Our minimum Performance Cap Rate for 6 year Enhanced Upside Segments is 12% (2% for 1 year Enhanced Upside Segments). Our minimum Performance Cap Rate for Dual Step Up Segments is 2%. Our minimum Performance Rate for 6 year Loss Limiter Segments is 12% (2% for 1 year Loss Limiter Segments). We will not open a Segment with a Performance Cap Rate below the applicable minimum Performance Cap Rate. The extent of the downside protection at Segment maturity, also referred to as the Segment Buffer, varies by Segment, ranging from the first 10% to 40% of loss. We will always offer a Segment Buffer that protects the first 10% of loss. All guarantees are subject to the Company’s claims-paying ability. There is a risk of a substantial loss of your principal and previously credited interest (e.g., the initial amount invested in the Segment) because you agree to absorb all losses to the extent they exceed the downside protection provided by the Structured Investment Option at Segment maturity. The performance of the Segment Investment Option may be negative and you could lose as much as 80% to 90% of your principal and previously credited interest due to negative index performance. If you would like a guarantee of principal, we offer other products that provide such guarantees.

The total amount earned on an investment in a Segment of the Structured Investment Option is only applied at Segment maturity. If any amount leaves a Segment on any date prior to Segment maturity, we calculate the interim value of the Segment as described in Appendix “Segment Interim Value”. This amount may be less than the amount invested and less than the amount you would receive had you held the investment until Segment maturity. The Segment Interim Value will generally be negatively affected by increases in the expected volatility of index prices, interest rate increases, and by poor market performance. All other factors being equal, the Segment Interim Value would generally be lower the earlier a withdrawal or surrender is made during a Segment. Also, participation in upside performance for early withdrawals is pro-rated based on the period those amounts were invested in a Segment. This means you participate to a lesser extent in upside performance the earlier you take a withdrawal. Prior to the Segment Maturity Date, the following transactions trigger the need for the Segment Interim Value calculation: (1) the receipt of an in good order death claim by your beneficiary; (2) a withdrawal (including a systematic withdrawal, a required minimum distribution, a withdrawal to pay advisory fees under a Series ADV contract and a free withdrawal under a Series B contract); (3) a transfer; (4) if you surrender or annuitize your contract; or (5) if you cancel your contract and return it to us for a refund within your state’s “free look” period. If you make one of these transactions, it could ultimately result in a loss of principal and previously credited interest of up to 80% to 90%. Due to withdrawal charges, a loss of principal and previously credited interest under a Series B contract could be more than 80% to 90%.

We currently offer the Structured Investment Option using the following Indices:

Indices

•	S&P 500 Price Return Index
•	NASDAQ-100 Price Return Index
•	Russell 2000® Price Return Index
•	MSCI Emerging Markets Price Return Index
•	MSCI EAFE Price Return Index
•	EURO STOXX 50® Price Return Index

The principal underwriters of the contract are Equitable Advisors, LLC (Equitable Financial Advisors in MI and TN), (“Equitable Advisors”) and Equitable Distributors, LLC (“Equitable Distributors”), (together, the “Distributors”). The offering of the contract is intended to be continuous.

Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.

Contents of this Prospectus

When we address the reader of this Prospectus with words such as “you“ and “your,“ we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.

When we use the word “contract“ it also includes certificates that are issued under group contracts in some states.

About legal proceedings	78
Financial statements	78
Transfers of ownership, collateral assignments, loans, and borrowing	78
About Custodial IRAs	78
Distribution of the contracts	78

10. Incorporation of certain documents by reference	82

Appendices

Portfolio Companies available under the contract	83

Rules regarding contributions to your contract	84

State contract availability and/or variations of certain features and benefits	87

Segment Maturity Value Calculation Examples	90

Segment Interim Value	100

Index Publishers	122

Purchase considerations for defined benefit and defined contribution plans	125

Definitions of key terms

Account Value — Your “account value” is the total of: (i) the values you have in the variable investment option, (ii) the values you have in the Segment Type Holding Accounts and (iii) your Segment Interim Values.

Annual Lock Anniversary — The end of each Annual Lock Period.

Annual Lock Anniversary Ending Amount — The amount on an Annual Lock Anniversary calculated for the first Annual Lock Period by adding the Annual Lock Yearly Return Amount to the Segment Investment, as adjusted for any withdrawals from that Segment. For subsequent Annual Lock Periods the amount is calculated by adding the Annual Lock Yearly Return Amount to the previous Annual Lock Anniversary Starting Amount, as adjusted for any withdrawals from that Segment. The Annual Lock Anniversary Ending Amount is used solely to calculate the Segment Maturity Value for Annual Lock Segments. The Annual Lock Anniversary Ending Amount is not credited to the contract, is not the Segment Interim Value and cannot be received upon surrender or withdrawal.

Annual Lock Anniversary Starting Amount — The Annual Lock Anniversary Starting Amount for the first Annual Lock Period is equal to the Segment Investment, as adjusted for any withdrawals from that Segment. For subsequent Annual Lock Periods, it is equal to the Annual Lock Anniversary Ending Amount for the prior Annual Lock Period, as adjusted for any withdrawals from that Segment. The Annual Lock Anniversary Starting Amount is not credited to the contract, is not the Segment Interim Value and cannot be received upon surrender or withdrawal.

Annual Lock Period — Each of the one-year periods during an Annual Lock Segment.

Annual Lock Segment — Any multi-year duration Segment belonging to a Segment Type whose name includes “Annual Lock”. Unlike other Segments, your return is cumulatively calculated based on Index performance each Annual Lock Period subject to the Performance Cap Rate and Segment Buffer.

Annual Lock Yearly Rate of Return — The Rate of Return for an Annual Lock Segment during an Annual Lock Period as calculated on the Annual Lock Anniversary. If the Index Performance Rate is positive, then the Annual Lock Yearly Rate of Return is a rate equal to the Index Performance Rate, but not more than the Performance Cap Rate. If the Index Performance Rate is negative, but declines by a percentage less than or equal to the Segment Buffer, then the Annual Lock Yearly Rate of Return is 0%. If the Index Performance Rate is negative, and declines by more than the Segment Buffer, then the Annual Lock Yearly Rate of Return is negative, but will not reflect the amount of the Segment Buffer (i.e., the first -10% of downside performance).

Annual Lock Yearly Return Amount — Equals the Segment Investment multiplied by the Annual Lock Yearly Rate of Return for the first Annual Lock Period. For subsequent Annual Lock Periods, it is equal to the Annual Lock Anniversary Starting Amount multiplied by the corresponding Annual Lock Yearly Rate of Return.

Annuitant — The “annuitant” is the person who is the measuring life for determining the contract’s maturity date. The annuitant is not necessarily the contract owner. Where the owner of a contract is non-natural, the annuitant is the measuring life for determining contract benefits, except for the Return of Premium Death Benefit.

Business Day — Our “business day” is generally any day the New York Stock Exchange (“NYSE”) is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). If the SEC determines the existence of emergency conditions on any day, and consequently, the NYSE does not open, then that day is not a business day.

Cash Value — At any time before annuity payments begin, your contract’s cash value is equal to the account value less any applicable withdrawal charges.

Company — Refers to Equitable Financial Life Insurance Company of America (“Equitable America”) or Equitable Financial Life Insurance Company (“Equitable Financial”). The terms “we”, “us”, and “our” are also used to identify the issuing Company. Equitable America does not do business or issue contracts in the state of New York. Generally, Equitable America will issue contracts in all states except New York and Equitable Financial will issue contracts in New York. However, if any selling agent is an Equitable Advisors financial professional who has a business address in the state of New York, the issuing Company will be Equitable Financial, even if the contract is issued in a state other than New York.

Contract Date — The “contract date” is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract.

Contract date anniversary — The end of each 12 month period is your “contract date anniversary.” For example, if your contract date is May 1, your contract date anniversary is April 30.

Contract Year — The 12 month period beginning on your contract date and each 12 month period after that date is a “contract year.”

Dollar Cap Averaging Program — Our Dollar Cap Averaging Program or DCA Program allows for the systematic transfer of amounts in the dollar cap averaging account into the Segment Type Holding Accounts.

Dual Direction Segments — Any segment belonging to a Segment Type whose name includes “Dual Direction”. For Dual Direction Segments the Segment Rate of Return is equal to the absolute value of the Index Performance Rate for that Segment if the Index Performance Rate is between the Performance Cap Rate and the Segment Buffer, inclusive of both.

Dual Step Up Segments — Any Segment belonging to a Segment Type whose name includes “Dual Step Up”. For Dual Step Up Segments the Segment Rate of Return is equal to the Performance Cap Rate if the Index Performance Rate is greater than or equal to the Segment Buffer or the Index Performance Rate subject to the Segment Buffer if the Index Performance Rate is less than the Segment Buffer.

Enhanced Upside Segments — Any Segment belonging to a Segment Type whose name includes “Enhanced Upside”. Enhanced Upside Segments multiply positive Index Performance Rates by an Enhanced Upside Rate to increase the Segment Rate of Return subject to the Performance Cap Rate.

Index — An Index is used to determine the Segment Rate of Return for a Segment. We currently offer Segment Types based on the performance of securities indices. Throughout this Prospectus, we refer to these indices using the term “Index” or, collectively, “Indices.” In the future, we may offer Segment Types based on other types of Indices.

Index Performance Rate — For a Segment, the percentage change in the value of the related Index from the Segment Start Date to the Segment Maturity Date or from the Segment Start Date to the first Annual Lock Anniversary (and thereafter from one Annual Lock Anniversary to the next) for Annual Lock Segments. In certain instances, an Index may not be open and/or not publish a price on a Segment Start Date or Annual Lock Anniversary in which case we will use the last published price as the price on such a Segment Start Date, Segment Maturity Date or Annual Lock Anniversary for purposes of calculating the Index Performance Rate. The Index Performance Rate may be positive, negative or zero.

IRA — Individual retirement annuity contract, either traditional IRA or Roth IRA (may also refer to an individual retirement account or an individual retirement arrangement).

Loss Limiter Segments — A Loss Limiter Segment is any Segment belonging to a Segment Type whose name includes “Loss Limiter”. For Loss Limiter Segments, the Segment Rate of Return is equal to the greater of (a) the Index Performance Rate subject to the Performance Cap Rate and Segment Buffer and (b) the Segment Investment Protection Level minus 1. We currently offer a Segment Investment Protection Level of 90% (Loss Limiter 90) for 1-year Segments and a Segment Investment Protection Level of 95% (Loss Limiter 95) for 6-year Segments. The 95% and 90% Segment Investment Protection Levels mean that you will lose no more than 5% or 10%, respectively, of your Segment Investment due to Index performance.

Non-Unitized Separate Account — Separate Account No. 68A is a non-unitized separate account of Equitable Financial Life Insurance Company of America established under Arizona Insurance Law and Separate Account No. 68 is a non-unitized separate account of Equitable Financial Life Insurance Company established under New York Insurance Law.

NQ Contract — Nonqualified contract.

Owner — The “owner” is the person who is the named owner in the contract and, if an individual, is the measuring life for determining contract benefits, except for the Return of Premium Death Benefit.

Performance Cap Rate — The Performance Cap Rate is the highest Segment Rate of Return that can be credited on a Segment Maturity Date, except for Annual Lock Segments where the Performance Cap Rate is the highest Annual Lock Yearly Rate of Return that can be applied on each Annual Lock Anniversary. The Performance Cap Rate is not an annual rate of return.

QP Contract — An annuity contract that is an investment vehicle for a qualified plan.

Reference Life (Lives) — The Reference Life (or Reference Lives) is the individual or individuals on whose life we base the optional Return of Premium Death Benefit. We establish the Reference Life (or Reference Lives) at contract issue and the Reference Life (or Reference Lives) generally does not change. For contracts with a natural owner, the Reference Life (or Reference Lives) is the original owner (or original joint owners). For contracts with a non-natural owner, the Reference Life is the original annuitant. The Reference Life or Reference Lives may also be referred to as the Measuring Life or Measuring Lives in certain documents.

Return of Premium death benefit — An optional rider that provides a death benefit calculated based on the greater of your account value or contributions to your contract, adjusted for withdrawals. There is an additional charge for the Return of Premium death benefit under the contract.

Segment — An investment option we establish with the Index, Segment Duration and Segment Buffer of a specific Segment Type, and for which we also specify a Segment Maturity Date and Performance Cap Rate.

Segment Buffer — The portion of any negative Index Performance Rate that the Segment Buffer absorbs on a Segment Maturity Date or each Annual Lock Anniversary for a particular Segment. Any percentage decline in a Segment’s Index Performance Rate in excess of the Segment Buffer reduces your Segment Maturity Value and any Annual Lock Anniversary Ending Amount.

Segment Duration — The period from the Segment Start Date to the Segment Maturity Date.

Segment Interim Value — The value of your investment in a Segment prior to the Segment Maturity Date.

Segment Investment — The amount transferred or contributed to a Segment on its Segment Start Date, as adjusted for any withdrawals from that Segment.

Segment Maturity Date — The Segment Transaction Date on which a Segment ends.

Segment Maturity Date Requirement — You will not be permitted to invest in a Segment if the Segment Maturity Date is later than your contract maturity date.

Segment Maturity Value — The value of your investment in a Segment on the Segment Maturity Date.

Segment Option — Comprises all Standard Segments, Annual Lock Segments, Step Up Segments, Dual Direction Segments, Enhanced Upside Segments, Dual Step Up Segments or Loss Limiter Segments.

Segment Rate of Return — The rate of return earned by a Segment as calculated on the Segment Maturity Date. The Segment Rate of Return is calculated differently for different Segment Options.

Segment Return Amount — Equals the Segment Investment multiplied by the Segment Rate of Return.

Segment Start Date — The Segment Transaction Date on which a new Segment is established.

Segment Transaction Date — Segment Start Dates and Segment Maturity Dates occur on Segment Transaction Dates. There is generally a Segment Transaction Date every Thursday. If a particular Thursday is not a business day, then the Segment Transaction Date for that week will be the previous business day.

Segment Type — Comprises a Segment Option having the same Index, Segment Duration, Segment Buffer and Enhanced Upside Rate (if applicable). Each Segment Type has a corresponding Segment Type Holding Account.

Segment Type Holding Account — An account that holds all contributions and transfers allocated to a Segment Type pending investment in a Segment. There is a Segment Type Holding Account for each Segment Type. The Segment Type Holding Accounts are part of the EQ/Money Market variable investment option.

Separate Account — Equitable America Variable Account No. 70A is a separate account of Equitable Financial Life Insurance Company of America under Arizona Insurance Law and Separate Account No. 49 is a separate account of Equitable Financial Life Insurance Company under special provisions of New York Insurance Law.

Standard Segment — Any Segment belonging to a Segment Type whose name includes “Standard”. For Standard Segments the Segment Rate of Return is equal to the Index Performance Rate, subject to the Performance Cap Rate and Segment Buffer.

Step Up Segment — Any Segment belonging to a Segment Type whose name includes “Step Up”. For Step Up Segments the Segment Rate of Return is equal to the Performance Cap Rate if the Index Performance Rate for that Segment is greater than or equal to zero on the Segment Maturity Date.

Structured Investment Option — An investment option that permits you to invest in various Segments, each tied to the performance of an Index, and participate in the performance of that Index.

Important Information You Should Consider About The Contract

FEES AND EXPENSES
Charges for Early Withdrawals

.Each series of the contract provides for different withdrawal charge periods and percentages.

Series B — If you surrender your contract, apply your cash value to a non-life contingent annuity payment option, or withdraw money from Series B of the contract within 6 years following your last contribution, you will be assessed a withdrawal charge of up to 7% of contributions withdrawn. For example, if you make a withdrawal in the first year, you could pay a withdrawal charge of up to $7,000 on a $100,000 investment.

Select — No withdrawal charge.

Series ADV — No withdrawal charge.

There is an interim value adjustment for amounts withdrawn from a Segment of the SIO before Segment maturity which could result in up to a 90% loss of the Segment Investment.

For additional information about charges for surrenders and early withdrawals see “Withdrawal charge” and “Adjustments with respect to early distributions from Segments” in “Charges and expenses” in the Prospectus and Appendix “Segment Interim Value”.

Transaction Charges

In addition to withdrawal charges, you may also be charged for other transactions (for special requests such as wire transfers, express mail, duplicate contracts, preparing checks, third-party transfers or exchanges, or when you transfer between investment options in excess of a certain number).

For additional information about transaction charges see “Charges that the Company deducts” in “Charges and expenses” in the Prospectus.

Ongoing Fees and Expenses (annual charges)	Each series of the contract provides for different ongoing fees and expenses. The table below describes the fees and expenses that you may pay each year under the contract, depending on the options you choose. Please refer to your contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

Annual Fee	Minimum	Maximum
Investment options (Portfolio fees and expenses)(1)	0.70%	0.70%
Optional benefits available for an additional charge (for a single optional benefit, if elected)(2)	0.20%	0.20%

(1) Expressed as an annual percentage of daily net assets in the Portfolio. This range is for the year ended December 31, 2022 and could change from year to year.

(2) Expressed as an annual percentage of daily net assets in the variable investment options (but not in each Segment Type Holding Account and the dollar cap averaging account) and as a percentage of the Segment Investment for Segments in the SIO.

Because your contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the contract or make any other transactions, which could add withdrawal charges that substantially increase costs.

Lowest Annual Cost $678	Highest Annual Cost $863
Assumes: • Investment of $100,000 • 5% annual appreciation • Least expensive Portfolio fees and expenses • No sales charges	Assumes: • Investment of $100,000 • 5% annual appreciation • Most expensive combination of optional benefits (Return of Premium death benefit) and Portfolio fees and expenses

• No additional contributions, transfers or withdrawals	• No sales charges • No additional contributions, transfers or withdrawals

For additional information about ongoing fees and expenses see “Fee Table” in the Prospectus.

RISKS
Risk of Loss

The contract is subject to the risk of loss. You could lose some or all of your account value.

For additional information about the risk of loss see “Principal risks of investing in the contract” in the Prospectus.

Not a Short-Term Investment

The contract is not a short-term investment and is not appropriate for an investor who needs ready access to cash because the contract is designed to provide for the accumulation of retirement savings and income on a long-term basis. As such, you should not use the contract as a short-term investment or savings vehicle. A withdrawal charge may apply in certain circumstances and any withdrawals may also be subject to federal and state income taxes and tax penalties.

For additional information about the investment profile of the contract see “Fee Table” in the Prospectus.

Risks Associated with Investment Options

An investment in the contract is subject to the risk of poor investment performance and can vary depending on the performance of the variable investment options (e.g., the Portfolios) and the SIO. Each investment option, including the SIO, available under the contract, has its own unique risks. You should review the investment options and Segments of the SIO available under the contract before making an investment decision.

For additional information about the risks associated with investment options see “Structured Investment Option”, “Variable investment options” and “Portfolios of the Trusts” in “Purchasing the contract”, as well as, “Principal risks of investing in the contract” and Appendix “Portfolio Companies available under the contract” in the Prospectus.

Insurance Company Risks

An investment in the contract is subject to the risks related to the Company. The Company is solely responsible to the contract owner for the contract’s account value. The general obligations, including the SIO, under the contract are supported by our general account and are subject to our claims-paying ability. An owner should look solely to our financial strength for our claims-paying ability. More information about the Company, including our financial strength ratings, may be obtained at www.equitable.com/selling-life-insurance/financial-strength-ratings.

For additional information about insurance company risks see “About the general account” in “More information” in the Prospectus.

RESTRICTIONS
Investments

We may, at any time, exercise our rights to limit or terminate your contributions, allocations and transfers to any of the investment options and to limit the number of investment options which you may select. Such rights include, among others, combining any two or more investment options and transferring account value from any investment option to another investment option.

For more information see “The Separate Account” in “More information” in the Prospectus.

Currently, we do not charge for transfers among investment options under the contract. However, we reserve the right to charge for any transfers among the variable investment option in excess of 12 per contract year. We will provide you with advance notice if we decide to assess the transfer charge, which will never exceed $35 per transfer.

For additional information about the investment options, including information regarding volatility management strategies and techniques, see “Transfer charge” in “Charges and expenses” and “Portfolios of the Trusts” and “Structured Investment Option” in “Purchasing the contract” in the Prospectus.

Optional Benefits

At any time, we have the right to limit or terminate your ability to contribute to any of the investment options. If you have one or more guaranteed benefits like the Return of Premium Death Benefit (which are also known as optional benefits) and we exercise our right to discontinue the acceptance of, and/or place additional limitations on, contributions to the contract, you may no longer be able to fund your guaranteed benefit(s).

If you elect the Return of Premium death benefit you generally can not make additional contributions to your contract once you reach age 75.

Withdrawals may affect the availability of the benefit by reducing the benefit by an amount greater than the value withdrawn.

For additional information about the optional benefits see “How you can purchase and contribute to your contract” in “Purchasing the contract” and “Benefits available under the contract” in the Prospectus.

TAXES
Tax Implications

You should consult with a tax professional to determine the tax implications of an investment in, and payments received under, the contract. There is no additional tax benefit to you if the contract is purchased through a tax-qualified plan or individual retirement account (IRA). Withdrawals will be subject to ordinary income tax and may be subject to tax penalties. Generally, you are not taxed until you make a withdrawal from the contract.

For additional information about tax implications see “Tax information” in the Prospectus.

CONFLICTS OF INTEREST
Investment Professional Compensation

Some financial professionals may receive compensation for selling the contract to you, both in the form of commissions or in the form of contribution-based compensation. Financial professionals may also receive additional compensation for enhanced marketing opportunities and other services (commonly referred to as “marketing allowances”). This conflict of interest may influence the financial professional to recommend this contract over another investment.

For additional information about compensation to financial professionals see “Distribution of the contracts” in “More information” in the Prospectus.

Exchanges

Some financial professionals may have a financial incentive to offer a new contract in place of the one you already own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is preferable to purchase the new contract rather than continue to own your existing contract.

For additional information about exchanges see “Charge for third-party transfer or exchange” in “Charges and expenses” in the Prospectus.

Overview of the Contract

Purpose of the Contract

The contract is designed to help you accumulate assets through investments in the SIO and underlying Portfolios during the accumulation phase. It can provide or supplement your retirement income by providing a stream of income payments during the annuity phase. It also provides death benefits to protect your beneficiaries. The contract may be appropriate if you have a long-term investment horizon. It is not intended for people who may need to access invested funds within a short-term timeframe or frequently, or who intend to engage in frequent transfers of the underlying Portfolios.

Phases of the Contract

The contract has two phases: an accumulation (savings) phase and an income (annuity) phase.

Accumulation (Savings) Phase

During the accumulation phase, you can allocate your contributions to one or more of the available investment options, which include:

•	Segments of the SIO which are index-linked investment options,

•	variable investment options, and

•	the account for dollar cap averaging.

For additional information about each underlying Portfolio see Appendix “Portfolio Companies available under the contract.”

Income (Annuity) Phase

You enter the income phase when you annuitize your contract. During the income phase, you will receive a stream of fixed income payments for the annuity payout period of time you elect. You can elect to receive annuity payments (1) for life; (2) for life with a certain minimum number of payments; or (3) for life with a certain amount of payment. Please note that when you annuitize, your investments are converted to income payments and you will no longer be able to make any additional withdrawals from your contract. All accumulation phase benefits terminate upon annuitization and the contract has a maximum annuity commencement date.

Contract Features

The contract provides for the accumulation of retirement savings and income. The contract offers death benefit protection and various payout options.

Access to Your Money

During the accumulation phase you can take withdrawals from your contract. Withdrawals will reduce your account value and may be subject to withdrawal charges, income taxes and a tax penalty if you are younger than 59 1⁄2. Withdrawals will also generally reduce your guaranteed benefits and the amount of the reduction may be greater than the dollar amount of the withdrawal. Withdrawals from Segments prior to Segment maturity will also be subject to an interim value adjustment, which could result in losses of up to 90% of the Segment Investment.

Death Benefits

Your contract includes a standard death benefit that pays your beneficiaries an amount equal to your account value. For an additional fee, you can purchase the Return of Premium death benefit that provides an amount equal to your contributions to the contract, adjusted for withdrawals (or your account value if higher)

Dollar Cap Averaging

You can elect to allocate your investments using a dollar cap averaging program at no additional charge.

Other contracts

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees, death or income guarantee benefits and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding our other annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of our annuity contracts.

You should work with your financial professional to decide whether this contract and any optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, tax planning needs, time horizons and risk tolerance.

Segments

The Segments of the SIO give you the opportunity to earn interest that we will credit based, in part, on the performance of an external index over a set period of time, although you could also experience a negative return and a significant loss of principal and previously credited interest. We calculate the Segment Return Amount on the Segment Maturity Date based on the change in index performance from the Segment Start Date to the Segment Maturity Date (or from the Segment Start Date to the first Annual Lock Anniversary (and thereafter from each Annual Lock Anniversary to the next) for Annual Lock Segments), and this Segment Rate of Return could be positive, zero, or negative. There is a risk of a substantial loss of your principal because you agree to absorb all losses to the extent they exceed the applicable Segment Buffer. We may apply a Performance Cap Rate to the Segment Rate of Return, subject to a guaranteed minimum rate, which may limit your participation in any increases in the underlying Index associated with a Segment. Below are the Segments available with your contract.

Segment Option	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
Standard[1]	6 year 1 year	-10%; -15%; -20%; -40% -10%; -15%; -20%; -40%	12% 2%
Dual Direction[2]	6 year 1 year	-10%; -15%; -20% -10%; -15%	12%; 15%; 20% 2%
Annual Lock[2]	6 year	-10%	2%
Step Up2	6 year 1 year	-10% -10%; -15%	12% 2%
Enhanced Upside[3,4]	6 year 1 year	-10%; -15% -10%	12% 2%
Dual Step Up2	1 year	-10%; -15%	2%
Loss Limiter[3]	6 year[5] 1 year[6]	-10% -10%	12% 2%
1

Indices available: S&P 500 Price Return; Russell 2000® Price Return; MSCI EAFE Price Return; NASDAQ-100 Price Return; MSCI Emerging Markets Price Return (not available with 6-year Standard Segments); EURO STOXX 50® Return (not available with 6-year Standard Segments)

2

Indices available: S&P 500 Price Return; Russell 2000® Price Return (not available with 6-year Step Up Segments); MSCI EAFE Price Return (not available with 6-year Step Up Segments); NASDAQ-100 Price Return (not available with 6-year Step Up Segments)

3	Indices available: S&P 500 Price Return
4	Enhanced Upside Rates of 110% and 125% (the Performance Cap Rate is lower if you choose the 125% Enhanced Upside Rate)
5	Segment Investment Protection Level of 95%
6	Segment Investment Protection Level of 90%

See “Segment Investment Option” in “Purchasing the contract” for more information about Segments and the Indice(s) available for each Segment.

Fee Table

The following tables describe the fees and expenses that you will pay when buying, owning, surrendering or making withdrawals from the contract. Each of the charges and expenses is more fully described in “Charges and expenses”. Please refer to your contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals, transfers or request special services. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.

Transaction Expenses

	Series B	Select	Series ADV
Sales Load Imposed on Purchases	None	None	None
Withdrawal Charge (as a percentage of contributions withdrawn)	7%(1)	None	None
Transfer Fee(2)	$35	$35	$35
Third Party Transfer or Exchange Fee(3)	$125	$125	$125
Special Service Charges(4)	$90	$90	$90
Segment Interim Value (applies for distributions from a Segment of the SIO prior to the Segment Maturity Date)(5)	90% of Segment Investment	90% of Segment Investment	90% of Segment Investment

(1)

The charge percentage we use is determined by the number of years since receipt of the contribution to which the charge relates if you make a withdrawal, surrender your contract to receive its cash value, or, if offered, surrender your contract to apply your cash value to a non-life contingent annuity payment option. For each contribution, we consider the year in which we receive that contribution to be “year 1”.

Charge as a % of contribution for each year following contribution
1	2	3	4	5	6	7+
7%	7%	6%	5%	4%	3%	0%

(2)

Currently, we do not charge for transfers among investment options under the contract. However, we reserve the right to charge for transfers among the variable investment option in excess of 12 transfers per contract year. We will charge no more than $35 for each transfer at the time each transfer is processed. See “Transfer charge” under “Charges that the Company deducts” in “Charges and expenses”.

(3)

Currently, we do not charge for third party transfers or exchanges. However, we reserve the right to discontinue this waiver at any time, with or without notice. The maximum third party transfer or exchange fee is $125. The current charge (which, as described above is waived) is $65. These charges may increase over time to cover our administrative costs. We may discontinue these services at any time.

(4)

Special service charges include (1) express mail charge; (2) wire transfer charge; (3) duplicate contract charge; and (4) check preparation charge. These charges may increase over time to cover our administrative costs. We may discontinue these services at any time.

(5)

Applies to withdrawals (including systematic withdrawals, required minimum distributions, and withdrawals to pay advisory fees under the Series ADV contract), surrenders, death annuitization, contract cancellation, and transfers prior to the Segment Maturity Date. The actual amount of the Segment Interim Value calculation is determined by a formula that depends on, among other things, the Segment Buffer and how the Index has performed since the Segment Start Date. The maximum loss would occur if there is a total distribution for a Segment at a time when the Index price has declined to zero. For Annual Lock Segments, this is the maximum amount you could lose during each Annual Lock Period. The maximum loss for Annual Lock Segment could be greater than 90%. If you surrender, annuitize, cancel your variable annuity contract, die, transfer or make a withdrawal from a Segment before the Segment Maturity Date or Annual Lock Anniversary, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date, and any upside performance will be limited to a percentage lower than the Performance Cap Rate. See “Structured Investment Option” for more information.

The next table describes the fees and expenses that you will pay each year during the time that you own the contract (not including Portfolio fees and expenses). If you choose to purchase an optional benefit, you will pay additional charges, as shown below.

Annual Contract Expenses
	Series B	Select	Series ADV
Optional Return of Premium Death Benefit(1)	0.20%	0.20%	0.20%

(1)

As a percentage of daily net assets in the variable investment option but not in each Segment Type Holding Account and the dollar cap averaging account. The Return of Premium Death Benefit charge is deducted from each Segment on the Segment Maturity Date as part of the Segment Rate of Return calculation. The Return of Premium Death Benefit charge reduces the Segment Rate of Return. If the contract is surrendered or annuitized, a withdrawal is taken, or a death benefit is paid, on any date other than the Segment Maturity Date, we will deduct a pro rata portion of the charge from each Segment.

The next item shows the minimum and maximum total operating expenses charged by the underlying Portfolios that you may pay periodically during the time that you own the contract. A complete list of Portfolios available under the contact, including their annual expenses, may be found at the back of this document. See Appendix “Portfolio Companies available under the contract.” These expenses are for the period ended December 31, 2022, and may fluctuate from year to year.

Annual Portfolio Expenses
	Minimum	Maximum
Annual Portfolio Expenses prior to Expense Limitation Arrangement (expenses that are deducted from Portfolio assets including management fees, 12b-1 fees, service fees, and other expenses)(*)	0.70%	0.70%

(*)

“Annual Portfolio Expenses” are based, in part, on estimated amounts of such expenses. Pursuant to a contract, Equitable Investment Management Group, LLC has agreed to make payments or waive its management, administrative and other fees to limit the expenses of certain affiliated Portfolios through April 30, 2024 (“Expense Limitation Arrangement”) (unless the Trust’s Board of Trustees consents to an earlier revision or termination of this agreement). The Expense Limitation Arrangement may be terminated by Equitable Investment Management Group, LLC at any time after April 30, 2024. The Expense Limitation Arrangement does not apply to unaffiliated Portfolios.

Example

These Examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, annual contract expenses, and annual Portfolio expenses.

These Examples assume that you invest $100,000 in the contract for the time periods indicated. The Examples also assume that your investment has a 5% return each year and assumes the most expensive combination of annual Portfolio expenses, Return of Premium death benefit and that all account value is in the variable investment options.

Although your actual costs may be higher or lower, based on these assumptions, your cost would be:

	If you surrender your contract or annuitize (under a non-life option) at the end of the applicable time period				If you do not surrender your contract
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
SeriesB	$7,944	$8,947	$9,116	$11,358	$944	$2,947	$5,116	$11,358
Select	$944	$2,947	$5,116	$11,358	$944	$2,947	$5,116	$11,358
SeriesADV	$944	$2,947	$5,116	$11,358	$944	$2,947	$5,116	$11,358

The Company

Equitable America is an Arizona stock life insurance corporation organized in 1969 with its main administrative office located at 525 Washington Boulevard, Jersey City, NJ 07310. Equitable Financial is a New York stock life insurance corporation doing business since 1859 with its home office located at 1290 Avenue of the Americas, New York, NY 10104. We are indirect wholly owned subsidiaries of Equitable Holdings, Inc.

We are licensed to sell life insurance and annuities in all fifty states (except Equitable America is not licensed in the state of New York), the District of Columbia, Puerto Rico and the U.S. Virgin Islands. No other company has any legal responsibility to pay amounts that the Company owes under the contracts. The Company is solely responsible for paying all amounts owed to you under the contract.

How to reach us

Please communicate with us at the mailing addresses listed below for the purposes described. You can also use our Equitable Client Portal system to access information about your account and to complete certain requests through the Internet. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:

For correspondence with checks:

For contributions sent by regular mail:

Retirement Service Solutions

P.O. Box 1424

Charlotte, NC 28201

For contributions sent by express delivery:

Retirement Service Solutions

8501 IBM Dr, Ste 150-IR

Charlotte, NC 28262

For correspondence without checks:

For all other communications (e.g., requests for transfers, withdrawals, or required notices) sent by regular mail:

Retirement Service Solutions

P.O. Box 1016

Charlotte, NC 28201

For all other communications (e.g., requests for transfers, withdrawals, or required notices) sent by express delivery:

Retirement Service Solutions

8501 IBM Dr, Ste 150-IR

Charlotte, NC 28262

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 8501 IBM Dr, Ste 150-IR, Charlotte, NC 28262.

Reports we provide:

•	written confirmation of financial transactions and certain non-financial transactions, including when money is transferred into a Segment from a Segment Type Holding Account; when money is not transferred from a Segment Type Holding Account into a Segment on a Segment Start Date for any reason; when a Segment matures; or when you change your current instructions; and

•	at the close of each calendar quarter and statement of your contract values at the close of each calendar year.

See “Definition of key terms” earlier in this Prospectus for a more detailed explanation of terms associated with the Structured Investment Option.

Equitable Client portal:

With your Equitable Client portal account you can expect:

•	Account summary. View your account values, and select accounts for additional details.

•	Messages and alerts. Stay up to date with messages on statement availability, investment options and important account information.

•	Profile changes. Now it’s even easier to keep your information current, such as your email address, street address and eDelivery preferences.

•	Manage your account. Convenient access to service options for a policy or contract, from viewing account details and documents to completing financial transactions.

•	Investments details. Intuitive charts show the breakdown of your key investments.

Don’t forget to sign up for eDelivery! Visit equitable.com and click sign in to register today.

Equitable Client portal is normally available seven days a week, 24 hours a day. Of course, for reasons beyond our control, this service may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated through the Internet are genuine. For example, we will require certain personal identification information before we will act on Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to this service if we determine that you engaged in a disruptive transfer activity such as “market timing” (see “Disruptive transfer activity” in “Transferring your money among investment options” later in this Prospectus).

Customer service representative:

You may also use our toll-free number (1-877-899-3743) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days.

•	Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

•	Friday from 8:30 a.m. until 5:30 p.m., Eastern time.

We generally require that the following types of communications be on specific forms we provide for that purpose:

(1)	authorization for transfers, including transfers of your Segment Maturity Value on a Segment Maturity Date, by your financial professional;

(2)	conversion of a traditional IRA to a Roth IRA contract;

(3)	tax withholding elections (see withdrawal request form);

(4)	election of the beneficiary continuation option;

(5)	election of a predetermined form of death benefit payout;

(6)	IRA contribution recharacterizations;

(7)	Section 1035 exchanges;

(8)	direct transfers and specified direct rollovers;

(9)	death claims;

(10)	change in ownership (NQ only, if available under your contract);

(11)	purchase by, or change of ownership to, a non-natural owner;

(12)	requests to transfer, reallocate, make subsequent contributions and change your future allocations (except that certain transactions may be permitted through the Equitable Client Portal systems);

(13)	providing instructions for allocating the Segment Maturity Value on the Segment Maturity Date;

(14)	requests for withdrawals, including withdrawals of the Segment Maturity Value on the Segment Maturity Date; and

(15)	requests for contract surrender.

To cancel or change any of the following, we require written notification generally at least seven calendar days before the next scheduled transaction:

(1)	instructions on file for allocating the Segment Maturity Value on the Segment Maturity Date; and

(2)	instructions to withdraw your Segment Maturity Value on the Segment Maturity Date.

We also have specific forms that we recommend you use for the following types of requests:

(1)	beneficiary changes; and
(2)	dollar cap averaging.

To cancel or change any of the following, we require written notification generally at least seven calendar days before the next scheduled transaction:

(1)	the date annuity payments are to begin; and

(2)	dollar cap averaging.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take. Some requests may be completed online; you can use our Equitable Client Portal system to contact us and to complete such requests through the Internet. In the future, we may require that certain requests be completed online.

Signatures:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.

eDelivery:

You can register to receive statements and other documents electronically. You can do so by visiting our website at www.equitable.com.

1. Purchasing the contract

How you can purchase and contribute to your contract

You may purchase a contract by making payments to us that we call “contributions.” We can refuse to accept any contribution from you at any time, including after you purchase the contract. We require a minimum initial contribution $25,000. Maximum contribution limitations also apply. Minimum subsequent contribution amounts vary by contract type. See Appendix “Rules regarding contributions to your contract” for the minimum subsequent contribution amount for each contract type, as well as, additional limitations on contributions. For a traditional IRA contract, your initial contribution must be a direct transfer from another traditional IRA or a rollover from an eligible retirement plan (including another traditional IRA). For a Roth IRA contract, your initial contribution must be a direct transfer from another Roth IRA or a rollover from an eligible retirement plan including traditional IRA or another Roth IRA. For a QP contract, your initial contribution and any subsequent contributions must be a direct transfer from other investments within an existing qualified plan trust. Both the owner and annuitant named in the contract must meet the issue age requirements shown in the table, and contributions are based on the age of the older of the original owner and annuitant. Subsequent contributions may not be permitted in your state. Please see Appendix “State contract availability and/or variations of certain features and benefits” for any applicable state variations.

We currently do not accept any contribution if (i) the aggregate contributions under one or more Structured Capital Strategies® contracts with the same owner or annuitant would then total more than $1,500,000; or (ii) the aggregate contributions under all our annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria we determine, including issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix “State contract availability and/or variations of certain features and benefits” for more information on state variations.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to:

•	Change our contribution requirements and limitations and our transfer rules, including to:

—	increase or decrease our minimum contribution requirements and increase or decrease our maximum contribution limitations;

—	discontinue the acceptance of subsequent contributions to the contract;
—	discontinue the acceptance of subsequent contributions and/or transfers into the variable investment option; and

—	discontinue the acceptance of subsequent contributions and/or transfers into one or more of the Segment Type Holding Accounts or the Segments.

•	Further limit the number of Segment Type Holding Accounts and Segments you may invest in at any one time.

•	Limit or terminate new contributions or transfers to any variable investment option, Segment Type Holding Account or Segment (“investment options”).

We reserve the right in our sole discretion to discontinue the acceptance of, and/or place additional limitations on contributions and transfers into certain investment options, including any or all of the Segment Types. If we exercise this right, your ability to invest in your contract, increase your account value and, consequently, increase your account value death benefit, or Return of Premium Death Benefit, if elected, will be limited.

Owner and annuitant requirements

Under NQ contracts, the annuitant can be different from the owner. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. We reserve the right to prohibit availability of this contract to any non-natural owner.

Owners which are not individuals may be required to complete the appropriate Form W-8 describing the entity type to avoid 30% FATCA withholding from U.S.-source income.

For NQ contracts (with a single owner, joint owners, or a non-natural owner) we permit the naming of joint annuitants only when the contract is purchased through an exchange that is intended not to be taxable under Section 1035 of the Internal Revenue Code and only where the joint annuitants are spouses.

Under all IRA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.

For the Spousal continuation feature to apply, the spouses must either be joint owners, or, for single owner contracts, the surviving spouse must be the sole primary beneficiary. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules. Certain same-sex civil union and domestic partners may not be eligible for tax benefits under federal law and may be required to take post-death distributions.

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.

Under QP contracts, the owner must be the qualified plan trust and the annuitant must be the plan participant/employee. See Appendix “Purchase considerations for defined benefit and defined contribution plans” later in this Prospectus for more information on QP contracts.

In certain states, where QP contracts are not available, we permit defined benefit and defined contribution plan trusts to use pooled plan assets to purchase NQ contracts. See Appendix “Purchase considerations for defined benefit and defined contribution plans” later in this Prospectus.

In this Prospectus, when we use the terms owner and joint owner, we intend these to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. Unless otherwise stated, if the contract is jointly owned or is issued to a non-natural owner, benefits are based on the age of the older joint owner or older joint annuitant, as applicable.

Purchase considerations for a charitable remainder trust

If you are purchasing the contract to fund a charitable remainder trust and allocate any account value to the Structured Investment Option, you should strongly consider “split-funding”: that is the trust holds investments in addition to this contract. Charitable remainder trusts are required to make specific distributions. The charitable remainder trust annual distribution requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your contract is the only source for such distributions, you may need to take withdrawals from Segments before their Segment Maturity Dates. See the discussion of the Structured Investment Option later in this section.

How you can make your contributions

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to us (for subsequent contributions please write your contract number on the check). We may also apply contributions made for NQ contracts, pursuant to an intended Section 1035 tax-free exchange or for IRA contracts, pursuant to a direct transfer. For a traditional IRA contract, your initial contribution must be a direct transfer from another traditional IRA or a rollover from an eligible retirement plan (including a traditional IRA). For a Roth IRA contract, your initial contribution must be a direct transfer from another Roth IRA or a rollover from an eligible retirement plan including a traditional IRA or another Roth IRA. For QP contracts, all contributions must be transfers from another investment within an existing qualified plan trust. We do not accept starter checks or travelers’ checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form or not in accordance with our administrative procedures.

For your convenience, we will accept initial and subsequent contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. These methods of payment are discussed in detail in “More information” later in this Prospectus.

If your contract is sold by a financial professional of Equitable Advisors, Equitable Advisors will direct us to hold your initial contribution, whether received via check or wire, in a non-interest bearing “Special Bank Account for the Exclusive Benefit of Customers” while Equitable Advisors ensures your application is complete and that suitability standards are met. Equitable Advisors will either complete this process or instruct us to return your contribution to you within the time requirements set by applicable rules of the Financial Industry Regulatory Authority (“FINRA”). Upon timely and successful completion of this review, Equitable Advisors will instruct us to transfer your contribution into our non-interest bearing suspense account and transmit your application to us, so that we can consider your application for processing. If the period for obtaining this information extends through a Segment Start Date, your initial investment will not be allocated to new Segments until the next Segment Start Date.

If your application is in good order when we receive it from Equitable Advisors for application processing purposes, your contribution will be applied within two business days. If any information we require to issue your contract is missing or unclear, we will hold your contribution while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you, unless you or your financial professional acting on your behalf, specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information. If the period for obtaining this information extends through a Segment Start Date, your initial investment will not be allocated to new Segments until the next Segment Start Date.

If your financial professional is with a selling broker-dealer other than Equitable Advisors, your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you or your financial professional on your behalf, specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information. If the period for obtaining this information extends through a Segment Start Date, your initial investment will not be allocated to new Segments until the next Segment Start Date.

What are your investment options under the contract?

Your investment options are the variable investment option, the Segments comprising the Structured Investment Option and the Dollar Cap Averaging Program. The term variable investment option includes the Segment Type Holding Accounts unless otherwise noted. The Segment Type Holding Accounts are part of the EQ/Money Market variable investment option. The Structured Investment Option and the Segment Type Holding Accounts are discussed later in this section under “Structured Investment Option.” The Dollar Cap Averaging Program invests in the dollar cap averaging account, which is part of the EQ/Money Market variable investment option. See “Dollar Cap Averaging Program” later in this section for more information.

Variable investment option

Your investment results in the variable investment option will depend on the investment performance of the underlying portfolio. Because the variable investment option is not a Segment, it is not subject to any Segment Buffer. You can lose all of your principal when investing in the variable investment option. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields. We may, at any time, exercise our rights to limit or terminate your contributions, allocations and transfers into the variable investment option.

Portfolio of the Trust

We offer an affiliated Trust, which in turn offers one Portfolio under the contract. Equitable Investment Management Group, LLC (“Equitable IMG”), a wholly owned subsidiary of the Company, serves as the investment adviser of the Portfolios of EQ Advisors Trust. Equitable IMG has entered into sub-advisory agreements with one or more other investment advisers (the “sub-advisers”) to carry out investment decisions for the Portfolio. As such, among other responsibilities, Equitable IMG oversees the activities of the sub-advisers with respect to the Trust and is responsible for retaining or discontinuing the services of those sub-advisers.

Information regarding each of the currently available Portfolios, their type, their investment adviser(s) and/or sub-adviser(s), their current expenses, and their current performance is available in an appendix to the prospectus. See Appendix “Portfolio Companies available under the contract.”

Each Portfolio has issued a prospectus that contains more detailed information about the Portfolio. You should consider the investment objectives, risks, and charges and expenses of the Portfolios carefully before investing. In order to obtain copies of the Portfolios’ prospectuses, you may call one of our customer service representatives at 1-877-899-3743, or visit www.equitable.com/ICSR#EQH162700.

You should be aware that Equitable Advisors and Equitable Distributors directly or indirectly receive 12b-1 fees from the Portfolio for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolio’s average daily net assets. The Portfolio’s sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers’ Portfolio. In addition, Equitable IMG receives management fees and Equitable Investment Management, LLC, an affiliate of Equitable IMG, receives administrative fees in connection with the services to the Portfolio.

As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolio. (See the Portfolio’s prospectus for more information.) These fees and payments, as well as the Portfolio’s investment management fees and administrative expenses, will reduce the underlying Portfolio’s investment returns. The Company and/or its affiliates may profit from these fees and payments. The Company considers the availability of these fees and payment arrangements during the selection process for underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.

Asset Transfer Program.  Portfolio allocations in certain of our variable annuity contracts with guaranteed benefits are subject to our Asset Transfer Program (ATP) feature. The ATP helps us manage our financial exposure in connection with providing certain guaranteed benefits, by using predetermined mathematical formulas to move account value between the EQ/Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in contracts with no ATP feature, such as yours, could still be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all contract owners invested in that Portfolio:

(a)

By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio’s investment performance and the ability of the sub-adviser to fully implement the Portfolio’s investment strategy could be negatively affected; and

(b)

By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the

ATP. Because the ATP formulas generate unique results for each contract, not all contract owners who are subject to the ATP will be affected by operation of the ATP in the same way. On any particular day on which the ATP is activated, some contract owners may have a portion of their account value transferred to the EQ/Ultra Conservative Strategy Portfolio investment option and others may not. If the ATP causes significant transfers of total account value out of one or more Portfolios, any resulting negative effect on the performance of those Portfolios will be experienced to a greater extent by a contract owner (with or without the ATP) invested in those Portfolios whose account value was not subject to the transfers.

Structured Investment Option

The SIO provides you with the opportunity to earn interest that we will credit based, in part, on the performance of a specified Securities Index or exchanged-traded fund over a set period of time. Please be aware that the possibility of a negative return could result in a significant loss of principal and previously credited interest. You generally have the opportunity to invest in any of the Segment Types described below, subject to the requirements, limitations and procedures disclosed in this section. You participate in the performance of an Index by investing in the corresponding Segment. Investments in Segments are not investments in underlying mutual funds; Segments are not “index funds.”

Segment Types

You can invest in the Segment Types listed below. We may not always offer every Segment Type on every Segment Start Date. There may also be very unusual circumstances where we are not able to offer any Segment Type on a particular Segment Start Date. Each investment in a Segment Type that starts on a particular Segment Start Date is referred to as a Segment. Each Segment Type has a corresponding Segment Type Holding Account.

Information regarding each of the currently available Segment Types, including their duration(s), their Segment Buffer(s), their minimum performance cap rate(s) and their Indices is available in an appendix to the prospectus. See Appendix “Segment Types available under the contract”.

The following chart lists the current Standard Segment Types:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
S&P 500 Price Return Index	6 year 1 year	-10%; -15%; -20%; -40% -10%; -15%; -20%; -40%	12% 2%
Russell 2000® Price Return Index	6 year 1 year	-10%; -15%; -20%; -40% -10%; -15%; -20%; -40%	12% 2%
MSCI EAFE Price Return Index	6 year 1 year	-10%; -15%; -20%; -40% -10%; -15%; -20%; -40%	12% 2%
NASDAQ-100 Price Return Index	6 year 1 year	-10%; -15%; -20%; -40% -10%; -15%; -20%; -40%	12% 2%
MSCI Emerging Markets Price Return Index	1 year	-10%; -15%; -20%; -40%	2%
EURO STOXX 50® Price Return Index	1 year	-10%; -15%; -20%; -40%	2%

The following chart lists the current Annual Lock Segment Types:

Index	Segment Duration	Annual Buffer	Minimum Performance Cap Rate
S&P 500 Price Return Index	6 year	-10%	2%
Russell 2000® Price Return Index	6 year	-10%	2%
MSCI EAFE Price Return Index	6 year	-10%	2%

The following chart lists the current Step Up Segment Types:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
S&P 500 Price Return Index	6 year 1 year	-10% -10%; -15%	12% 2%
Russell 2000® Price Return Index[1]	1 year	-10%; -15%	2%
MSCI EAFE Price Return Index[1]	1 year	-10%; -15%	2%
NASDAQ-100 Price Return Index[1]	1 year	-10%; -15%	2%

The following chart lists the current Enhanced Upside Segment Types:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
S&P 500 Price Return Index	6 year 1 year	-10%; -15% -10%	12% 2%

The following chart lists the current Dual Direction Segment Types:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
S&P 500 Price Return Index	6 year 1 year	-10%; -15%; -20% -10%; -15%	12%; 15%; 20% 2%
Russell 2000® Price Return Index	1 year	-10%; -15%	2%
MSCI EAFE Price Return Index	1 year	-10%; -15%	2%
NASDAQ-100 Price Return Index	1 year	-10%; -15%	2%

The following chart lists the current Dual Step Up Segment Types:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
S&P 500 Price Return Index	1 year	-10%; -15%	2%
Russell 2000® Price Return Index	1 year	-10%; -15%	2%
MSCI EAFE Price Return Index	1 year	-10%; -15%	2%
NASDAQ-100 Price Return Index	1 year	-10%; -15%	2%

The following chart lists the current Loss Limiter Segment Types:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
S&P 500 Price Return Index	6 year[1] 1 year[2]	-10% -10%	12% 2%

1	Segment Investment Protection Level of 95%
2	Segment Investment Proection Level of 90%

On a Segment Maturity Date, the highest level of protection is the -40% Segment Buffer and lowest level of protection is the -10% Segment Buffer.

The Indices are described in more detail below, under the heading “Indices.”

Standard Segment example:  For the S&P 500 Price Return Index/6 year/-20% Segment Type, a Segment could be established as S&P 500 Price Return Index/6 year/-20% with a 60% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for six years starting from the Segment Start Date. If the Index performs positively during this period, your Segment Rate of Return could be as much as 60% for that Segment Duration. If the Index performs negatively during this period, at maturity you will be protected from the first 20% of the Index’s decline. If the Index performance is between -20% and 0%, your Segment Maturity Value on the Segment Maturity Date will be equal to your Segment Investment.

Standard Segment Types with greater protection tend to have lower Performance Cap Rates than other Standard Segment Types that use the same Index and duration but provide less protection.

Annual Lock Segment example:  For the S&P 500 Price Return Index Annual Lock/6 year annual lock/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index Annual Lock/6 year annual lock/-10% with a 10% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for six one-year periods starting from the Segment Start Date. If the Index performs positively during an Annual Lock Period, your Rate of Return could be as much as 10% for that Annual Lock Period. If the Index performs negatively during an Annual Lock Period, at that Annual Lock Anniversary you will be protected from the first 10% of the Index’s decline. If the Index performance is between -10% and 0% for that Annual Lock Period, your Annual Lock Anniversary Ending Amount on that Annual Lock Anniversary will be equal to the Annual Lock Anniversary Starting Amount (or Segment Investment for the first Annual Lock Period).

Step Up Segment example:  For the S&P 500 Price Return Index Step Up/1 year/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index Step Up/1 year/-10% with a 9% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for one year starting from the Segment Start Date. If the Index performs positively or equal to zero during this period, your Segment Rate of Return would be

9% for that Segment Duration. If the Index performs negatively during this period, at maturity you will be protected from the first 10% of the Index’s decline. If the Index performance is between -10% and 0%, your Segment Maturity Value on the Segment Maturity Date will be equal to your Segment Investment.

Step Up Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer. This is because the Segment Rate of Return for Step Up Segments is equal to the Performance Cap Rate for certain lower returns.

Dual Direction Segment example: For the S&P 500 Price Return Index/6 year Dual Direction/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index Dual Direction/6 year/-10% with a 90% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for six years starting from the Segment Start Date. If the Index performs positively during this period, your Segment Rate of Return could be as much as 90% for that Segment Duration. If the Index performs negatively but not more negatively than the Segment Buffer during this period, at maturity your Segment Rate of Return will be equal to the absolute value of the Index’s negative performance. This means that if the Index performs negatively down to and including -10%, your Segment Rate of Return will be positive up to and including 10%. If the Index performs more negatively than the Segment Buffer, your Segment Rate of Return will be negative equal to the percentage loss in the Index which exceeds the Segment Buffer. If the Index is flat (0% return), your Segment Rate of Return will be zero. Please note: The absolute value of a number is simply that number without regard to it being positive or negative (e.g., without regard to its mathematical sign). For example, the absolute value of -3 is 3. Therefore, for purposes of the Segment Rate of Return calculation, the absolute value of the Index Performance Rate is simply the Index Performance Rate without regard to its mathematical sign (e.g., the absolute value of a -3% Index Performance Rate is 3%).

Dual Direction Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer. This is because the Segment Rate of Return for Dual Direction Segments is equal to the absolute value of the Index Performance Rate for certain negative returns. Please note that the Performance Cap Rate and Segment Rate of Return for Dual Direction Segments are cumulative rates of return over the 6-year period from the Segment Start Date to the Segment Maturity Date. They are NOT annual rates, even though the Segment Duration is longer than one year.

Enhanced Upside Segment example:  For the S&P 500 Price Return Index/Enhanced Upside 125%/6 year/-10% Enhanced Upside Rate Segment Type, a Segment could be established as S&P 500 Price Return Index Enhanced Upside 125%/6 year/-10% Enhanced Upside Rate with an 80% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for six years starting from the Segment Start Date. If the Index performs positively during this period, your Index Performance Rate will be increased by an Enhanced Upside rate of 125% (for this example although a 110% Enhanced Upside Rate may also be available) subject to the Performance Cap Rate and your Segment Rate of Return could be as much as 80% for that Segment Duration. If the Index Performance Rate is flat (0%), the Enhanced Upside Rate will not apply and the Segment Rate of Return will be 0%. If the Index performs negatively during this period, the Enhanced Upside Rate will not apply and at maturity you will be protected from the first 10% of the Index’s decline. If the Index performance is between -10% and 0% (or equal to either), your Segment Maturity Value on the Segment Maturity Date will be equal to your Segment Investment. If the Index Performance Rate is more negative than the Segment Buffer, the Segment Rate of Return will be negative to the extent of the percentage exceeding the Segment Buffer.

Enhanced Upside Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer and Enhanced Upside Segments with a 125% Enhanced Upside Rate will generally have lower Performance Cap Rates than Enhanced Upside Segments with a 110% Enhanced Upside Rate. This is because the Index Performance Rate may be increased by an Enhanced Upside Rate for certain positive Index returns.

Dual Step Up Segment example:  For the S&P 500 Price Return Index/Dual Step Up/1 year/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index Dual Step Up/1 year/-10% with a 10% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for one year starting from the Segment Start Date. If the Index performs equal to or better than the Segment Buffer, your Segment Rate of Return will be 10% for that Segment Duration. This means if the Index performs negatively down to and including -10%, then your Segment Rate of Return will be 10%. If the Index performs more negatively than the Segment Buffer, your Segment Rate of Return will be negative equal to the percentage loss in the Index which exceeds the Segment Buffer.

Dual Step Up Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer. This is because the Segment Rate of Return for Dual Step Up Segments is equal to the Performance Cap Rate for certain lower and negative returns. Please note that the Performance Cap Rate and Segment Rate of Return for Dual Step Up Segments are cumulative rates of return from the Segment Start Date to the Segment Maturity Date. They are NOT annual rates.

Loss Limiter Segment example:  For the S&P 500 Price Return Index/Loss Limiter 90/1 year/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index Loss Limiter 90/1 year/-10% with a 9% Performance Cap

Rate and 90% Segment Investment Protection. This means that you will participate in the performance of the S&P 500 Price Return Index for 1 year starting from the Segment Start Date. If the Index performs equal to or better than the Segment Buffer, your Segment Rate of Return could be as much as 9% for that Segment Duration. If the Index performs more negatively than the Segment Buffer, your Segment Rate of Return will be negative but no more than the Segment Investment Protection Level minus 1, in this example, -10%.

Loss Limiter Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer. This is because the Segment Rate of Return for Loss Limiter Segments limits the loss for negative returns to the Segment Investment Protection Level minus 1. Please note that the Performance Cap Rate and Segment Rate of Return for Loss Limiter Segments are cumulative rates of return from the Segment Start Date to the Segment Maturity Date. They are NOT annual rates, even if the Segment Duration is longer than one year.

Both the Performance Cap Rate and the Segment Rate of Return are rates of return from the Segment Start Date to the Segment Maturity Date (or from the Segment Start Date to the first Annual Lock Anniversary and thereafter from each Annual Lock Anniversary to the next for Annual Lock Segments), NOT annual rates of return, even if the Segment Duration is longer than one year. Therefore the Index Performance Rate is also not an annual rate. The performance of the Index, the Performance Cap Rate and the Segment Buffer are all measured from the Segment Start Date to the Segment Maturity Date (or from the Segment Start Date to the first Annual Lock Anniversary and thereafter from each Annual Lock Anniversary to the next for Annual Lock Segments), and the Performance Cap Rate and Segment Buffer apply if you hold the Segment until the Segment Maturity Date (or from the Segment Start Date to the first Annual Lock Anniversary and thereafter from each Annual Lock Anniversary to the next for Annual Lock Segments). If you surrender, annuitize, cancel your contract, die or make a withdrawal from a Segment before the Segment Maturity Date, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date (or Annual Lock Anniversary for Annual Lock Segments), and any upside performance will be limited to a percentage lower than the Performance Cap Rate. Please see “Your contract’s value in the Structured Investment Option” in “Determining your contract’s value” later in this Prospectus. A partial withdrawal from a Segment does not affect the Performance Cap Rate and Segment Buffer that apply to any remaining amounts that are held in the Segment through the Segment Maturity Date (or from the Segment Start Date to the first Annual Lock Anniversary and thereafter from each Annual Lock Anniversary to the next for Annual Lock Segments).

We reserve the right to offer any or all Segment Types more or less frequently or to stop offering any or all of them or to suspend offering any or all of them temporarily for some or all contracts. Please see “Suspension, termination and changes to Segment Types” later in this section. All Segment Types may not be available in all states. We may also add Segment Types in the future.

We may limit the total number of Segments that may be active on a contract at any time.

Indices

Each Segment Type references an Index that determines the performance of its associated Segments. We currently offer Segment Types based on the performance of securities indices. Throughout this Prospectus, we refer to these indices using the term “Index” or, collectively, “Indices.” Not all Indices may be available under your contract. Please see Appendix “State contract availability and/or variations of certain features and benefits” in this Prospectus.

Securities Indices.  The following Securities Indices are currently available:

S&P 500 Price Return Index.  The S&P 500 Price Return Index was established by Standard & Poor’s. The S&P 500 Price Return Index includes 500 leading companies in leading industries of the U.S. economy, capturing 75% coverage of U.S. equities. The S&P 500 Price Return Index does not include dividends declared by any of the companies included in this Index.

Russell 2000® Price Return Index.  The Russell 2000® Price Return Index was established by Russell Investments. The Russell 2000® Price Return Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000® Price Return Index is a subset of the Russell 3000® Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000® Price Return Index does not include dividends declared by any of the companies included in this Index.

MSCI EAFE Price Return Index.  The MSCI EAFE Price Return Index was established by MSCI. The MSCI EAFE Price Return Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the US and Canada. As of the date of this Prospectus the MSCI EAFE Price Return Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The MSCI EAFE Price Return Index does not include dividends declared by any of the companies included in this Index.

MSCI Emerging Markets Price Return Index.  The MSCI Emerging Markets Price Return Index was established by MSCI. The MSCI Emerging Markets Price Return Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of emerging markets. As of the date of this prospectus, the MSCI Emerging Markets Price Return Index consists of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey. The MSCI Emerging Markets Price Return Index does not include dividends declared by any of the companies included in this Index.

NASDAQ-100 Price Return Index.  The NASDAQ-100 Price Return Index includes securities of 100 of the largest domestic and international non-financial companies listed on The NASDAQ Stock Market based on market capitalization. The Index reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. The NASDAQ-100 Price Return Index does not include dividends declared by any of the companies included in this Index.

EURO STOXX 50® Price Return Index.  The EURO STOXX 50® Price Return Index provides a blue-chip representation of super sector leaders in the Eurozone. The Index covers 50 stocks from Eurozone countries: Belgium, Finland, France, Germany, Ireland, Italy, the Netherlands and Spain. The EURO STOXX 50 Price Return Index does not include dividends declared by any companies included in this Index.

Please see Appendix “Index Publishers” later in this Prospectus for important information regarding the publishers of the Indices.

Segment Type Holding Accounts

Any contribution or transfer designated for a Segment Type on any day other than a Segment Start Date will be allocated to the corresponding Segment Type Holding Account until the Segment Start Date. Any contribution or transfer designated for a Segment Type on a Segment Start Date will not be allocated to the corresponding Segment Type Holding Account but instead will be directly invested in that Segment assuming all participation requirements are met. The Segment Type Holding Accounts are part of the EQ/Money Market variable investment option. The Segment Type Holding Accounts have the same rate of return as the EQ/Money Market variable investment option.

You can transfer amounts from a Segment Type Holding Account to any investment option at any time up to the close of business on the Segment Start Date.

Segment Start Date

Each Segment will have a Segment Start Date. New Segments generally start every Thursday. However, the Segment Start Date may sometimes be a different day under certain circumstances. Please see “Setting the Segment Maturity Date and Segment Start Date” below. Also, we may offer Segments more or less frequently and on different days for some or all contracts.

Performance Cap Rate

The Performance Cap Rate generally determines the maximum Segment Rate of Return that each Segment will be credited with on the Segment Maturity Date or the maximum Annual Lock Yearly Rate of Return on each Annual Lock Anniversary. Performance Cap Rates, including the applicable Performance Cap Rates for Segments selected on your application, are announced at least one week before the Segment Start Date and can be found at www.equitable.com/scsplus. The Performance Cap Rate for each Segment, including each Annual Lock Segment, will not change throughout the Segment Duration. Each contract series may have different Performance Cap Rates with Series B Performance Cap Rates generally being higher than Select Performance Cap Rates and Series ADV Performance Cap Rates generally being higher than both Series B and Select Performance Cap Rates. The Performance Cap Rate for the same Segment may vary between owners but will never be less than the applicable minimum Performance Cap Rate. Since Performance Cap Rates are announced online at least one week before the Segment Start Date, you should consider any differences in the Performance Cap Rates when deciding which contract series to purchase.

The Performance Cap Rate may limit your participation in any increases in the underlying Index associated with a Segment. Our minimum Performance Cap Rate for 6 year and 1 year Standard Segments is 12% and 2%, respectively. Our minimum Performance Cap Rate for Annual Lock Segments is 2%. Our minimum Performance Cap Rate for 6 year and 1 year Step Up Segments is 12% and 2%, respectively. Our minimum Performance Cap Rate for 6 year Dual Direction Segments with the -10%, -15% or -20% Segment Buffer is 12%, 15% or 20%, respectively. Our minimum Performance Cap Rate for 1 year Dual Direction Segments is 2%. Our minimum Performance Cap Rate for 6 year and 1 year Enhanced Upside Segments is 12% and 2%, respectively. Our minimum Performance Cap Rate for Dual Step Up Segments is 2%. Our minimum Performance Cap Rate for 6 year and 1 year Loss Limiter Segments is 6% and 2%, respectively. We guarantee that for the life of your contract we will not open a Segment with a Performance Cap Rate below the applicable minimum Performance Cap Rate. In some cases, we may decide not to declare a Performance Cap Rate for a Segment, in which case there is no maximum Segment Rate of Return for that Segment and you will receive the Index Performance Rate for that Segment subject to the Segment Buffer. When this happens, the Segment is referred to as uncapped.

Please note that the Performance Cap Rate and Segment Rate of Return are cumulative rates of return from the Segment Start Date to the Segment Maturity Date or from the Segment Start Date to the first Annual Lock Anniversary and thereafter from each Annual Lock Anniversary to the next for Annual Lock Segments, NOT annual rates, even if the Segment Duration is longer than one year. The Performance Cap Rate is set at our sole discretion.

Segment Performance Cap Rate Hold

On the application, you can elect to temporarily “hold” the Performance Cap Rates in effect on the business day we receive your application at our administrative processing office. This hold applies to all amounts invested in Segments on or before the Segment Start Date that is on or immediately following 30 days after the application received date (this expiration date is called the “Rate Hold Expiration Date” in the contract). A Cap Rate Hold does not guarantee you will receive higher Performance Cap Rates than other owners investing in the same Segments. Electing a Cap Rate Hold may even result in you receiving lower Performance Cap Rates than other owners investing in the same Segments. Once elected, you cannot cancel a Cap Rate Hold.

Segment Participation Requirements

Provided that all participation requirements are met, all amounts allocated to a Segment Type that are in the associated Segment Type Holding Account as of the close of business on the Segment Start Date, plus any earnings on those amounts, as well as, all amounts transferred and subsequent contributions allocated to a Segment Type on the Segment Start Date will be transferred into the new Segment on the Segment Start Date.

The participation requirements are as follows: (1) Segment is available and (2) Segment Maturity Date Requirement is met. If these requirements are met, your account value in the Segment Type Holding Account will be transferred into a new Segment along with any amount allocated to that Segment Type on the Segment Start Date. This amount is your initial Segment Investment.

(1) Segment is available.  The Segment must actually be created on the Segment Start Date as scheduled. We may suspend or terminate any Segment Type, at our sole discretion, at any time. If we terminate a Segment Type, no new Segments of that Segment Type will be created, and the amount that would have been transferred to the Segment will be transferred to the EQ/Money Market variable investment option instead. If we suspend a Segment Type, no new Segments of that Segment Type will be created until the suspension ends, and the amount that would have been transferred to the Segment will remain in or be transferred into the Segment Type Holding Account.

(2) Segment Maturity Date Requirement is met.  The Segment Maturity Date must occur on or before the contract maturity date. If the Segment Maturity Date is after the contract maturity date, your account value in the Segment Type Holding Account will be transferred to the EQ/Money Market variable investment option.

Segment Maturity Date

Your Segment Maturity Date is the Segment Transaction Date on which a Segment ends. You will receive advance notice of maturing Segments in which you are currently invested in your quarterly statement. You will generally also receive a second advance notice of maturing Segments in which you are currently invested. The additional notice is available by mail or electronically and is generally provided at least 30 days before a Segment Maturity Date. You can instruct us to stop delivering this second notice to you at any time. We reserve the right to discontinue this second notice at any time.

Segment Maturity Instructions. You may specify maturity instructions that tell us how to allocate the Segment Maturity Value among the investment options and you can change these instructions at any time. You may tell us either to follow your instructions on file for new contributions, to withdraw all or part of your Segment Maturity Value, or to transfer your Segment Maturity Value to the next available Segment of the same or different Segment Type, provided the participation requirements are met. While you may specify or change your maturity instructions for maturing Segments at any time until the close of business on the Segment Maturity Date, we recommend submitting new or revised instructions at least five business days prior to the Segment Maturity Date.

As stated above, you may elect to have maturing Segments invested according to your instructions on file, and those instructions may include allocations to different Segment Types, or you may elect to transfer your Segment Maturity Value to the next available Segment of the same Segment Type in which you are currently invested. If you take either of these steps, then the designated portion of your Segment Maturity Value will be transferred to the corresponding Segment, as of the close of business on the Segment Maturity Date, assuming that all participation requirements are met.

If you have not provided us with maturity instructions for a maturing Segment, then by default the Segment Maturity Value will be transferred to the same Segment Type as the maturing Segment except that if the next Segment to be created in the Segment Type would not meet the Segment Maturity Date Requirement or that Segment Type has been terminated, we will instead transfer your Segment Maturity Value to the EQ/Money Market variable investment option.

Segment Maturity Value

We calculate your Segment Maturity Value on the Segment Maturity Date using your Segment Investment and the Segment Rate of Return.

Your Segment Maturity Value for all Segments is calculated as follows:

We multiply your Segment Investment by your Segment Rate of Return to get your Segment Return Amount. Your Segment Maturity Value is equal to your Segment Investment plus your Segment Return Amount. Your Segment Return Amount may be negative, in which case your Segment Maturity Value will be less than your Segment Investment.

Standard Segments.  For Standard Segments, the Segment Rate of Return is equal to the Index Performance Rate (the percentage change in the value of the related Index from the Segment Start Date to the Segment Maturity Date), subject to the Performance Cap Rate and Segment Buffer, minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
exceeds the Performance Cap Rate	equal to the Performance Cap Rate minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected
is positive but less than or equal to the Performance Cap Rate	equal to the Index Performance Rate minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected
is flat or negative by a percentage equal to or less than the Segment Buffer	equal to 0% minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Rate of Return. See Appendix “Segment Maturity Value Calculation Examples” for examples calculating the Segment Rate of Return, Segment Return Amount and Segment Maturity Value.

Annual Lock Segments.  For Annual Lock Segments, the Segment Rate of Return is equal to the cumulative result of each successive Annual Lock Yearly Rate of Return, minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected. The Annual Lock Yearly Rate of Return is equal to the Index Performance Rate (the percentage change in the value of the related Index from the Segment Start Date to the first Annual Lock Anniversary and thereafter from one Annual Lock Anniversary to the next), subject to the Performance Cap Rate and Segment Buffer, as follows:

If the Index Performance Rate for the Annual Lock Period:	Your Annual Lock Yearly Rate of Return for that Annual Lock Period will be:
exceeds the Performance Cap Rate	equal to the Performance Cap Rate
is positive but less than or equal to the Performance Cap Rate	equal to the Index Performance Rate
is flat or negative by a percentage equal to or less than the Segment Buffer	equal to 0%
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer

We first multiply your Segment Investment by your Annual Lock Yearly Rate of Return for the first year (first Annual Lock Period) to get your Annual Lock Yearly Return Amount for that year (Annual Lock Period). Your Annual Lock Anniversary Ending Amount for the first Annual Lock Period is equal to your Segment Investment plus or minus your Annual Lock Yearly Return Amount for that Annual Lock Period. Your Annual Lock Yearly Return Amount for that period may be negative, in which case your Annual Lock Anniversary Ending Amount for that period will be less than your Segment Investment. The Annual Lock Anniversary Ending Amount on the first Annual Lock Anniversary is the Annual Lock Anniversary Starting Amount for the second year (second Annual Lock Period) that we multiply by the Annual Lock Yearly Rate of Return for that Annual Lock Period and so on for the remaining Annual Lock Periods until the Segment Maturity Date (sixth Annual Lock Anniversary). These values are based on the change in the value of the relevant Index during the relevant Annual Lock Period. Any fluctuation in the value of the Index between a Segment Start Date and the first Annual Lock Anniversary (and between each successive Annual Lock Anniversary thereafter) is ignored when calculating the Annual Lock Anniversary Ending Amount.

Please note: (i) the Annual Lock Anniversary Starting Amount (and each subsequent Annual Lock Anniversary Starting and Ending Amount) is adjusted for any withdrawals (including any withdrawal charge and Return of Premium Death Benefit charge) from the Segment and (ii) the Annual Lock Anniversary Starting and Ending Amounts are used solely to calculate the Segment Maturity Value for Annual Lock Segments, are not credited to the contract, are not the Segment Interim Value, and cannot be received upon surrender or withdrawal. See “Segment Maturity Value” for examples calculating the Segment Rate of Return, Segment Return Amount and Segment Maturity Value.

Step Up Segments.  For Step Up Segments, the Segment Rate of Return is equal to the Performance Cap Rate if the Index Performance Rate (the percentage change in the value of the related Index from the Segment Start Date to the Segment Maturity Date) is greater than or equal to zero or the Index Performance Rate if the Index Performance Rate is negative, subject to the Segment Buffer, minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
is greater than or equal to zero	equal to the Performance Cap Rate minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected
is negative by a percentage equal to or less than the Segment Buffer	equal to 0% minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Rate of Return.

Please note: Because of the way Segment Rate of Return is calculated for Step Up Segments, when the Index Performance Rate is near zero, a very small difference in the Index of Performance Rate on the Segment Maturity Date can result in a very different Segment Rate of Return. For example, if the Performance Cap Rate is 8.00% and the Index Performance Rate is 0.00% on the Segment Maturity Date, the Segment Rate of Return would be 8.00% whereas, if the Index Performance Rate is -0.01% on the Segment Maturity Date the Segment Rate of Return is 0.00%.

Enhanced Upside Segments.  For Enhanced Upside Segments, the Segment Rate of Return is equal to the Index Performance Rate increased by the applicable Enhanced Upside Rate subject to the Performance Cap Rate if the Index Performance Rate is positive or the Index Performance Rate subject to the Segment Buffer if the Index Performance Rate is zero or negative, minus the Return of Premium

Death Benefit charge if the Return of Premium Death Benefit is elected, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
is positive

equal to the LESSER of:

(1)  the Index Performance Rate multiplied by the applicable Enhanced Upside Rate or

(2)  the Performance Cap Rate;

minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected

is between zero and the Segment Buffer (or equal to either)	equal to zero minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected

These values are based on the value of the Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Rate of Return. See Appendix “Segment Maturity Value Calculation Examples” for examples calculating the Segment Rate of Return, Segment Return Amount and Segment Maturity Value.

Dual Direction Segments.  For Dual Direction Segments, the Segment Rate of Return is equal to the absolute value of Index Performance Rate subject to the Performance Cap Rate unless the Index Performance Rate is less than the Segment Buffer in which case it is equal to the Index Performance Rate subject to the Segment Buffer, minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
is greater than the Performance Cap Rate	equal to the Performance Cap Rate minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected

If the Index Performance Rate:	Your Segment Rate of Return will be:
is between the Performance Cap Rate and Segment Buffer (or equal to either)*	equal to the absolute value of the Index Performance Rate minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected
is less than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected
*	If the Index Performance Rate is zero, the Segment Rate of Return is zero.

These values are based on the value of the Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Rate of Return. See Appendix “Segment Maturity Value Calculation Examples” for examples calculating the Segment Rate of Return, Segment Return Amount and Segment Maturity Value.

Please note: Because of the way the Segment Rate of Return is calculated for Dual Direction Segments, when the Index Performance Rate is near the Segment Buffer, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Segment Rate of Return. For example, for a Dual Direction Segment with a -20% Segment Buffer, if the Index Performance Rate is -20.00% on the Segment Maturity Date the Segment Rate of Return is 20.00% whereas, if the Index Performance Rate is -20.01% on the Segment Maturity Date the Segment Rate of Return is -0.01%.

Dual Step Up Segments.  For Dual Step Up Segments, the Segment Rate of Return is equal to the Performance Cap Rate unless the Index Performance Rate is less than the Segment Buffer in which case it is equal to the Index Performance Rate subject to the Segment Buffer, minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
is greater than or equal to the Segment Buffer	equal to the Performance Cap Rate minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected

If the Index Performance Rate:	Your Segment Rate of Return will be:
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Rate of Return.

Please note: Because of the way Segment Rate of Return is calculated for Dual Step Up Segments, when the Index Performance Rate is near the Segment Buffer, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Segment Rate of Return. For example, if the Performance Cap Rate is 10.00%, the Segment Buffer is -10% and the Index Performance Rate is -10.00% on the Segment Maturity Date, the Segment Rate of Return would be 10.00% whereas, if the Index Performance Rate is -10.01% on the Segment Maturity Date the Segment Rate of Return is -0.01%.

Loss Limiter Segments. For Loss Limiter Segments, the Segment Rate of Return is equal to the greater of (a) Index Performance Rate, subject to the Performance Cap Rate and Segment Buffer and (b) the Segment Investment Protection Level minus 1; minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected, as follows:

where (a) is equal to:

If the Index Performance Rate:	Your Segment Rate of Return will be:
exceeds the Performance Cap Rate	equal to the Performance Cap Rate minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected
is positive but less than or equal to the Performance Cap Rate	equal to the Index Performance Rate minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected
is flat or negative by a percentage equal to or less than the Segment Buffer	equal to 0% minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected

If the Index Performance Rate:	Your Segment Rate of Return will be:
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected and (b) is equal to:

•	the Segment Investment Protection Level – 1, minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected.

This means each Loss Limiter Segment is protected from negative Index performance in two coordinated ways at Segment maturity:

First:	the Segment Buffer absorbs the first 10% of any Index loss and then
Second:	the Segment Investment Protection limits your loss beyond the Segment Buffer to -5% or -10% (for Loss Limiter 95 6-year Segments or Loss Limiter 90 1-year Segments, respectively), thereby protecting 95% or 90% (for Loss Limiter 95 6-year Segments or Loss Limiter 90 1-year Segments, respectively) of the Segment Investment at Segment maturity.

Accordingly, if the Index Performance Rate is more negative than the Segment Buffer (which absorbs the first 10% of the loss), the Segment Investment Protection guarantees your Segment Rate of Return on the Segment Maturity Date will never be less than:

•	-5% for 6-year Loss Limiter 95 Segments (since the Segment Investment Protection Level of 95% -1 = -5%) or

•	-10% for 1-year Loss Limiter 90 Segments (since the Segment Investment Protection Level of 90% -1 = -10%)

even if the Index Performance Rate is more negative than -15% or -20%, respectively.

Segment Investment Protection does not apply to amounts withdrawn from or transferred out of a Segment, or to free looks, death claims, annuitization, or surrenders before the Segment Maturity Date.

We will not offer new 6-year Loss Limiter Segments with a Segment Investment Protection Level of less than 95% or new 1-year Loss Limiter Segments with a Segment Investment Protection Level of less than 90%.

Setting the Segment Maturity Date and Segment Start Date

There will generally be four or more Segment Transaction Dates each month that the contract is outstanding. The

Segment Maturity Date for Segments maturing and the Segment Start Date for new corresponding Segments will occur on the same Segment Transaction Date.

If a Segment Transaction Date falls on a holiday, the Segment Transaction Date will generally be the preceding Business Day.

Effect of an emergency close.  Segments are scheduled to mature and new Segments start on Segment Transaction Dates. It is possible that an Index could be affected by an emergency close on a Segment Transaction Date, thereby affecting the Index’s ability to publish a price and our ability to mature and start Segments based on the affected Index. Emergency closes can have two consequences.

1.	If the NYSE experiences an emergency close and Indicies cannot publish prices, we will delay the maturity and start of all Segments for all Indices.

2.	If any Index not on the NYSE experiences an emergency close and cannot publish a price, we will use the most recent closing price for that Index.

If the conditions that cause an emergency close of the NYSE persist, we will use reasonable efforts to calculate the Segment Maturity Value of any affected Segments. If the affected Index cannot be priced within eight days, we will contact a calculating agency, normally a bank we have a contractual relationship with, which will determine a price to reflect a reasonable estimate of the Index level.

Suspension, Termination and Changes to Segment Types and Indices

We may decide at any time until the close of business on each Segment Start Date whether to offer any or all of the Segment Types described in this Prospectus on a Segment Start Date for a particular Segment. We may suspend a Segment Type for a week, month or a period of several months, or we may terminate a Segment Type entirely.

If a Segment Type is suspended, your account value will remain in the Segment Type Holding Account until a Segment of that Segment Type is offered or you transfer out of the Segment Type Holding Account. We will provide you with written confirmation when money is not transferred from a Segment Type Holding Account into a Segment due to the suspension of a Segment Type.

If a Segment Type is terminated, your account value in the corresponding Segment Type Holding Account will be transferred into the EQ/Money Market variable investment option on the day that would have been the Segment Start Date.

We have the right to substitute an alternative index prior to Segment maturity if the publication of one or more Indices is discontinued or at our sole discretion we determine that our use of such Indices should be discontinued or if the calculation of one or more of the Indices is substantially changed. The alternative index would be used to calculate performance from the Segment Start Date to the Segment Maturity Date. In addition, we reserve the right to use any or all reasonable methods to end any outstanding Segments that use such Indices. We also have the right to add additional

Indices under the contract at any time. We would provide notice about the use of additional or alternative Indices, as soon as practicable, in a supplement to this Prospectus. If an alternative index is used, its performance could impact the Index Performance Rate, Segment Rate of Return, Segment Maturity Value, Annual Lock Yearly Rate of Return, Annual Lock Anniversary Starting and Ending Amounts and Segment Interim Value. An alternative index would not change the Segment Buffer or Performance Cap Rate for an existing Segment. If a similar index cannot be found, we will end the affected Segments prematurely by applying the Segment Performance Cap Rate and Segment Buffer to the actual gains or losses on the original Index as of the date of termination. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the replaced index. For example, if the Russell 2000® Index were not available, we might use the NASDAQ Composite Index.

We reserve the right to offer any or all Segment Types more or less frequently than we have been or to stop offering any or all of them or to suspend offering any or all of them temporarily for some or all contracts. If we stop offering or suspend certain Segment Types, each existing Segment of those Segment Types will remain invested until its respective Segment Maturity Date.

Allocating your contributions

Your allocation instructions determine how your contributions are allocated, which may be among one or more of the investment options. The maximum current number of Segments that may be active in your contract at any time is 84. If you have 84 or more active Segments on the effective date, you will not be able to do certain things until you no longer have that many active Segments:

•	You will not be able to allocate to a new Segment or Segment Type Holding Account.

•	Any account value in a Segment Type Holding Account will be transferred to the EQ/Money Market variable investment option on the next Segment Start Date.

•	The Segment Maturity Value from a maturing Segment will not transfer into a new Segment and will instead be transferred to the EQ/Money Market variable investment option.

The maximum number of active Segments we allow at any one time may change and, in the future, it may be lower than the current number disclosed herein. If a transfer or contribution into a Segment will cause a contract to exceed that limit, such transfers or contribution will be defaulted to the EQ/Money Market variable investment option. If there are multiple Segments scheduled to be established on a Segment Start Date, new Segments will be established in the order of those that would have the largest initial Segment Investment first until the limit is reached. Any remaining amount that is not transferred into a Segment will then be defaulted to the EQ/Money Market variable investment option. We will notify you that your allocation instructions have exceeded the maximum number of Segments and request new instructions when the proceeds are defaulted into the EQ/Money Market Account. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options they become part of your account value. Subsequent contributions are allocated according to instructions on file unless you provide new instructions. We discuss account value in “Determining your contract’s value” later in this Prospectus.

The contract is between you and the Company. The contract is not an investment advisory account, and the Company is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. Your Equitable Advisors financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. Certain Equitable Advisors financial professionals who are registered as investment advisory representatives (IARs) of Equitable Advisors may enter into a separate agreement with you to provide investment advice for a fee regarding the management of your Series ADV contract. That arrangement will be governed by a separate investment advisory contract, and different terms and conditions will apply (as set forth in that separate investment advisory contract and related disclosures, such as pertinent Forms ADV Part 2A). If your financial professional is a registered representative with a broker-dealer other than Equitable Advisors, you should speak with him/her regarding any different arrangements that may apply, particularly with regard to any fee-based arrangement you may have in connection with your Series ADV contract.

Your right to cancel within a certain number of days

If for any reason you are not satisfied with your contract, you may exercise your cancellation right under the contract to receive a refund. To exercise this cancellation right, you must notify us with a signed letter of instruction electing this right, to our processing office within 10 days after you receive your contract. If state law requires, this “free look” period may be longer. Other state variations may apply. Please contact your financial professional and/or see Appendix “State contract availability and/or variations of certain features and benefits” to find out what applies in your state.

Generally, your refund will equal your account value under the contract on the day we receive written notification of your decision to cancel the contract and will reflect any investment gain or loss in the investment options (less the daily charges we deduct) through the date we receive your contract. This includes the Segment Interim Value for amounts allocated to existing Segments. The Segment Interim Value calculation may reduce the amount of account value paid upon contract cancellation. For more information, see Appendix “Segment Interim

Value” in this prospectus. Some states, however, require that we refund the full amount of your contribution (not reflecting investment gain or loss). In addition, in some states, the amount of your refund (either your account value or the full amount of your contributions), and the length of your “free look” period, depend on whether you purchased the contract as a replacement. Please refer to your contract or supplemental materials or contact us for more information. For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. When required by applicable law to return the full amount of your contribution, we will return the greater of your contribution or your contract’s cash value.

We may require that you wait six months before you may apply for a contract with us again if:

•	you cancel your contract during the free look period; or

•	you change your mind before you receive your contract whether we have received your contribution or not.

Please see “Tax information” later in this Prospectus for possible consequences of cancelling your contract.

If you fully convert an existing traditional IRA contract to a Roth IRA contract, you may cancel your Roth IRA contract and return to a traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see “Surrendering your contract to receive its cash value” in “Accessing your money” later in this Prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see “Tax information,” later in this Prospectus.

Fee based programs

Currently, you may purchase a Series ADV contract only if you are a participant in an account established under a fee-based program sponsored and maintained by a registered broker-dealer or other financial intermediary we approve (including Equitable Advisors, LLC (Equitable Financial Advisors in MI and TN), (“Equitable Advisors”), one of the distributors of the contracts and an affiliate of the Company). We may, in the future, offer Series ADV contracts through other means. The fees and expenses of a fee-based program are separate from and in addition to the fees and expenses of the contract and generally provide for various brokerage services. If you purchase a Series ADV contract through a fee-based arrangement and later terminate the arrangement, your contract will continue in force. There may be charges associated with the fee-based arrangement should you decide to no longer participate in the arrangement. Please consult with your program sponsor for more details about your fee-based program. If you elect to pay advisory fees from your account value, then this deduction will be treated as a withdrawal and will reduce the account value, standard death benefit and Return of Premium Death Benefit, and these deductions could reduce the account value and death benefit by more than the amount of the deductions, and, over time, could result in a significant loss of principal and previously credited interest. In addition, these deductions may also be subject to federal and state income taxes and a 10% federal penalty tax. If possible, an investor should use a source other than the account value under the contract to pay advisory fees to avoid these potential consequences. See “Partial withdrawals” in “Withdrawing your account value” and “Fee-based expenses” in “Charges the Company deducts” for more information about advisory fees and expenses under fee based programs. Please discuss with your program sponsor the ramifications of withdrawing advisory fees from your account value before taking or authorizing such withdrawals.

2. Benefits available under the contract

Summary of Benefits

The following tables summarize important information about the benefits available under the contract.

Death Benefits

These death benefits are available during the accumulation phase:

Name of Benefit	Purpose	Standard/ Optional	Annual Fee		Brief Description of Restrictions/ Limitations
			Max	Current
Standard Death Benefit	Guarantees beneficiaries will receive a benefit equal to your account value.	Standard	No Charge		• Available only at contract purchase
Return of Premium Death Benefit	Guarantees beneficiaries will receive a benefit at least equal to your contributions less adjusted withdrawals.	Optional	0.20%(1)

•   Available only at contract purchase

•   Available only to contract holder age 75 or younger

•   Withdrawals could significantly reduce or terminate the benefit

•   Generally no additional contributions are permitted under the contract once you reach age 75

(1)

Expressed as an annual percentage of daily net assets in the variable investment options (but not in each Segment Type Holding Account and the dollar cap averaging account) and as a percentage of the Segment Investment for Segments of the SIO.

Other Benefits

These other benefits are available during the accumulation phase:

Name of Benefit	Purpose	Standard/ Optional	Annual Fee		Brief Description of Restrictions/Limitations
			Max	Current

Dollar Cap Averaging	Transfer account value to selected segment type holding accounts on a regular basis to potentially reduce the impact of market volatility.	Optional	No Charge		• $25,000 minimum to begin program

The standard death benefit is equal to the account value as of the date we receive satisfactory proof of the owner’s death, any required instructions for the method of payment, and all information and forms necessary to effect payment.

Return of Premium Death Benefit

At issue, you may elect the optional Return of Premium Death Benefit for an additional charge. The charge for this benefit is 0.20%. Once elected, the Return of Premium Death Benefit may not be voluntarily terminated.

The Return of Premium Death Benefit amount is equal to your initial contribution and any subsequent contributions to the contract less a deduction that reflects any withdrawals you make from the contract (including any withdrawal charges). The amount of this deduction is described under “How withdrawals affect your Return of Premium Death Benefit” later in this section. The amount of any withdrawal charge is described in “Charges and expenses — Withdrawal charge”. The death benefit payable if the Return of Premium Death Benefit is elected is the greater of the Return of Premium Death Benefit amount or the account value on the date we receive satisfactory proof of the Reference Life’s death, any required instructions for the method of payment, and all information and forms necessary to effect payment. For example, if your total contributions to the contract are $100,000 (and your account value is $90,000) and you have not taken any withdrawals, your Return of Premium Death Benefit amount is $100,000.

The Return of Premium Death Benefit is payable prior to annuitization upon the death of the Reference Life (or surviving Reference Life if there are joint Reference Lives). While the owner of the contract can be changed, the Reference Life cannot generally be changed. After the contract is issued the Reference Life (Lives) can only change as follows:

•	if you provide the required forms to remove an original joint owner due to divorce, we also remove that joint owner as a Reference Life; or

•	if the sole beneficiary is the surviving spouse, is under age 76, and elects to continue the contract upon the death of the sole Reference Life who was also the sole owner, that surviving spouse will become the new Reference Life.

If the contract has a non-natural owner, changing the annuitant will be treated as the death of the owner (but not as the death of the Reference Life) and the Return of Premium Death Benefit will not be payable but federal income tax rules will generally require payment of amounts under the contract within five years of changing the annuitant.

The Return of Premium Death Benefit is not available for issue ages 76 and higher. If the contract has joint owners, they must be spouses to elect the Return of Premium Death Benefit and both be less than 76 years old at issue. The Return of Premium Death Benefit is not available if the contract has a non-natural owner and joint annuitants. No contributions are allowed after age 75 (or the first contract anniversary if later) if you elect the Return of Premium Death Benefit.

A pro rata portion of the Return of Premium Death Benefit charge is deducted when calculating the Segment Interim Value if you withdrawal or transfer amounts from Segments on any day other than the Segment Maturity Date or if the contract is surrendered, annuitized or a death benefit paid on a date other than the Segment Maturity Date. The Segment Investment is also reduced if a portion of the Return of Premium Death Benefit charge is deducted as part of the Segment Interim Value calculation.

How withdrawals affect your Return of Premium Death Benefit

Withdrawals (including systematic withdrawals, required minimum distributions, and withdrawals to pay advisory fees under a Series ADV contract) through the date of death of the Reference Life (or surviving Reference Life if there are joint Reference Lives) reduce the Return of Premium Death Benefit amount on a pro rata basis by the same proportion that the account value is reduced on the date of the withdrawal. If you take a withdrawal from your contract, you will reduce the Return of Premium Death Benefit amount and the reduction may be greater than the amount withdrawn. For example, if your account value is $30,000 and you withdraw $12,000 (including any withdrawal charge and Return of Premium Death Benefit charge), you have withdrawn 40% of your account value. If your Return of Premium Death Benefit amount was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 * 40%) and your new Return of Premium Death Benefit amount after the withdrawal would be $24,000 ($40,000 – $16,000). Withdrawals after the date of death of the Reference Life (or surviving Reference Life if there are joint Reference Lives) reduce the Return of Premium Death Benefit by the dollar amount your account value is reduced.

A pro rata portion of the Return of Premium Death Benefit charge is deducted when calculating the Segment Interim Value if you withdraw amounts from Segments on any day other than the Segment Maturity Date.

If you have a Series ADV contract, please note that withdrawals to pay advisory fees reduce your death benefit on a pro rata basis. For example, assume your starting account value is $100,000 and that you decide to withdraw your advisory fee of 1.50% annual rate at the end of each quarter. Assuming you invest in 1-year Segments with a Segment Rate of Return of 5% each year (net of all other fees and charges), if you withdraw the advisory fees from your Series ADV contract, by the end of one year you will withdraw $1,544 to pay your adviser, but your account value will be reduced by more than $1,544 - the account value will be $103,425 and the Return of Premium Death Benefit amount will be $98,500. Had you chosen not to take advisory fees from your contract, your account value at the end of the year and, therefore, your death benefit amount at that time, would have been $105,000. Over ten years, assuming a constant net Segment Rate of Return of 5% for each successive 1-year Segment, the total amount of advisory fees deducted would be $18,047, but the account value would be lower by $22,848 and the Return of Premium Death Benefit amount would be lower by

$14,027 at $85,973. Please note, withdrawals to pay advisory fees may reduce your Return of Premium Death Benefit amount by more than the amount withdrawn. You should consider whether it is in your best interest to take withdrawals from your contract to pay advisory fees or pay them from another source.

How divorce may affect your Return of Premium Death Benefit

If you and your spouse become divorced after you purchase a contract with the Return of Premium Death Benefit, we will not divide the Return of Premium Death Benefit as part of the divorce settlement or judgement. If you are the sole owner (and Reference Life) of a contract with the Return of Premium Death Benefit, we will not remove you as the Reference Life even if your ex-spouse becomes the sole owner of the contract as part of the divorce settlement or judgement. If you and your spouse are joint Reference Lives and you subsequently divorce, only upon submission of the necessary documentation to change the ownership of the contract to only one of the ex-spouses will we drop the other ex-spouse as a Reference Life. If the ownership is not changed before one of the ex-spouses dies, the Return of Premium Death Benefit will not be payable. As noted earlier, the charge for the Return of Premium Death Benefit does not end on the transfer of ownership.

As a result of the divorce, you may be required to withdraw amounts from the contract to be paid to your ex-spouse. Any such withdrawal will reduce the Return of Premium Death Benefit amount pro rata (and therefore possibly by more than the amount withdrawn), and a withdrawal charge and Return of Premium Death Benefit charge may also apply.

Payment of Death Benefit

Your beneficiary and payment of benefit

If you have a Select or Series ADV contract, disregard any references to “withdrawal charges,” “cash value” or “free withdrawal amount” in this section; these terms only apply to Series B contracts, not Select or Series ADV contracts. You designate your beneficiary when you apply for your contract. You may change your beneficiary during your lifetime and while the contract is in force. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Any part of a death benefit for which there is no named or designated beneficiary living at your death will be payable in a single sum to your surviving spouse, if any; if there is no surviving spouse, then to the surviving children in equal shares; if there are no surviving children, then to your estate. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. In a QP contract, the beneficiary must be the plan trust. If the contract is owned by a qualified plan trust or other entity, the death benefit is payable to the entity owner. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor.

Subject to applicable laws and regulations, you may impose restrictions on the timing and manner of the payment of the death benefit to your beneficiary. For example, your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. However, you should be aware that (i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

Effect of the owner’s death

The Return of Premium Death Benefit was not elected. In general, if the owner dies while the contract is in force, but before annuitization the contract terminates and the applicable death benefit is paid. If the contract is jointly owned, the death benefit is payable upon the death of the older owner. If the contract is owned by a non-natural person, the death of the primary annuitant triggers rules regarding the death of an owner.

Once we have received notice of the owner’s death, we will not make any transfers from Segment Type Holding Accounts to Segments. Amounts in the Segment Type Holding Accounts will be defaulted into the EQ/Money Market variable investment option.

There are various circumstances, however, in which the contract can be continued by a successor owner or under a Beneficiary continuation option (“BCO”). For contracts with spouses who are joint owners, the surviving spouse will automatically be able to continue the contract under the “Spousal continuation” feature, or under our Beneficiary continuation option, as discussed below. For contracts with non-spousal joint owners, the joint owner will be able to continue the contract as a successor owner subject to the limitations discussed below under “Non-spousal joint owner contract continuation.” If you are the sole owner and your spouse is the sole primary beneficiary, your surviving spouse can continue the contract as a successor owner, under “Spousal continuation” or under our Beneficiary continuation option, as discussed below.

If the surviving joint owner is not the surviving spouse, or, for single owner contracts, if the beneficiary is not the surviving spouse, federal income tax rules generally require payments of amounts under the contract to be made within five years of an owner’s death (the “5-year rule”). In certain cases, an individual beneficiary or non-spousal surviving joint owner may opt to receive payments over his/her life (or over a period not to exceed his/her life expectancy) if payments commence within one year of the owner’s death. Any such election must be made in accordance with our rules at the time of death.

The Return of Premium Death Benefit was elected. In general, if the owner, who is also the sole Reference Life, dies while the contract is in force but before annuitization, the contract terminates and the death benefit is paid. If the contract is jointly owned at issue and the Reference Lives are spouses when the first Reference Life dies, the Return of Premium Death Benefit is payable upon the death of the surviving Reference Life. If the contract is owned by a non-natural person, the annuitant will be the Reference Life and the death of the annuitant triggers the same rules that apply to the death of an owner.

If the original owner is changed to a new owner, and the new owner (who is not the Reference Life) dies before the Reference Life (or surviving Reference Life, if applicable), the Return of Premium Death Benefit is not payable and the post-death distribution rules discussed above apply. See “The Return of Premium Death Benefit was not elected” above. Likewise, if a joint owner is added to the contract and that new joint owner (who is not the Reference Life) dies before the Reference Life, the Return of Premium Death Benefit is not payable and the post-death distribution rules apply.

Once we have notice of the Reference Life’s death (or surviving Reference Life’s death, if applicable), we will not make any transfers from Segment Type Holding Accounts to Segments. Amounts in the Segment Type Holding Accounts will be defaulted into the EQ/Money Market variable investment option. When Segments mature, the Segment Maturity Value will be transferred to the EQ/Money Market variable investment option.

There are certain circumstances, however, in which the contract can be continued by a successor owner or under the Beneficiary continuation option (“BCO”). If you are the sole Reference Life and your spouse is the sole primary beneficiary, your surviving spouse may be able to continue the contract as a successor owner, under “Spousal continuation” if your surviving spouse is not yet 76 years old. If your eligible surviving spouse continues the contract and the Return of Premium Death Benefit amount is greater than the account value, the difference will be added to the EQ/Money Market variable investment option unless your surviving spouse provides different allocation instructions.

If the beneficiary is not the surviving spouse, Spousal continuation is not available, but other post-death payout options under the BCO may be available.

Non-spousal joint owner contract continuation

Upon the death of either owner, the surviving joint owner becomes the sole owner.

Any amount payable under the contract must be fully paid to the surviving joint owner within five years, unless one of the exceptions described here applies. The surviving owner may instead elect to take an installment payout or an annuity payout option we may offer at the time under the contract, provided payments begin within one year of the deceased owner’s death. If an annuity or installment payout is elected, the contract terminates and a supplemental contract is issued.

If the older owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) take an installment payout or an annuity payout option we may offer at the time under the contract within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option discussed below. If the contract continues, withdrawal charges will no longer apply if you did not elect the Return of Premium Death Benefit, and no additional contributions will be permitted.

If the younger owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) take an installment payout or annuity within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option discussed below. If the contract continues, withdrawal charges will continue to apply and no additional contributions will be permitted. If you did not elect the Return of Premium Death Benefit, the account value death benefit becomes payable to the beneficiary if the older owner dies within five years after the death of the younger owner.

Spousal continuation

Return of Premium Death Benefit was not elected. If you are the contract owner and your spouse is the sole primary beneficiary or you jointly own the contract with your younger spouse, or if the contract owner is a non-natural person and you and your younger spouse are joint annuitants, your spouse may elect to continue the contract as successor owner upon your death. Spousal beneficiaries (who are not also joint owners) must be 85 or younger as of the date of the deceased spouse’s death to continue the contract under Spousal continuation. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

Upon your death, the younger spouse joint owner (for NQ contracts only) or the spouse beneficiary (under a single owner contract) may elect to receive the death benefit, continue the contract under our Beneficiary continuation option (as discussed below in this section) or continue the contract, as follows:

•	In general, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made.

•	If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

Where a NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant’s death the annuitant’s spouse is the sole beneficiary of the Living Trust,

the Trust, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant’s death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For jointly owned NQ contracts, if the younger spouse dies first no death benefit is paid, and the contract continues as follows:

•	If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

•	The withdrawal charge schedule remains in effect.

If you divorce, Spousal continuation does not apply.

Return of Premium Death Benefit was elected. If you are the original contract owner (and Reference Life) and your spouse is the sole primary beneficiary, your spouse may elect to continue the contract, including the Return of Premium Death Benefit, as successor owner (and the new Reference Life) upon your death under certain conditions. The Return of Premium Death Benefit charge will continue to apply. Spousal beneficiaries (who were not also a Reference Life) must be 75 or younger as of the date of the deceased spouse’s death to continue the contract under Spousal continuation. If you jointly own the contract with your spouse and you are joint Reference Lives, the contract continues with your spouse as the surviving Reference Life. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

If you divorce, Spousal continuation does not apply.

Beneficiary continuation option

This feature permits a designated individual, on the contract owner’s death, to maintain a contract with the deceased contract owner’s name on it and receive distributions under the contract, instead of receiving the amount payable under the contract in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Depending on the beneficiary, this option may be restricted or may no longer be available for deaths after December 31, 2019, due to legislation enacted at the end of 2019. Please speak with your financial professional or see Appendix “State contract availability and/or variations of certain features and benefits” for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Depending on the beneficiary, this option may be restricted or may no longer be available for deaths after December 31, 2019, due to legislation enacted at the end of 2019. Please speak with your financial professional for further information.

Beneficiary continuation option for traditional IRA and Roth IRA contracts only.  The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

After legislation enacted at the end of 2019, for deaths after December 31, 2019, only specified individuals who are “eligible designated beneficiaries” or “EDBs” may stretch post-death payments over the beneficiary’s life expectancy. See “required minimum distributions after your death” later in this prospectus under “Tax Information.” Individual beneficiaries who do not have EDB status (including beneficiaries named by the original beneficiary to receive any remaining interest after the death of the original beneficiary) must take out any remaining interest in the IRA or plan within 10 years of the applicable death. Trusts for individuals which would be considered as “see-through” trusts under the rules prior to January 1, 2020 presumably no longer qualify to elect the beneficiary continuation option, except under narrowly defined circumstances.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

•	The contract continues with your name on it for the benefit of your beneficiary.

•	The beneficiary replaces the deceased owner as annuitant.

•	This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

•	If there is more than one beneficiary, each beneficiary’s share will be separately accounted for. It will be distributed over the beneficiary’s own life expectancy, if payments over life expectancy are chosen.

•	A beneficiary who chooses to receive annual payments over his life expectancy should consult his tax adviser about selecting Segments that provide sufficient liquidity to satisfy the payout requirements under this option.

•	The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

•	The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

•	Any partial withdrawal must be at least $300.

•	Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

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Upon the death of your beneficiary, the following distribution rules will apply to the subsequent beneficiary named by your beneficiary: (1) if your beneficiary is an EDB or you died on or before December 31, 2019, the subsequent beneficiary must withdraw any remaining amount within ten years of your beneficiary’s death; or (2) if your beneficiary is not an EDB, the subsequent beneficiary must withdraw any remaining amount within 10 years of your death. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

Beneficiary continuation option for NQ contracts only.  This feature may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. For purposes of this discussion, “beneficiary” refers to the successor owner or the surviving joint owner who elects this feature. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary’s life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as “scheduled payments.” The beneficiary may choose the “5-year rule” instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death. If the beneficiary chooses this option, they are not permitted to transfer any account value to a 6-year Segment.

Under the beneficiary continuation option for NQ contracts:

•	This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

•	The beneficiary automatically replaces the existing annuitant.

•	The contract continues with your name on it for the benefit of your beneficiary.

•	If there is more than one beneficiary, each beneficiary’s share will be separately accounted for. It will be distributed over the respective beneficiary’s own life expectancy, if scheduled payments are chosen.

•	The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

•	No additional contributions will be permitted.

•	If the beneficiary chooses the “5-year rule,” withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

•	Any partial withdrawals must be at least $300.

•	Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary’s death.

•	Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If the amount payable under the contract is a death benefit:

•	No withdrawal charges will apply to withdrawals of the death benefit by the beneficiary.

If the amount payable under the contract is the cash value:

•	The contract’s withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract’s free withdrawal amount will continue to apply to withdrawals but does not apply to surrenders.

•	We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free withdrawal amount. See the “Withdrawal charges” in “Charges and expenses” earlier in this Prospectus.

A beneficiary should speak to his or her tax professional about which continuation option is appropriate for him or her. Factors to consider include, but are not limited to, the beneficiary’s age, need for immediate income and a desire to continue the contract.

Other Benefits

Dollar Cap Averaging Program

Our Dollar Cap Averaging Program (“DCA Program”) is an administrative service designed to systematically invest in any of the available Segments over a period of either three or six months. The DCA Program invests in the dollar cap averaging account, which is part of the EQ/Money Market variable investment option. The dollar cap averaging account has the same rate of return as the EQ/Money market variable investment option. The DCA Program allows you to gradually allocate amounts to available Segments by periodically transferring approximately the same dollar amount to your selected Segments. Regular allocations to the Segments will allow you to invest in the Segments at different Performance Cap Rates. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. We may, at any time, exercise our right to terminate transfers to any of the Segments, limit the number of Segments which you may elect or discontinue offering the DCA Program.

Under the DCA Program:

•	The minimum initial contribution required to establish a DCA Program is $25,000.

•	There is no minimum contribution requirement for subsequent contributions to an existing DCA Program. Subsequent contributions do not extend the time period of the DCA Program. Subsequent contributions will increase the amount of each periodic transfer into the designated Segment(s) for the remainder of the DCA Program.

•	The DCA Program can be funded from both new contributions to your contract and transfers from the investment options, including the EQ/Money Market variable investment option.

•	If you elect to invest in the DCA Program at contract issue, 100% of your initial contribution must be allocated to the DCA Program. In other words, your initial contribution cannot be split between your DCA Program and any other investment option available under the contract.

•	If your allocation instructions for the DCA Program do not match your instructions on file on the day the DCA Program is established, then your allocation instructions on file will be changed to match the DCA Program instructions. If you change your allocation instructions on file, the instructions for your DCA Program will change to match your new allocation instructions.

•	We offer time periods of 3 and 6 months. We may also offer other time periods. You may only have one time period in effect at any time and once you select a time period, you may not change it.

•	Currently, your account value will be transferred from the DCA Program into your designated Segment(s) on a monthly basis (using the first Segment Start Date after establishing your DCA Program as the starting point for the monthly transfers). Each subsequent Dollar Cap Averaging transfer will occur on the Segment Start Date on or immediately following the monthiversary of the initial Dollar Cap Averaging transfer. We may offer the DCA Program in the future with transfers on a different basis. You can learn more about the DCA Program by contacting your financial professional or our processing office.

•	If a Segment Type is suspended, any amount in the dollar cap averaging account destined for that Segment will be transferred to the Segment Type Holding Account. It will remain there until the next Segment Start Date on which the Segment is not suspended. If one of the Segment Types is terminated or discontinued, the value allocated to the terminated Segment Type will be moved to the EQ/Money Market variable investment option and the DCA Program will continue.

If there are multiple Segments being transferred into as part of the DCA Program and on the first Segment Start Date one of the Segment Types is suspended, the Suspended Segment Type will transfer on the next Segment Start Date and all subsequent transfers will generally occur on the same Thursday of the month established by the non-suspended transfers.

•	You may cancel your participation in the DCA Program at any time by notifying us in writing. If you terminate your DCA Program, we will transfer any amount remaining in the dollar cap averaging account to the investment options according to your allocation instructions.
•	You cannot elect the DCA Program at issue if you also elect a Cap Rate Hold nor can you start a DCA Program while a Cap Rate Hold is in effect.

3. Principal risks of investing in the contract

Risks associated with the Structured Investment Option

There are certain unique risks associated with the Structured Investment Option.

•	There is a risk of a substantial loss of your principal and previously credited interest because you agree to absorb all losses from the portion of any negative Index Performance Rate that exceeds the Segment Buffer on the Segment Maturity Date or Annual Lock Anniversary. The highest level of protection provided by a single Segment Investment Option is the -20% Segment Buffer (only available on certain Segments) and the lowest level of protection is the -10% Segment Buffer. The risk of loss of principal and previously credited interest can become greater in the case of a withdrawal (including a systematic withdrawal, a required minimum distribution, or a withdrawal to pay advisory fees under a Series ADV contract), annuitization, death, surrender, contract cancellation, or transfer prior to a Segment Maturity Date due to charges and adjustments imposed on those distributions, and this may occur even if index performance has been positive.

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For example, the -10% Segment Buffer protects your Segment Investment against the first 10% of loss. If the Index Performance Rate declines by more than the Segment Buffer, you will lose an amount equal to 1% of your Segment Investment for every 1% that the Index Performance Rate declines below the Segment Buffer. This means that you could lose up to 80% of your principal and previously credited interest with a -20% Segment Buffer, up to 85% of your principal and previously credited interest with a -15% Segment Buffer and up to 90% of your principal and previously credited interest with a -10% Segment Buffer. Each time you roll over your Segment Maturity Value into a new Segment you are subject to the same risk of loss as described above.

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For Annual Lock Segments. The -10% Segment Buffer protects against the first 10% of loss each Annual Lock Period. If the Index Performance Rate declines by more than the Segment Buffer during an Annual Lock Period, you will lose an amount equal to 1% of your Segment Investment (if the decline occurs during the first Annual Lock Period and of your Annual Lock Anniversary Starting Amount thereafter) for every 1% that the Index Performance Rate declines below the Segment Buffer. This means that during an Annual Lock Period you could lose up to 90% of your Segment Investment (if the decline occurs during the first Annual Lock Period and of your Annual Lock Anni-

versary Starting Amount thereafter) with the -10% Segment Buffer. The cumulative result means that you could lose more than 90% of your principal and previously credited interest in an Annual Lock Segment. Each time you roll over your Segment Maturity Value into a new Annual Lock Segment you are subject to the same risk of loss as described above.

•	The Performance Cap Rate is a rate of return from the Segment Start Date to the Segment Maturity Date or from the Segment Start Date to the first Annual Lock Anniversary (and thereafter from each Annual Lock Anniversary to the next), and not an annual rate of return, even if the Segment Duration is longer than one year.

•	For Standard, Step Up, Dual Direction, Enhanced Upside, Dual Step Up and Loss Limiter Segments, your Segment Rate of Return for any Segment is limited by its Performance Cap Rate, which could cause your Segment Rate of Return to be lower than it would otherwise be if you invested in a mutual fund designed to track the performance of the applicable Index. For Annual Lock Segments, your Annual Lock Yearly Rate of Return for any Segment is limited by its Performance Cap Rate, which could cause your Annual Lock Yearly Rate of Return and Segment Rate of Return to be lower than it would otherwise be if you invested in a mutual fund designed to track the performance of the applicable Index.

•	The Performance Cap Rate may limit your participation in any increases in the underlying Index associated with a Segment.

•	Each contract series may have different Performance Cap Rates.

•	The Performance Cap Rate for the same Segment may vary between owners but will not be less than the minimum Performance Cap Rate.

•	If you elect a Cap Rate Hold, the Performance Cap Rates applicable to your Segments may be lower than the Performance Cap Rates otherwise applicable for the same Segments on that Segment Start Date. This means you would receive lower Performance Cap Rates for your Segments than an owner investing in those same Segments who did not elect a Cap Rate Hold. See “Structured Investment Option — Segment Performance Cap Rate Hold” in “Contract features and benefits” for more information.

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The method we use in calculating your Segment Interim Value may result in an amount lower than your Segment Investment, even if the corresponding Index has experienced positive investment performance since the Segment

Start Date. Also, this amount may be less than the amount you would receive had you held the investment until the Segment Maturity Date.

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If you take a withdrawal, including required minimum distributions, and there is insufficient value in the variable investment option, the Segment Type Holding Accounts and the dollar cap averaging account, we will withdraw amounts from any active Segments in your contract. Amounts withdrawn from active Segments will be valued using the formula for calculating the Segment Interim Value and will reduce your Segment Investment.

—	If you die, annuitize, cancel or surrender your contract before the Segment Maturity Date, we will pay the Segment Interim Value.

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Any calculation of the Segment Interim Value will generally be affected by changes in both the volatility and level of the relevant Index, as well as interest rates. The calculation of the Segment Interim Value is linked to various factors, including the value of hypothetical fixed instruments and derivatives as described in Appendix “Segment Interim Value” of this Prospectus. The Segment Interim Value will generally be negatively affected by increases in the expected volatility of index prices, interest rate increases, and by poor market performance. Prior to the Segment Maturity Date you will not receive the full potential of the Performance Cap since the participation in upside performance for early withdrawals is pro-rated based on the period those amounts were invested in a Segment or Annual Lock Period. Generally, you will not receive the full protection of the Segment Buffer prior to the Segment Maturity Date because the Segment Interim Value only reflects a portion of the downside protection expected to be provided on the Segment Maturity Date or Annual Lock Anniversary. As a Segment moves closer to the Segment Maturity Date or Annual Lock Anniversary, the Segment Interim Value would generally reflect higher realized gains of the Index performance or, in the case of negative performance, increased downside Segment Buffer protection. All other factors being equal, the Segment Interim Value would generally be lower the earlier a withdrawal or surrender is made during a Segment or Annual Lock Period. This means you participate to a lesser extent in upside performance and downside protection the earlier you take a withdrawal.

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The Company’s decision to use investment rates, which are generally higher than swap rates, to calculate the Fair Value of Hypothetical Fixed Instruments component of the Segment Interim Value will result in a lower value for that component relative to using swap rates to calculate that component and, all other things being equal, will result in a lower recalculated Segment Investment if a partial withdrawal is taken from a Segment or a lower withdrawal amount if a full withdrawal is taken from a Segment.

•	We may not offer new Segments of any or all Segment Types, so a Segment may not be available for you to transfer your Segment Maturity Value into.

•	If a beneficiary elects the “5-year rule” under the Beneficiary continuation option (i.e., the entire account value must be fully withdrawn by the end of the calendar year which contains the fifth anniversary of the owner’s death), that beneficiary is not permitted to transfer any account value that is in a variable investment option into any 6-year Segment nor are they permitted to transfer any account value from a maturing Segment into any 6-year Segment.

•	We have the right to substitute an alternative index prior to Segment Maturity if the publication of one or more Indices is discontinued or at our sole discretion we determine that our use of such Indices should be discontinued or if the calculation of one or more of the Indices is substantially changed. If we substitute an index for an existing Segment, we would not change the Segment Buffer or Performance Cap Rate. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the replaced Index. The alternative index would be used to calculate performance from the Segment Start Date to the Segment Maturity Date.

•	If the value for the underlying Index of a Segment is not published by the Index on the Segment Maturity Date, we will not be able to calculate the Segment Maturity Value, and we will keep your account value in the Segment. Once the underlying Index publishes this value and we have calculated the Segment Maturity Value, we will allocate your Segment Maturity Value in accordance with your instructions.

•	The amounts held in a Segment Type Holding Account may earn a return that is less than the return you might have earned if those amounts were held in another variable investment option.

•	Step Up, Dual Direction, Enhanced Upside, Dual Step Up and Loss Limiter Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer.

•	For Enhanced Upside Segments, the impact from the Enhanced Upside Rate on the Segment Rate of Return may be limited by the Performance Cap Rate. This means you will receive the Performance Cap Rate instead of the fully enhanced Index Performance Rate as your Segment Rate of Return if the Index Performance Rate equals or exceeds the Performance Cap Rate.

•	Standard Segment Types with greater protection tend to have lower Performance Cap Rates than other Standard Segment Types that use the same Index and duration but provide less protection.

•	Enhanced Upside Segments with a greater Enhanced Upside Rate tend to have lower Performance Cap Rates than Enhanced Upside Segments with a lower Enhanced Upside Rates.

•	Loss Limiter Segments, Segment Investment Protection applies on the Segment Maturity Date.

•	Loss Limiter Segments, while the Segment Investment Protection limits losses due to Index performance to -5% or -10%, you could lose more than that due to withdrawal charges, the Segment Interim Value calculation, other contract fees and charges, and taxes.

•	The Segments track the performance of an Index. By investing in the Structured Investment Option, you are not actually invested in an Index or any underlying securities.

•	Your Segment Maturity Value is subject to application of the Performance Cap Rate and the Segment Buffer. For Standard, Step Up, Dual Direction and Enhanced Upside Segments, your Segment Maturity Value is not affected by the price of the Index on any date between the Segment Start Date and the Segment Maturity Date. For Annual Lock Segments, your Annual Lock Anniversary Ending Amount is not affected by the price of the Index on any date between the Segment Start Date and the first Annual Lock Anniversary (and thereafter from each Annual Lock Anniversary to the next).

•	As an investor in the Segment, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the shares of the funds or holders of securities comprising the indices would have.

•	Values of securities can fluctuate, and sometimes wildly fluctuate, in response to changes in the financial condition of a company as well as general market, economic or political conditions.

•	Foreign securities and Indexes with exposure to non-U.S. companies and securities, especially in emerging and frontier markets, involve risks not associated with U.S. securities and U.S. companies.

—

Foreign markets may be less liquid, more volatile and subject to less government supervision than domestic markets. Differences between U.S. and foreign legal, political and economic systems, regulatory regimes and market practices also may impact security values. There are greater risks involved with investments linked to emerging market countries and/or their securities markets. Investments in these countries and/or markets may present market, credit, currency, liquidity, legal, political, technical and other risks different from, or greater than, the risks of investing in developed countries. For this purpose, China may be viewed as an emerging market and there may also be significant risks related to investments in China due to the inability of the PCAOB to inspect audit work and practices of PCAOB-registered accounting firms in China (including Hong Kong, to the extent their audit clients have operations in China).

—

Indexes with exposure to non-U.S. companies and securities, especially in emerging and frontier markets, also include the following risks: the potential for errors in Index data, Index computation, and/or Index construction if information on non-U.S. companies is unreliable or outdated, or if less information about the non-U.S. companies is publicly available due to differences in regulatory, accounting, auditing, and financial recordkeeping standards; the potential significance of such errors on the Index’s performance; limitations on the Company’s ability to oversee the Index provider’s due diligence process over Index data prior to its use in Index computation, construction, and/or rebalancing; and the rights and remedies associated with investments that track an Index comprised of foreign securities may be different from investments that track an Index of domestic securities.

•	Past performance of an Index is not an indication of its future performance.

•	Because of the way Segment Rate of Return is calculated for Step Up Segments, when the Index Performance Rate is near zero, a very small difference in the Index of Performance Rate on the Segment Maturity Date can result in a very different Segment Rate of Return. For example, if the Performance Cap Rate is 8.00% and the Index Performance Rate is 0.00% on the Segment Maturity Date, the Segment Rate of Return would be 8.00%. However, if the Index Performance Rate had instead been -0.01% on the Segment Maturity Date the Segment Rate of Return would be 0.00%.

•	Because of the way the Segment Rate of Return is calculated for Dual Direction Segments, when the Index Performance Rate is near the Segment Buffer, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Segment Rate of Return. For example, for a Dual Direction Segment with a -20% Segment Buffer, if the Index Performance Rate is -20.00% on the Segment Maturity Date the Segment Rate of Return is 20.00% whereas, if the Index Performance Rate is -20.01% on the Segment Maturity Date the Segment Rate of Return is -0.01%.

Risks associated with the Variable Investment Option

There are certain unique risks associated with the Contract.

•	The value of your variable investment option will fluctuate and you could lose some or all of your account value.

•	The level of risk you bear and your potential investment performance will differ depending on the investments you choose.

Risks associated with withdrawals and surrenders

•	Withdrawals and surrenders may be subject to withdrawal charges, income taxes, and tax penalties.

•	Withdrawals will reduce your account value and death benefit and the amount of the reduction in the Return of Premium death benefit may be greater than the dollar amount of the withdrawal.

•	If you take a withdrawal or surrender from the SIO prior to Segment maturity you may receive less than the amount invested and less than the amount you would receive had you held the investment until Segment maturity.

•	If your account value falls below the applicable minimum account size as a result of a withdrawal, the contract will terminate.

•	For Series ADV contracts, if you elect to pay advisory fees from your account value, then this deduction will be treated as a withdrawal and will reduce the account value, standard death benefit and Return of Premium Death Benefit, and these deductions could reduce the account value and death benefit by more than the amount of the deductions, and, over time, could result in a significant loss of principal and previously credited interest. In addition, these deductions may also be subject to federal and state income taxes and a 10% federal penalty tax. If possible, an investor should use a source other than the account value under the contract to pay advisory fees to avoid these potential consequences.

•	If you take a withdrawal or surrender your Series B contract, any applicable withdrawal charge is calculated as a percentage of contributions, not account value. It is possible that the percentage of account value withdrawn could exceed the applicable withdrawal charge percentage. For example, assume you make a onetime contribution of $1,000 at contract issue. If your account value is $800 in contract year 3 and you surrender your contract, a withdrawal charge percentage of 5% is applied. The withdrawal charge would be $50 (5% of the $1,000 contribution). This is a 6.25% reduction of your account value, which results in a cash value of $750 paid to you.

Risks associated with the Company

•	No company other than us has any legal responsibility to pay amounts that the Company owes under the contract. An owner should look to the financial strength of the Company for its claims-paying ability.

Risks associated with the Return of Premium Death Benefit

•	You cannot terminate the Return of Premium Death Benefit once you elect it. This means that you cannot avoid paying the charge for the Return of Premium Death Benefit even if you no longer want or need the protection offered by the Return of Premium Death Benefit. This also means you cannot avoid paying the charge when the account value is higher than your adjusted contributions.
•	If you elect the Return of Premium Death Benefit, then you cannot make contributions to the contract once the oldest living Reference Life reaches age 76 (or the first contract date anniversary if later). This means that you will not be able to increase the Return of Premium Death Benefit amount after this date.

•	If the owner of the contract is changed, the original owner(s) will remain as the Reference Life (Reference Lives) for the Return of Premium Death Benefit. This means that if the new owner dies before the Reference Life (Reference Lives), the Return of Premium Death Benefit is not payable. Also, the Return of Premium Death Benefit is not payable if the new owner elects an annuity payout option, which terminates the benefit.

•	If you elect the Return of Premium Death Benefit and subsequently divorce:

—	if a portion of the account value is withdrawn due to divorce, the value of your Return of Premium Death Benefit will be reduced by an amount that may be more than the amount withdrawn;

—	the sole Reference Life for this death benefit will not change even if the ownership does which may result in the beneficiary (or beneficiaries) not receiving the Return of Premium Death Benefit; and

—

the joint Reference Lives will not change unless one ex-spouse is awarded sole ownership of the contract and all necessary documentation is provided to change the ownership of the contract to that ex-spouse before either one of the joint Reference Lives dies which may result in the beneficiary (or beneficiaries) not receiving the Return of Premium Death Benefit.

Not a Short-Term Investment

The contract is not a short-term investment and is not appropriate for an investor who needs ready access to cash because the contract is designed to provide for the accumulation of retirement savings and income on a long-term basis. As such, you should not use the contract as a short term investment or savings vehicle and you should consider whether investing in the contract is consistent with the purpose for which the investment is being considered.

Risk of Loss

All investments have risks to some degree and it is possible that you could lose money by investing in the contract. An investment in the contract is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Possible Adverse Tax Consequences

The tax considerations associated with the contract vary and can be complicated. The applicable tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA or QP. The tax considerations discussed in this prospectus are general in nature and describe only federal income tax law (not state, local, foreign or other federal tax laws). Moreover, the tax aspects that apply to a particular person’s contract may vary depending on the facts applicable to that person. Tax rules may change without notice.

COVID-19

The COVID-19 pandemic has negatively impacted the U.S. and global economies. A wide variety of factors continue to impact financial and economic conditions, including, among others, volatility in the financial markets, rising inflation rates, supply chain disruptions, continued low interest rates and changes in fiscal or monetary policy. Efforts to prevent the spread of COVID-19 have affected our business directly in a number of ways, including through the temporary closures of many businesses and schools and the institution of social distancing requirements in many states and local communities. Businesses or schools that have reopened have restricted or limited access for the foreseeable future and may do so on a permanent or episodic basis. As a result, our ability to sell products through our regular channels and the demand for our products and services has been significantly impacted.

While we have implemented risk management and contingency plans with respect to the COVID-19 pandemic, such measures may not adequately protect our business from the full impacts of the pandemic. Currently, most of our employees and advisors are continuing to work remotely. Extended periods of remote work arrangements could introduce additional operational risk including, but not limited to, cybersecurity risks, and impair our ability to effectively manage our business. We also outsource a variety of functions to third parties whose business continuity strategies are largely outside our control.

Economic uncertainty resulting from the COVID-19 pandemic may have an adverse effect on product sales and result in existing policyholders withdrawing at greater rates. COVID-19 could have an adverse effect on our insurance business due to increased mortality and morbidity rates. The cost of reinsurance to us for these policies could increase, and we may encounter decreased availability of such reinsurance. If policyholder lapse and surrender rates or premium waivers significantly exceed our expectations, we may need to change our assumptions, models or reserves.

Our investment portfolio has been, and may continue to be, adversely affected by the COVID-19 pandemic. Our investments in mortgages and commercial mortgage-backed securities have been, and could continue to be, negatively affected by delays or failures of borrowers to make payments of principal and interest when due. In some jurisdictions, local governments have imposed delays or moratoriums on many forms of enforcement actions. Furthermore, declines in equity markets and interest rates, reduced liquidity or a continued slowdown in the U.S. or in global economic conditions may also adversely affect the values and cash flows of investments. Market volatility also caused significant increases in credit spreads, and any continued volatility may increase our borrowing costs and decrease product fee income. Further, severe market volatility may leave us unable to react to market events in a prudent manner consistent with our historical investment practices.

The extent of the COVID-19 pandemic’s impact on us will depend on future developments that are still highly uncertain, including the severity and duration of the pandemic, actions taken by governments and other third parties in response to the pandemic and the availability and efficacy of vaccines against COVID-19 and its variants.

Cybersecurity risks and catastrophic events

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyberattacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Systems failures and cyberattacks, as well as, any other catastrophic event, including natural and manmade disasters, public health emergencies, pandemic diseases, terrorist attacks, floods or severe storms affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us, our business operations and your account value. Systems failures and cyberattacks may also interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. In addition, the occurrence of any pandemic disease (like COVID-19), natural disaster, terrorist attack or any other event that results in our workforce, and/or employees of service providers and/or third-party administrators, being compromised and unable or unwilling to fully perform their responsibilities, could likewise result in interruptions in our service, including our ability to issue contracts and process contract transactions. Even when our workforce and employees of our service providers and/or third-party administrators can work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing contracts and processing of other contract-related transactions, as well as possibly being more susceptible to cyberattacks. Cybersecurity risks and catastrophic events may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyberattacks, information security breaches or other catastrophic events in the future, we take reasonable steps to mitigate these risks and secure our systems and business operations from such failures, attacks and events.

4. Determining your contract’s value

Your account value and cash value

Your “account value” is the total of: (i) the value you have in the variable investment option, (ii) the values you have in the Segment Type Holding Accounts, (iii) the values you have in the DCA Program and (iv) your Segment Interim Values. Your contract also has a “cash value.” If you have a Series B contract, at any time before annuity payments begin, your contract’s cash value is equal to the account value less any applicable withdrawal charges.

For Select and Series ADV contracts, at any time before annuity payments begin, your contract’s cash value is equal to its account value.

If you have a Select or Series ADV contract, disregard any references to “withdrawal charges” or “free withdrawal amount” in this section; these terms only apply to Series B contracts, not Select or Series ADV contracts.

Your contract’s value in the variable investment option, Segment Type Holding Accounts and the Dollar Cap Averaging Account

Each variable investment option (including the Segment Type Holding Accounts and dollar cap averaging account) invests in shares of a corresponding portfolio. Your value in variable investment option is measured by “units.” The value of your units will increase or decrease as though you had invested it in the corresponding portfolio’s shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for the variable investment option depends on the investment performance of that option minus the Return of Premium Death Benefit charge (if the Return of Premium Death Benefit is elected). Each Segment Type Holding Account and the dollar cap averaging account are part of the EQ/Money Market variable investment option. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day’s value for one unit. The number of your contract units in any variable investment option does not change unless it is:

(i)	increased to reflect additional contributions;

(ii)	decreased to reflect a withdrawal (including applicable withdrawal charges); or

(iii)	increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option.

A description of how unit values are calculated is found in the SAI.

The Return of Premium Death Benefit charge is not reflected in the unit values of the Segment Type Holding Accounts or the dollar cap averaging account and, therefore, there are two sets of unit values calculated for the EQ/Money Market variable investment option.

Your contract’s value in the Structured Investment Option

Your value in each Segment on the Segment Maturity Date is calculated as described under “Segment Rate of Return” in “Contract Features and Benefits” earlier in this Prospectus.

In setting the Performance Cap Rate that we use in calculating the Segment Maturity Value or Annual Lock Anniversary Starting and Ending Amounts for Annual Lock Segments, we assume that you are going to hold a Segment until the Segment Maturity Date. However, you have the right under the contract to withdraw or transfer amounts in the Segments before the Segment Maturity Date. Therefore, we calculate a Segment Interim Value on each business day between the Segment Start Date and the Segment Maturity Date. The method we use to calculate the Segment Interim Value is different than the method we use to calculate the value of the Segment on the Segment Maturity Date. Prior to the Segment Maturity Date, we use the Segment Interim Value to calculate (1) your account value; (2) the amount your beneficiary would receive as a death benefit; (3) the amount available to withdrawal or transfer from a Segment; (4) the amount you would receive if you surrender or annuitize your contract; or (5) the amount you would receive if you cancel your contract and return it to us for a refund within your state’s “free look” period (unless your state requires that we refund the full amount of your contribution upon cancellation).

Please note:

•	The amount paid upon death, annuitization, surrender or contract cancellation from a Segment prior to the Segment Maturity Date will be equal to the Segment Interim Value which may be less than the Segment Investment in that Segment.

•	The Segment Interim Value remaining in a Segment following a transfer or withdrawal (including a systematic withdrawal, a required minimum distribution, and a withdrawal to pay advisory fees under a Series ADV contract) prior to the Segment Maturity Date, will be reduced by the amount of the transfer or withdrawal and the Segment Investment may be reduced by more than the amount of the transfer or withdrawal.

The Segment Interim Value is calculated based on a formula that provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. The Segment Interim Value Appendix sets forth the calculation formula as well as numerous hypothetical examples. The formula is calculated by adding the fair value of three components. These components provide us with a market value estimate of the risk of loss and the possibility of gain at the end of a Segment. These components are used to calculate the Segment Interim Value. The three components are:

(1)	Fair value of hypothetical fixed instruments; plus

(2)	Fair value of hypothetical derivatives; plus

(3)	Cap calculation factor.

For all contracts with application signed dates before                 , 2023 and certain other contracts still subject to a necessary state or other approval (see “Appendix: Segment Interim Value — Performance Cap Rate limiting factor” for a table showing which contracts still use a Performance Cap Rate limiting factor), we then compare the sum of the three components above with a limitation based on the Performance Cap Rate referred to as the Performance Cap rate limiting factor. For these contracts, the Segment Interim Value is never greater than the Segment Investment (or most recent Annual Lock Anniversary Starting Amount, if applicable) multiplied by the Performance Cap Rate limiting factor. If you elect the optional Return of Premium Death Benefit, a pro rata portion of the Return of Premium Death Benefit charge is also deducted from the lesser of these two values. For more information, please see Appendix “Segment Interim Value”.

Even if the corresponding Index has experienced positive investment performance since the Segment Start Date, because of the factors we take into account in the calculation above, your Segment Interim Value may be lower than your Segment Investment.

5. Transferring your money among investment options

Transferring your account value

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following current limitations:

•	You may not transfer money into a Segment Type Holding Account and designate a Segment Start Date. The account value in the Segment Type Holding Account will be transferred on the first Segment Start Date on which you meet the participation requirements.

•	You may not contribute or transfer into a Segment Type Holding Account if the Segment Maturity Date of the Segment that will be created on the Segment Start Date would be after the maturity date of your contract.

•	You may not transfer to a Segment if the total number of Segments that would be active in your contract after such transfer would be greater than the current maximum number of active Segments allowed. See “Allocating your contributions” in “Contract features and benefits” for more information. If a transfer from a Segment Type Holding Account into a Segment will cause a contract to exceed this limit, such transfers will be defaulted to the EQ/Money Market variable investment option. If there are multiple Segments scheduled to be established on a Segment Start Date, new Segments will be established in the order of those that would have the largest initial Segment Investment first until the limit is reached. Any remaining amount that is not transferred into a Segment will then be defaulted to the EQ/Money Market variable investment option.

•	Transfers from a Segment Type Holding Account to a Segment will not occur if you do not meet the participation requirements. See “Segment Participation Requirements” in “Contract features and benefits” earlier in this Prospectus.

Upon advance notice to you, via a client communication mailing, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. In addition, we may, at any time, exercise our right to limit or terminate transfers into the variable investment option. We currently do not impose any transfer restrictions among the variable investment options. A transfer request does not change your allocation instructions on file. Our current transfer restrictions are set forth in the “Disruptive transfer activity” section below.

You may request a transfer in writing using the specified form or on line using the Equitable Client portal. You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1)	the contract number,

(2)	the dollar amounts or percentage to be transferred, and

(3)	the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Transfer requests and withdrawal requests received on a Segment Maturity Date will be processed before any maturity instructions on file in that order.

Please see “Allocating your contributions” in “Contract features and benefits” for more information about your role in managing your allocations.

If in the future we offer additional variable investment options, we may charge a transfer charge for any transfers among the variable investment options in excess of 12 transfers in a contract year. We will not count transfers from Segment Type Holding Accounts into Segments on a Segment Start Date, or the allocation of Segment Maturity Value on a Segment Maturity Date in calculating the number of transfers subject to this charge. We do not deduct a transfer charge for transfers to or from a Segment or any transfer made in connection with our DCA Program. For more information, see “Transfer charge” in “Charges and expenses” later in this Prospectus.

Transfers out of a Segment before the Segment Maturity Date will reduce your Segment Investment in that Segment and, therefore, your Segment Maturity Value for that Segment. For Annual Lock Segments, a transfer will also reduce each Annual Lock Anniversary Starting and Ending Amount. The reduction in the Segment Investment and each Annual Lock Anniversary Starting and Ending Amount may be greater than the dollar amount of your transfer. For more information, see Appendix “Segment Interim Value” in this prospectus.

Disruptive transfer activity

You should note that the contract is not designed for professional “market timing” organizations, or other organizations or individuals engaging in a market timing strategy nor is it designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio or Segment.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolio in which the variable investment option invests. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer’s investment. This can happen when it is not advantageous to sell any securities, so the portfolio’s performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio adviser to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectus for the underlying portfolio for more information on how portfolio shares are priced.

Market timing, frequent and large transfers between the variable investment option and Segments or between Segments are disruptive and subject to the elimination of certain transfer privileges.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolio; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance or Segment Maturity Values will be affected by such activity; and (3) the design of disruptive trading procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of the EQ Advisors Trust (the “trust”). The trust has adopted policies and procedures regarding disruptive transfer activity. The trust discourages frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. The trust aggregates inflows and outflows for each portfolio on a daily basis. On any day when a portfolio’s net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trust currently considers transfers into and out of (or vice versa)

the same variable investment option within a five business day period as potentially disruptive transfer activity. In most cases, the trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectus for the trust for more information.

When a contract owner is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that the trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this prospectus, the trust had not implemented such a fee. If a redemption fee is implemented by the trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trust to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the Structured Investment Option or separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trust will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

6. Accessing your money

Withdrawing your account value

You have two ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see “Tax information” later in this Prospectus.

If you have a Select or Series ADV contract, disregard any references to “withdrawal charges” or “free withdrawal amount” in this section; these terms only apply to Series B contracts, not Select or Series ADV contracts.

Method of Withdrawal

Contract	Partial	Lifetime required minimum distribution
NQ	Yes	No
Traditional IRA	Yes	Yes
Roth IRA	Yes	No
QP(1)	Yes	No
(1)	All payments are made to the plan trust, as the owner of the contract. See Appendix “Purchase considerations for defined benefit and defined contribution plans” later in this Prospectus.

We impose no withdrawal charge for withdrawals from Select or Series ADV contracts. Withdrawals may be subject to income tax and, unless the taxpayer is over age 59 1⁄2 or another exception applies, an additional 10% federal income tax penalty, as described in “Tax information” later in this Prospectus.

All requests for withdrawals must be made on a specific form that we provide. Please see “How to reach us” earlier in this Prospectus for more information.

Partial withdrawals

You may take partial withdrawals from your account value at any time before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves you with an account value of less than $500, we reserve the right to terminate the contract and pay you the cash value. See “Surrender of your contract to receive its cash value” below.

Partial withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge (see “10% free withdrawal amount” in “Charges and expenses” later in this Prospectus).

Partial withdrawals out of Segments are permitted, subject to certain restrictions. See “How withdrawals are taken from your account value” later in this section. If you elect the optional Return of Premium Death Benefit, a pro rata portion of the Return of Premium Death Benefit charge will be deducted as part of the Segment Interim Value calculation at the time you take a partial withdrawal out of a Segment. A partial withdrawal from a Segment will reduce your Segment Investment in that Segment and, therefore, your Segment Maturity Value for that Segment. For Annual Lock Segments, a partial withdrawal will also reduce each Annual Lock Anniversary Starting and Ending Amount. The reduction in the Segment Investment and each Annual Lock Anniversary Starting and Ending Amount may be greater than the dollar amount of your withdrawal. For more information, see Appendix “Segment Interim Value” in this prospectus. Withdrawals reduce the Return of Premium Death Benefit amount on a pro rata basis by the same proportion that the account value is reduced on the date of the withdrawal. The Segment Investment is also adjusted on a pro rata basis for withdrawals, withdrawal charges and the portion of the Return of Premium Death Benefit charge, if applicable, that is attributable to the amount withdrawn.

Withdrawal requests and transfer requests received on a Segment Maturity Date will be processed before any maturity instructions on file in that order.

If you have authorized your advisor to take withdrawals of advisory fees from your Series ADV contract, your advisor can elect to withdraw their advisory fees from your contract at any time. You can terminate this authorization at any time. A withdrawal to pay advisory fees, like all withdrawals, will reduce your account value, standard death benefit and Return of Premium Death Benefit, and these deductions could reduce your account value and death benefit by more than the amount of the deductions, and, over time, could result in a significant loss of principal and previously credited interest. In addition, these deductions may also be subject to federal and state income taxes and a 10% federal penalty tax. If possible, an investor should use a source other than the account value under the contract to pay advisory fees to avoid these potential consequences.

As discussed above, if you have a Series ADV contract and decide to take withdrawals from Segments to pay advisory fees, we will calculate your Segment Interim Value for each Segment at the time of each withdrawal and reduce your Segment Investment for each Segment on a pro rata basis immediately after each withdrawal thereby also decreasing your eventual Segment Maturity Value for each Segment with each withdrawal. For example, assume your starting account value is $100,000 and that you decide to withdraw your advisory fee of 1.50% annual rate at the end of each quarter. Assuming you invest in 1-year Standard Segments with a Segment Rate of Return of 5% each year (net of all other fees and charges), if you withdraw the advisory fees from your Series ADV contract, by the end of one year you will withdraw $1,544 to pay your adviser but your account value will be reduced by more than $1,544 - it will be $103,425. Had you chosen not to take advisory fees from your contract, your account value at the end of the year would have been $105,000. Over ten years, assuming a constant net Segment Rate of Return of 5% for each successive 1-year Segment, the total amount of advisory fees deducted would be $18,047, but the account value would be lower by $22,848. You should consider whether it is in your best interest to take withdrawals from your contract to pay advisory fees or pay them from another source.

For the tax consequences of withdrawals, see “Tax information” later in this Prospectus.

Systematic withdrawals

(All contracts except Inherited IRA)

You may take systematic withdrawals of a fixed dollar amount or percentage of account value on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value on the date of the withdrawal: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

Systematic withdrawals, like all withdrawals, will reduce the account value, standard death benefit, and Return of Premium death benefit, perhaps by more than the amount of the withdrawal, and, over time, could result in a significant loss of principal and previously credited interest. You should speak to your financial professional before taking systematic withdrawals under this contract.

If you elect our systematic withdrawal program, you may request to have your withdrawals made on any day of the month, subject to the following restrictions:

•	you must select a date that is more than three calendar days prior to your contract date anniversary; and

•	you cannot select the 29th, 30th or 31st.

If you do not select a date, we will make the withdrawals the same day of the month as the day we receive your request to elect the program, subject to the same restrictions listed above. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

Any systematic withdrawal or portion thereof that exceeds the remaining 10% free withdrawal amount may, like other partial withdrawals, incur a withdrawal charge.

Lifetime required minimum distribution withdrawals

(Traditional IRA contracts only — See “Tax information” later in this Prospectus.)

We offer our “automatic required minimum distribution (RMD) service” to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions (we refer to them as “RMDs”) yourself and request partial withdrawals. In such a case, a withdrawal charge could apply. Before electing this account-based withdrawal option, you should consider whether annuitization might be better in your situation. Please refer to “Required minimum distributions” under “Individual Retirement Arrangements (“IRAs”)” in “Tax information” later in this Prospectus.

Required minimum distributions, like all withdrawals, will reduce the account value, standard death benefit, and Return of Premium death benefit, perhaps by more than the amount of the withdrawal, and, over time, could result in a significant loss of principal and previously credited interest. You should speak to your financial professional before taking required minimum distributions under this contract.

This service is not available to qualified plan trust owned contracts.

Under legislation enacted at the end of 2019:

•	If your birthdate is June 30, 1949 or earlier, you may elect our “automatic required minimum distribution (RMD) service” in the year in which you reach age 70 1⁄2, or in any later year.

•	If your birthdate is July 1, 1949 or later, you may elect our “automatic required minimum distribution (RMD) service” in the year in which you reach age 72, or in any later year.

See the discussion of lifetime required minimum distributions under “Tax Information” later in this prospectus. The minimum amount we will pay out is $250. Currently, RMD payments will be made annually each December.

We do not impose a withdrawal charge on the RMD payment taken through our automatic RMD service even if, when added to a partial withdrawal previously taken in the same contract year, the RMD payments exceed the free withdrawal amount.

This service does not generate an automatic RMD payment during the first contract year. Therefore, if you are making a rollover or transfer contribution to the contract after age 72 (or age 70 1⁄2 if applicable), you must take an RMD before the rollover or transfer. If you do not, any withdrawals that you take during the first contract year to satisfy your RMD amount may be subject to withdrawal charges, if applicable, if they exceed the free withdrawal amount.

The RMD amount is based on your entire interest in your traditional IRA contract whether your investments are allocated to the variable investment option and/or one or more Segments. We will withdraw your RMD amount from the variable investment option first. If there is insufficient account value in the variable investment option, then we will withdraw the balance of the RMD amount from the Segment Type Holding Accounts on a pro rata basis. If there is insufficient value in the variable investment option and the Segment Type Holding Accounts, we will withdraw amounts from the Segments on a pro rata basis.

As you approach age 72 (or age 70 1⁄2 if applicable) you should consider the effect of allocations to any Segment. You should consider whether you have a sufficient amount allocated to the variable investment option under this contract and/or sufficient liquidity under other traditional IRAs that you maintain in order to satisfy your RMD for this contract without affecting amounts allocated to a Segment under this contract.

We will send to traditional IRA owners a form outlining the minimum distribution options available in the year you reach age 72 (or age 70 1⁄2 if applicable) (if you have not begun your annuity payments before that time).

How withdrawals are taken from your account value

Withdrawals

Unless you specify otherwise, we will subtract your withdrawals from your value in the variable investment option (excluding the Segment Type Holding Accounts and dollar cap averaging account). If there is insufficient value or no value in the variable investment option (excluding the Segment Type Holding Accounts and dollar cap averaging account), any additional amount of the withdrawal required or the total amount of the withdrawal will be taken on a pro rata basis from the Segment Type Holding Accounts. If there are insufficient funds in the Segment Type Holding Accounts, any additional amount of the withdrawal required will be taken from the dollar cap averaging account. If there is insufficient value in the dollar cap averaging account, we will deduct all or a portion of the withdrawal from the Segments on a pro rata basis.

If you specify the investment options from which you want us to deduct your withdrawal, you must also specify the dollar amount or percentage of the withdrawal to be taken from each specified Segment and/or variable investment option.

If you have amounts in a Segment Type Holding Account and you make a withdrawal on a Segment Start Date, that amount will not be transferred into the Segment created on that date.

Withdrawals prior to your Segment Maturity Date reduce the Segment Investment on a pro rata basis by the same proportion that the Segment Interim Value is reduced on the date of the withdrawal. For Annual Lock Segments, each Annual Lock Anniversary Ending Amount and Annual Lock Anniversary Starting Amount is also recalculated. Below is a table summarizing the impact of a withdrawal during the second Annual Lock Period of an Annual Lock Segment on the Annual Lock Anniversary Starting Amount (which is equal to the Segment Investment) and Annual Lock Anniversary Ending Amount that is described in greater detail immediately following the table.

			Before Withdrawal		After Withdrawal
Year	Index Perfor mance Rate	Annual Lock Yearly Rate of Return	Segment Invest ment*	Annual Lock Anniv ersary Ending Amount	Segment Investment*	Annual Lock Anniv ersary Ending Amount
1	13%	12%	$1,000.00	$1,120.00	$900.00	$1,008.00
1.5	$110.00 withdrawal** (Segment Interim Value at time of withdrawal is $1,100.00)
*	The first Annual Lock Anniversary Starting Amount is equal to the Segment Investment.
**	$110 is the total amount withdrawn (including any withdrawal charge and Return of Premium Death Benefit charge).

Assume $1,000.00 is invested in an Annual Lock Segment. The Index Performance Rate for the first Annual Lock Period is 13% which is greater than the Performance Cap Rate of 12%. Therefore, the first Annual Lock Anniversary Ending Amount is $1,120.00 ($1,000.00 + ($1,000.00 * 12%)). If a withdrawal of $110.00 is taken during the second Annual Lock Period and the Segment Interim Value on the date of the withdrawal is $1,100.00) then the recalculated first Annual Lock Anniversary Starting Amount (which is equal to the Segment Investment) is $900.00 ($1,000.00 – ($1,000.00 * ($110.00/$1,100.00))). The recalculated Annual Lock Anniversary Ending Amount is $1,008.00 ($900.00 + ($900.00 * 12%)).

You can request, in advance of your Segment Maturity Date, a withdrawal of your Segment Maturity Value on the Segment Maturity Date, which is not subject to the restrictions described above regarding the need to withdraw amounts in variable investment options and Segment Type Holding Accounts before withdrawing amounts from Segments. We will only accept a request to withdraw your Segment Maturity Value on the Segment Maturity Date if you submit the request no more than 12 months before the Segment Maturity Date.

If you have authorized your advisor to take withdrawals of advisory fees from your Series ADV contract, your advisor can elect to withdrawal their advisory fees from your contract at any time. These withdrawals, like all withdrawals, will reduce your Segment Investment on a pro rata basis if taken from a Segment (which may mean that the reduction in the Segment Investment is greater than the dollar amount of the withdrawal). A withdrawal from a Series ADV NQ contract, including a withdrawal to pay the fees of the fee-based program, may be a taxable event. For the tax consequences of withdrawals, see “Tax information” later in this Prospectus.

Surrendering your contract to receive its cash value

You may surrender your contract to receive its cash value at any time while an owner is living (or for contracts with non-natural owners, while the annuitant is living) and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

Amounts surrendered from any Segment before the Segment Maturity Date will reflect the Segment Interim Value calculation. For more information, see Appendix “Segment Interim Value” in this prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See “Your annuity payout options” below. For the tax consequences of surrenders, see “Tax information” later in this Prospectus.

When a contract is surrendered in certain states, the free withdrawal amount is not taken into account when calculating the amount of the withdrawal. See “10% free withdrawal amount” under “Charges under the contract” in “Charges and expenses” later in this Prospectus.

Withdrawals treated as surrenders

If you withdraw more than 90% of a contract’s current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. For the tax consequences of withdrawals, see “Tax information” later in this Prospectus.

When to expect payments

Generally, we will fulfill requests for payments out of the investment options within seven calendar days after the date of receipt of the transaction request in good order. These transactions may include payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)	the NYSE is closed or restricts trading,

(2)	the SEC determines that an emergency exists as a result of which sales of securities or determination of fair value of an investment option’s assets is not reasonably practicable, or

(3)	the SEC, by order, permits us to defer payment to protect people remaining in the variable investment option.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.

Signature Guarantee

As a protection against fraud, we require a signature guarantee (i.e., Medallion Signature Guarantee as required by us) for the following transaction requests:

•	disbursements, including but not limited to partial withdrawals, surrenders, transfers and exchanges, over $250,000;
•	any disbursement requested within 30 days of an address change;

•	any disbursement when we do not have an originating or guaranteed signature on file or where we question a signature or perceive any inconsistency between the signature on file and the signature on the request; and

•	any other transaction we require.

We may change the specific requirements listed above, or add signature guarantees in other circumstances, at our discretion if we deem it necessary or appropriate to help protect against fraud. For current requirements, please refer to the requirements listed on the appropriate form or call us at the number listed in this prospectus.

You can obtain a Medallion Signature Guarantee from more than 7,000 financial institutions that participate in a Medallion Signature Guarantee program. The best source of a Medallion Signature Guarantee is a bank, brokerage firm or credit union with which you do business. A notary public cannot provide a Medallion Signature Guarantee. Notarization will not substitute for a Medallion Signature Guarantee.

Your annuity payout options

The following description assumes annuitization of your entire contract. For partial annuitization, see “Partial annuitization” below.

Deferred annuity contracts provide for conversion to payout status at or before the contract’s “maturity date.” This is called annuitization. When your contract is annuitized, your contract and all its benefits will terminate and will be converted to a supplemental payout annuity contract (“payout option”) that provides for periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your contract at the time of annuitization, the annuity payout option that you select, and the annuity purchase factor to which that value is applied, as described below. Amounts withdrawn from any Segment before the Segment Maturity Date to be applied to annuitization will reflect the Segment Interim Value calculation. For more information, see Appendix “Segment Interim Value” in this prospectus. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your contract guarantees that upon annuitization, your account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. Any change to the annuity purchase factor will only apply to contributions made after the date of the change. (Please see your contract and SAI for more information). In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We may offer other payout options not outlined here. Your financial professional can provide details.

Annuitization terminates the Return of Premium Death Benefit including if your contract reaches the maturity date. See “Annuity maturity date” later in this section.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own and the annuitant’s age at contract issue. We reserve the right to add, remove or change these annuity payout options at any time.

Annuity payout options

Fixed annuity payout options	• Life annuity • Life annuity with period certain • Life annuity with refund certain

•	Life annuity: An annuity that guarantees payments for the rest of the annuitant’s life. Payments end with the last monthly payment before the annuitant’s death. Because there is no continuation of benefits following the annuitant’s death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living. It is possible that the Life annuity option could result in only one payment if the annuitant dies immediately after the first payment.

•	Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant’s life. If the annuitant dies before the end of a selected period of time (“period certain”), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant’s life expectancy or the joint life expectancy of the annuitant and the joint annuitant. A life annuity with period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case the period certain will be based on the annuitant’s age and will not exceed 10 years or the annuitant’s life expectancy.

•	Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant’s life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant’s life and, after the annuitant’s death, payments continue to the survivor.

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

The amount applied to purchase an annuity payout option

The amount applied to purchase an annuity payout option varies depending on the payout option that you choose and the timing of your purchase as it relates to any withdrawal charges that apply under your contract.

We use the account value if you select a life annuity, life annuity with period certain or life annuity with refund certain. If we are offering non-life contingent forms of annuities, the withdrawal charge will be imposed for Series B contracts and we apply the cash value to purchase the annuity payout option (except that if the period certain is more than five years, the amount applied will be no less than 95% of the account value). If you have amounts invested in a Segment and you annuitize before the Segment Maturity Date, we will apply the Segment Interim Value to purchase an annuity payout option. If applicable, a pro rata portion of the Return of Premium Death Benefit charge is applied when calculating the Segment Interim Value of any Segments.

Partial annuitization.  Partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the life-contingent annuity payout options described here. We no longer offer a period certain option for partial annuitization. We require you to elect partial annuitization on the form we specify. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See “How withdrawals are taken from your account value” earlier in this section and also the discussion of “Partial annuitization” in “Tax information” for more information.

Selecting an annuity payout option

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a maximum period certain of 10 years. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments are to begin, but generally it may not be earlier than thirteen months from the contract date. You can change the date your annuity payments are to begin any time. The date may not be later than your contract’s maturity date. Your contract’s maturity date is the date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant’s 98th birthday.

We will send you a notice with your contract statement one year prior to your maturity date. Once you have selected an annuity payout option and payments have begun, no change can be made. If you do not respond to the notice within 30 days following your maturity date, your contract will be annuitized automatically.

We currently offer different payment frequencies on certain annuity payout options. In general, the total annual payout will be lower for more frequent payouts (such as monthly) because of the increased administrative expenses associated with more frequent payouts. Also, in general, the longer the period over which we expect to make payments, the lower will be your payment each year.

The amount of the annuity payments will depend on:

(1)	the amount applied to purchase the annuity;

(2)	the type of annuity chosen;

(3)	in the case of a life annuity, the annuitant’s age (or the annuitant’s and joint annuitant’s ages); and

(4)	in certain instances, the sex of the annuitant(s).

You will not be able to make withdrawals, transfers or change annuity payout options once your contract is annuitized.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

Please see Appendix “State contract availability and/or variations of certain features and benefits” in this Prospectus for state variations.

Annuity maturity date

Your contract has a maturity date. The maturity date is based on the age of the original annuitant at contract issue and cannot be changed other than in conformance with applicable law, even if you name a new annuitant. The maturity date is generally the contract date anniversary that follows the annuitant’s 98th birthday (or older joint annuitant’s, if your contract has joint annuitants). The maturity date may not be less than thirteen months from your contract date, unless otherwise stated in your contract. We will send a notice with the contract statement one year prior to the maturity date. The notice will include the date of maturity, describe the available annuity payout options, state the availability of a lump sum payment option, and identify the default payout option if you do not provide an election by the time of your contract maturity date. The default payout option is a life annuity with a maximum period certain of 10 years.

7. Charges and expenses

Charges that the Company deducts

We do not deduct any non-optional benefit charges each day from the net assets of each variable investment option (including the Segment Type Holding Account and dollar cap averaging account). However, if you elect the Return of Premium Death Benefit, we do deduct the Return of Premium Death Benefit charge from the net assets of the EQ/Money Market variable investment option, but we do not deduct this charge from the net assets of the Segment Type Holding Accounts and dollar cap averaging account. If applicable, this charge is reflected in the unit values of the variable investment option.

We deduct the following charges from your account value. When we deduct these charges from your variable investment option, we reduce the number of units credited to your contract:

•	for Series B contracts, at the time you make certain withdrawals or surrender your contract, or your contract is terminated — a withdrawal charge.

•	at the time annuity payments are to begin — charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

•	if in the future we offer additional variable investment options, at the time you request a transfer among the variable investment options in excess of 12 transfers among the variable investment options in a contract year — a transfer charge (currently, there is no transfer charge).

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See “Group or sponsored arrangements” below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

Charges under the contracts

Transfer charge

If in the future we offer additional variable investment options, we reserve the right to charge for any transfers among variable investment options in excess of 12 per contract year. We will provide you with advance notice if we decide to assess the transfer charge, which will never exceed $35 per transfer. The transfer charge is designed to compensate the company with respect to adminstering the transaction. The charge is also designed to deter disruptive transfer activity. The transfer charge (if applicable), will be assessed at the time that the transfer is processed. Each time you request a transfer from one variable investment option to another, we will assess the transfer charge (if applicable). Separate requests submitted on the same day will each be treated as a separate transfer. Any transfer charge will be deducted from the variable investment options from which the transfer is made. We will not count transfers from Segment Type Holding Accounts into Segments on a Segment Start Date, or the allocation of Segment Maturity Value on a Segment Maturity Date in calculating the number of transfers subject to this charge. We will also not charge for transfers to or from a Segment or transfers made in connection with our DCA Program.

Return of Premium Death Benefit charge

If you elect the Return of Premium Death Benefit, we deduct:

•	A daily charge from the net assets in each variable investment option but not from each Segment Type Holding Account and the dollar cap averaging account. The charge is equal to an annual rate of 0.20% of the net assets in each investment option.

and

•	A charge from each Segment as part of the Segment Rate of Return. The charge is equal to an annual rate of 0.20% of the Segment Investment in each Segment for the Segment Duration and is deducted when calculating the Segment Rate of Return on the Segment Maturity Date. A pro rata portion of this charge is deducted as part of the Segment Interim Value calculation if a partial withdrawal or transfer is taken from a Segment on a date other than the Segment Maturity Date or if the contract is surrendered, canceled, annuitized or a death benefit paid on a date other than the Segment Maturity Date. The Segment Investment is also reduced if a portion of the Return of Premium Death Benefit charge is deducted as part of the Segment Interim Value calculation.

The Return of Premium Death Benefit charge is designed to compensate us for providing the Return of Premium Death Benefit amount.

Fee-based expenses (Series ADV contracts only)

The fees and expenses of a fee-based program are separate from and in addition to the fees and expenses of the contract. Please consult with your program sponsor for more details about your fee-based program. You should consider maintaining sufficient assets outside of this contract in order to pay advisory or custodial account expenses. Withdrawals from your Series ADV contract to pay those expenses will be treated like any other withdrawal.

Special services charges

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

Wire transfer charge.  We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

Express mail charge.  We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

Duplicate contract charge.  We charge $35 for providing a copy of your contract. The charge for this service can be paid (i) using a credit card acceptable to us, (ii) by sending a check to our processing office, or (iii) by any other means we make available to you.

Check preparation charge.  The standard form of payment for all withdrawals is direct deposit. If direct deposit instructions are not provided, payment will be made by check. Currently, we do not charge for check preparation, however, we reserve the right to impose a charge, which would be deducted from the amount you request following imposition of such a charge. We reserve the right to charge a maximum of $85.

Charge for third-party transfer or exchange.

Currently, we are waiving the $65 charge for each third-party transfer or exchange; this waiver may be discontinued at any time, with or without notice. Absent this waiver, we deduct a charge from the amount you request for direct rollovers or direct transfers of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. We reserve the right to increase this charge to a maximum of $125.

Withdrawal charge (Series B contracts only)

A withdrawal charge may apply in four circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; (3) you annuitize under a non-life contingent annuity payout option; or (4) we terminate your contract. The amount of the charge will depend on whether the 10% free withdrawal amount applies, and the availability of one or more exceptions.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

Charge as a % of contribution for each year following contribution
1	2	3	4	5	6	7+

7%	7%	6%	5%	4%	3%	0%

For purposes of calculating the withdrawal charge, we treat the year in which we receive a contribution as

“year 1.” For withdrawal charge purposes, withdrawals of the free withdrawal amount and earnings are not considered withdrawals of contributions. We also treat contributions that have been invested the longest as being withdrawn first (FIFO basis). However, federal income tax rules treat earnings under most NQ contracts as withdrawn first. See “Tax information” later in this Prospectus.

During the first six contract years, for withdrawal charge purposes we will consider the 10% free amount withdrawn first until exhausted (which will reduce earnings but not contributions), then contributions until exhausted (on a FIFO basis). After the sixth contract year, for withdrawal charge purposes we will consider the 10% free amount withdrawn first until exhausted (which will reduce earnings but not contributions), then contributions not subject to withdrawal charges until exhausted (on a FIFO basis), then earnings until exhausted, and then contributions subject to withdrawal charges (on a FIFO basis).

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage.

We deduct the withdrawal amount and the withdrawal charge from the variable investment option (excluding the Segment Type Holding Accounts and dollar cap averaging account). If those amounts are insufficient, we will deduct all or a portion of the required amounts pro rata from the Segment Type Holding Accounts. If the amounts in the Segment Type Holding Accounts are still insufficient, we will deduct all or a portion of the required amounts from the dollar cap averaging account. If the amount in the dollar cap averaging account is still insufficient, we deduct all or a portion of the required amounts from the Segments on a pro rata basis. If you specify that your withdrawal be taken from specific investment options, the amount of the withdrawal charge will first be taken from the investment options you specify. If there is insufficient value in those options to pay the withdrawal charge after your withdrawal is deducted, then the remainder of the withdrawal charge is deducted as described above.

Withdrawals from a Segment or a Segment Type Holding Account are subject to the same withdrawal charge calculations as a withdrawal from any other investment option. Any withdrawal from a Segment will reduce the Segment Interim Value. A withdrawal from a Segment Type Holding Account reduces the amount that will be transferred to a Segment. For more information, see “Structured Investment Option” in “Contract features and benefits,” earlier in this Prospectus.

The withdrawal charge does not apply in the circumstances described below.

10% free withdrawal amount.  For Series B contracts, each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge (often referred to as the “10% free withdrawal amount” or “free withdrawal amount”). No withdrawal charge applies to Select and Series ADV contracts. The 10% free withdrawal amount is determined using your account value at the beginning of the contract year. In the first contract year amounts received within 90 days of the contract date are included for purposes of calculating the free withdrawal amount. When a contract is surrendered, the free withdrawal amount is not taken into account when calculating the amount of the withdrawal charge.

Assume you made an initial contribution of $100,000 to a 6-year Segment and a subsequent contribution of $40,000 in contract year 2 to another 6-year Segment. At the beginning of the seventh contract year, if your account value is $200,000, you could withdraw up to $160,000 free of withdrawal charges on that day ($20,000 from the 10% free withdrawal amount plus $100,000 from contributions which are no longer subject to withdrawal charges plus $40,000 of earnings). Assume you withdraw the entire Segment Maturity Value of the first Segment when it matures (assume that is $150,000 and your contract’s account value on that day is $200,500) you would not pay a withdrawal charge since no contributions subject to withdrawal charges are deemed withdrawn (the $150,000 withdrawn for withdrawal charge purposes is deemed comprised of $20,000 from the 10% free withdrawal amount plus $100,000 from contributions which are no longer subject to withdrawal charges plus $30,000 of earnings).

Death.  The withdrawal charge does not apply if the owner dies and a death benefit is payable to the beneficiary.

Disability, terminal illness, or confinement to nursing home.   The withdrawal charge also does not apply if:

(i)	An owner (or older joint owner, if applicable) has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii)	We receive proof satisfactory to us (including certification by a licensed physician) that an owner’s (or older joint owner’s, if applicable) life expectancy is six months or less; or

(iii)

An owner (or older joint owner, if applicable) has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

—	its main function is to provide skilled, intermediate, or custodial nursing care;

—	it provides continuous room and board to three or more persons;

—	it is supervised by a registered nurse or licensed practical nurse;
—	it keeps daily medical records of each patient;

—	it controls and records all medications dispensed; and

—	its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

Charges for state premium and other applicable taxes

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity pay out option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

Adjustments with respect to early distributions from Segments

We calculate the Segment Interim Value when a withdrawal is taken, whether a partial withdrawal or a full contract surrender, or upon death or cancellation or annuitization of the contract, from a Segment prior to the Segment Maturity Date, which could result in a loss of up to 90% of the Segment Investment. The Segment Interim Value is calculated based on a formula that provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. For more information on the calculation of the Segment Interim Value, please see Appendix “Segment Interim Value”.

Charges that the Trust deducts

The Trust deducts charges for the following types of fees and expenses:

•	Management fees.

•	12b-1 fees.

•	Operating expenses, such as trustees’ fees, independent auditors’ fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

•	Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of the portfolio. Since shares of the Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment option and are reflected in its unit values. For more information about these charges, please refer to the prospectus for the Trust.

Group or sponsored arrangements

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of a Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales and administration generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

Other distribution arrangements

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

8. Tax information

Overview

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Structured Capital Strategies® contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA Roth IRA or QP, and the characteristics of the owner. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and IRS interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider further proposals to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person’s contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 (ERISA). Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

CARES Act

Congress enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) on March 27, 2020. The CARES Act permitted penalty-free withdrawals during 2020 from many tax-qualified and tax-favored plans and contracts (such as defined contribution plans, 403(b) plans, government sponsored employer 457(b) plans, and IRAs) by individuals affected by coronavirus or the economic aftermath. An individual may repay the amount of the distribution to the plan or contract within a 3-year period. Please consult your tax adviser about your individual circumstances.

Buying a contract to fund a retirement arrangement

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements (“IRAs”): an individual retirement annuity contract such as the ones offered in this Prospectus, or an individual retirement custodial or trusteed account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code. How these arrangements work, including special rules applicable to each, are noted in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity’s features and benefits compared with the features and benefits of other permissible funding vehicles and the relative costs of annuities and other such arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options you elect.

Transfers among investment options

If permitted under the terms of the contract, you can make transfers among investment options inside the contract without triggering taxable income.

Taxation of nonqualified annuities

Contributions

You may not deduct the amount of your contributions to a nonqualified annuity contract.

Contract earnings

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

•	if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

•	if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

•	if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

•	if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a typical grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that the Company and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

Annuity payments

The following applies to an annuitization of the entire contract. In certain cases, the contract can be partially annuitized. See “Partial annuitization”.

Annuitization under a Structured Capital Strategies® contract occurs when your entire interest under the contract is or has been applied to one or more payout options intended to amortize amounts over your life or over a period certain generally limited by the period of your life expectancy. (We do not currently offer a period certain option without life contingencies.) Annuity payouts can also be determined on a joint life basis. After annuitization, no further contributions to the contract may be made, the annuity payout amount must be paid at least annually, and annuity payments cannot be stopped except by death or surrender (if permitted under the terms of the contract).

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments. If you have a loss on a variable annuity payout in a taxable year, you may be able to adjust the tax-free amount in subsequent years.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Your rights to apply amounts under this Structured Capital Strategies® contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to an annuity payout option we may offer at the time under the contract. If no affirmative choice is made, we will apply any remaining account value or interest in the contract to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this Structured Capital Strategies® contract constitutes an annuity contract under current federal tax rules.

Partial annuitization

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date. We do not currently offer a period certain option without life contingencies.

Withdrawals made before annuity payments begin

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

Collateral assignments are taxable to the extent of any earnings in the contract at the time any portion of the contract’s value is assigned as collateral. Therefore, if you assign your contract as collateral for a loan with a third party after the contract is issued, you may have taxable income even though you receive no payments under the contract. The Company will report any income attributable to a collateral assignment on Form 1099-R. Also, if the Company makes payments or distributions to the assignee pursuant to directions under the collateral assignment agreement, any gains in such payments may be taxable to you and reportable on Form 1099-R even though you do not receive them.

1035 Exchanges

You may purchase a nonqualified deferred annuity through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

•	the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

•	the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a “qualified long-term care contract” meeting all specified requirements under the Code or an annuity contract with a “qualified long-term care contract” feature (sometimes referred to as a “combination annuity” contract).

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a “qualified long-term care contract” or “combination annuity” in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

If you are purchasing your contract through a Section 1035 exchange, you should be aware that the Company cannot guarantee that the exchange from the source contract to the contract you are applying for will be treated as a Section 1035 exchange; the insurance company issuing the source contract controls the tax information reporting of the transaction as a Section 1035 exchange. Because information reports are not provided and filed until the calendar year after the exchange transaction, the insurance company issuing the source contract shows its agreement that the transaction is a 1035 exchange by providing to us the cost basis of the exchanged source contract when it transfers the money to us on your behalf.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

Section 1035 exchanges are generally not available after the death of the owner. The destination contract must meet specific post-death payout requirements to prevent avoidance of the death of owner rules. See “Payment of death benefit”.

Surrenders

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

Death benefit payments made to a beneficiary after your death

For the rules applicable to death benefits, see “Payment of death benefit”. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option, the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

Early distribution penalty tax

If you take distributions before you are age 59 1⁄2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1⁄2 penalty tax include distributions made:

•	on or after your death; or

•	because you are disabled (special federal income tax definition); or

•	in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

Additional Tax on Net Investment Income

Taxpayers who have modified adjusted gross income (“MAGI”) over a specified amount and who also have specified net investment income in any year may have to pay an additional surtax of 3.8%. (This tax has been informally referred to as the “Net Investment Income Tax” or “NIIT”). For this purpose net investment income includes distributions from and payments under nonqualified annuity contracts. The threshold amount of MAGI varies by filing status: $200,000 for single filers; $250,000 for married taxpayers filing jointly, and $125,000 for married taxpayers filing separately. The tax applies to the lesser of a) the amount of MAGI over the applicable threshold amount or b) the net investment income. You should discuss with your tax adviser the potential effect of this tax.

Investor Control Issues

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of the Separate Account. If you were treated as the owner, you would be taxed on income and gains attributable to the shares of the underlying portfolio.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of the Separate Account. Recently, the IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolio, and must have no right to direct the particular investment decisions within the portfolio.

Also we do not believe that these rules apply to the assets of the non-unitized Separate Account, because contract owners have no interest in the performance of those assets.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of the

Separate Account, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of the Separate Account.

Individual retirement arrangements (“IRAs”)

General

“IRA” stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

•	traditional IRAs, typically funded on a pre-tax basis; and

•	Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA’s benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publications 590-A (“Contributions to Individual Retirement Arrangements (IRAs)”) and 590-B (“Distributions from Individual Retirement Arrangements (IRAs)”). These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

The Company designs its IRA contracts to qualify as “individual retirement annuities” under Section 408(b) of the Internal Revenue Code. We offer the Structured Capital Strategies® contract in both traditional IRA and Roth IRA versions.

This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contracts. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under “Charges and expenses”. We describe the method of calculating payments under “Accessing your money”. We do not guarantee or project growth in variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have not applied for opinion letters approving the respective forms of the traditional IRA and Roth IRA contracts for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment.

Your right to cancel within a certain number of days

You can cancel either version of the Structured Capital Strategies® IRA contract (traditional IRA or Roth IRA) by following the directions under “Your right to cancel within a certain number of days” in “Contract features and benefits”. If you cancel a traditional IRA, or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

Traditional individual retirement annuities (“traditional IRAs”)

Contributions to traditional IRAs.  Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

•	“regular” contributions out of earned income or compensation; or

•	tax-free “rollover” contributions; or

•	direct custodian-to-custodian transfers from other traditional IRAs (“direct transfers”).

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

Because the minimum initial contribution the Company requires to purchase this contract is larger than the maximum regular contribution you can make to an IRA for a taxable year, this contract must be purchased through a rollover or direct transfer contribution.

Regular contributions to traditional IRAs

Limits on contributions.  The “maximum regular contribution amount” for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $6,000 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2023, after adjustment for cost-of-living changes. When your earnings are below $6,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional “catch up contributions” of up to $1,000 to your traditional IRA.

Special rules for spouses.  If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $6,000, married individuals filing jointly can contribute up to $12,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $6,000 can be contributed annually to either spouse’s traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. Catch-up contributions may be made as described above for spouses who are at least age 50 at any time during the taxable year for which the contribution is being made.

Deductibility of contributions.  The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual’s personal situation (including his/her spouse). IRS Publication 590-A, (“Contributions to Individual Retirement Arrangements (IRAs)”) which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual’s income limits for determining contributions and deductions all may be adjusted annually for cost of living.

Nondeductible regular contributions.  If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse’s traditional IRA) may not, however, exceed the maximum $5,000 per person limit for the applicable taxable year ($6,000 for 2023 after adjustment). The dollar limit is $1,000 higher for people eligible to make age 50+ “catch-up” contributions ($7,000 for 2023). You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See “Withdrawals, payments and transfers of funds out of traditional IRAs”.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions.  If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year. Make sure you designate the year for which you are making the contribution.

Rollover and direct transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these “eligible retirement plans”:

•	qualified plans;

•	governmental employer 457(b) plans;

•	403(b) plans; and

•	other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after lifetime required minimum distributions must start must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Rollovers from “eligible retirement plans” other than traditional IRAs

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

•	Do it yourself:

You receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

•	Direct rollover:

You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

•	“required minimum distributions” after age 72 (or age 70 1⁄2 if applicable) or retirement from service with the employer; or

•	substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

•	substantially equal periodic payments made for a specified period of 10 years or more; or

•	hardship withdrawals; or

•	corrective distributions that fit specified technical tax rules; or

•	loans that are treated as distributions; or

•	certain death benefit payments to a beneficiary who is not your surviving spouse; or

•	qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

Under legislation enacted at the end of 2019, distributions from an eligible retirement plan made in connection with the birth or adoption of a child as specified in the Code can be made free of income tax withholding and penalty-free. Repayments of these distributions to an eligible retirement plan are treated as deemed rollover contributions.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.

Rollovers from an eligible retirement plan to a traditional IRA are not subject to the “one-per-year limit” noted in this section.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See “Taxation of payments” under “Withdrawals, payments and transfers of funds out of traditional IRAs.” After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. We call this the “one-per-year limit.” It is the IRA owner’s responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

Spousal rollovers and divorce-related direct transfers

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse’s traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Excess contributions to traditional IRAs

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. Examples of excess contributions are regular contributions of more than the maximum regular contribution amount for the applicable taxable year, and a rollover contribution which is not eligible to be rolled over, for example to the extent an amount distributed is a lifetime required minimum distribution after age 72 (or after age 70 1⁄2, if applicable). You can avoid or limit the excise tax by withdrawing an excess contribution. See IRS Publications 590-A and 590-B for further details.

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having “recharacterized” your contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals.  You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments.  Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible (after-tax) IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

•	the amount received is a withdrawal of certain excess contributions, as described in IRS Publications 590-A and 590-B; or

•	the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See “Rollovers from eligible retirement plans other than traditional IRAs” under “Rollover and direct transfer contributions to traditional IRAs” for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457 plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457 plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a “conduit IRA” before being rolled back into a qualified plan. See your tax adviser.

IRA distributions directly transferred to charity.  Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70 1/2 or older. You can direct us to make one distribution per calendar year directly to a charitable organization you request whether or not such distribution might be eligible for favorable tax treatment. Additional requests in the same calendar year will not be honored. Since an IRA owner is responsible for determining the tax consequences of any distribution from an IRA, we report the distribution to you on Form 1099-R. After discussing with your own tax advisor, it is your responsibility to report any distribution qualifying as a tax-free charitable direct transfer from your IRA on your own tax return.

Required minimum distributions

Legislation enacted at the end of 2019 which is generally effective January 1, 2020 significantly amended the required minimum distribution rules. Because these rules are statutory and regulatory, in many cases IRS guidance will be required to implement these changes.

Background on Regulations — Required Minimum Distributions

Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, various guaranteed benefits. This could increase the amount required to be distributed from the contracts if you take annual withdrawals instead of annuitizing. Currently we believe that these provisions would not apply to Structured Capital Strategies® contracts because of the type of benefits provided under the contracts. However, if you take annual withdrawals instead of annuitizing, please consult your tax adviser concerning applicability of these complex rules to your situation.

Lifetime required minimum distributions — When you have to take the first lifetime required minimum distribution.  When you have to start lifetime required minimum distributions from your traditional IRAs depends on your birthdate. Under legislation enacted at the end of 2019, lifetime required minimum distributions from your traditional IRAs must start for the year in which you attain age 72 (if you were born July 1, 1949 or later). For individuals born June 30, 1949 or earlier, lifetime required minimum distributions from your traditional IRAs must start for the year in which you attain age 70 1⁄2. That is, individuals who had already attained age 70 1⁄2 by December 31, 2019 had no change from prior law in the start or continuation of their lifetime required minimum distributions.

The first required minimum distribution is for the calendar year in which you turn age 72 (or age 70 1⁄2 if applicable). You have the choice to take this first required minimum distribution during the calendar year you actually reach age 72 (or age 70 1⁄2 if applicable), or to delay taking it until the first three-month period in the next calendar year (January 1 – April 1). Distributions must start no later than your “Required

Beginning Date,” which is April 1st of the calendar year after the calendar year in which you turn age 72 (or age 70 1⁄2 if applicable). If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year — the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions.  There are two approaches to taking required minimum distributions — “account-based” or “annuity-based.”

Account-based method.  If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

If you choose an account-based method, the RMD amount for your Structured Capital Strategies® traditional IRA contract is calculated with respect to your entire interest in the contract, including your allocations to the variable investment option and one or more of the Segments in the Structured Investment Option.

Annuity-based method.  If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and an eligible designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans?  No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose?  We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our “automatic required minimum distribution (RMD) service.” Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, if you are taking account-based withdrawals from all of your traditional IRAs, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

If you are at an age where you are required to take lifetime required minimum distributions from traditional IRAs you should consider the effect of allocations to the Structured Investment Option under a Structured Capital Strategies® traditional IRA contract. You should consider whether you have a sufficient amount allocated to the Variable Investment Option under this contract and/or sufficient liquidity under other traditional IRAs that you maintain in order to satisfy your RMD for this contract without affecting amounts allocated to the Structured Investment Option under this contract.

Particularly if you hold any portion of your Structured Capital Strategies® IRA account value in Segments, you should make sure to have money invested in the variable investment option and/or other traditional IRAs in order to have enough liquidity in the contract or elsewhere to satisfy your RMD withdrawals without dipping into a Segment.

What if you take more than you need to for any year?  The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year?  Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die?  These vary, depending on the status of your beneficiary (individual or entity) and when you die. Legislation enacted at the end of 2019 significantly amends the post-death required minimum distribution rules for distributions made beginning January 1, 2020, and in some cases may affect payouts for pre-December 31, 2019 deaths.

Individual beneficiary.  Unless the individual beneficiary has a special status as an “eligible designated beneficiary” or “EDB” described below, distributions of the remaining amount in the defined contribution plan or IRA contract following your death must be distributed within 10 years. IRS guidance will be needed regarding the mechanics of implementation of this “10-year” rule.

Individual beneficiary who has “eligible designated beneficiary” or “EDB” status.  An individual beneficiary who is an “eligible designated beneficiary” or “EDB” is able to take annual post-death required minimum distribution payments over the life of the EDB or over a period not extending beyond the life expectancy of the EDB, as long as the distributions start no later than one year after your death (to be prescribed in Treasury Regulations).

Under federal tax law, the following individuals are EDBs:

•	your surviving spouse (see spousal beneficiary, below);

•	your minor children (only while they are minors);

•	a disabled individual (Code definition applies);

•	a chronically ill individual (Code definition applies); and

•	any individual who is not more than 10 years younger than you.

In certain cases, a trust may be treated as an individual and not an entity beneficiary. When minor children reach the age of majority, they stop EDB status and the remainder of the portion of their interest not yet distributed must be distributed within 10 years. However, the contracts issued by the Company do not allow individual beneficiaries who are EDBs solely by virtue of being your minor children to stretch post-death required minimum distribution payments over their lives or life expectancies.

Spousal beneficiary.  If your death beneficiary is your surviving spouse, your spouse has a number of choices. As noted above, post-death distributions may be made over your spouse’s life or period of life expectancy. Your spouse may delay starting payments over his/her life or life expectancy period until the year in which you would have attained age 72. In some circumstances, for traditional IRA contracts only, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 72, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

Non-individual beneficiary.  Pre-January 1, 2020 rules continue to apply. If you die before your Required Beginning Date for lifetime required minimum distributions, and your death beneficiary is a non-individual such as your estate, the “5-year rule” applies. Under this rule, the entire interest must be distributed by the end of the calendar year which contains the fifth anniversary of the owner’s death. No distribution is required for a year before that fifth year. Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die after your Required Beginning Date for lifetime required minimum distributions, and your death beneficiary is a non-individual such as your estate, the rules permit the beneficiary to calculate the post-death required minimum distribution amounts based on the owner’s life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Additional Changes to post-death distributions after the 2019 legislation. The legislation enacted at the end of 2019 applies to deaths after December 31, 2019, so that the post-death required minimum distribution rules in effect before January 1, 2020 continue to apply initially. As long as payments start no later than December 31 following the calendar year of the owner’s or participant’s death, individuals who are non-spouse beneficiaries may continue to stretch post-death payments over their life. It is also permissible to stretch post-death payments over a period not longer than their life expectancy based on IRS tables as of the calendar year after the owner’s or participant’s death on a term certain method. In certain cases a “see-through” trust which is the death beneficiary will be treated as an individual for measuring the distribution period.

However, the legislation enacted at the end of 2019 views the death of the original individual beneficiary as an event that triggers the “10-year” distribution period. Prior to 2019, for example, if an individual beneficiary who had a 20-year life expectancy period in the year after the owner’s or participant’s death died in the 7th year of post-death payments, the beneficiary named by the original beneficiary could continue the payments over the remaining 13 years of the original beneficiary’s life expectancy period. Even if the owner or participant in this example died before December 31, 2019, the legislation caps the length of any post-death payment period after the death of the original beneficiary at 10 years. As noted above, a rule similar to this applies when an EDB dies, or a minor child reaches the age of majority-the remaining interest must be distributed within 10 years. However, the contracts issued by the Company do not allow individual beneficiaries who are EDBs solely by virtue of being your minor children to stretch post-death required minimum distribution payments over their lives or life expectancies. IRS guidance will be needed to implement the mechanics of these beneficiary status shift provisions.

Spousal continuation

If the contract is continued under Spousal continuation, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1⁄2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1⁄2. Some of the available exceptions to the pre-age 59 1⁄2 penalty tax include distributions:

•	made on or after your death; or

•	made because you are disabled (special federal income tax definition); or

•	used to pay for certain extraordinary medical expenses (special federal income tax definition); or

•	used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

•	used to pay certain first-time home buyer expenses (special federal income tax definition — there is a $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

•	used to pay certain higher education expenses (special federal income tax definition); or

•	under legislation enacted at the end of 2019, distributions made in connection with the birth or adoption of a child as specified in the Code; or

•	in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and document eligibility for the exception to the IRS.

Roth individual retirement annuities (“Roth IRAs”)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under “traditional IRAs.”

The Structured Capital Strategies® Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408A(b) and 408(b) of the Internal Revenue Code.

Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

•	regular after-tax contributions out of earnings; or

•	taxable rollover contributions from traditional IRAs or other eligible retirement plans (“conversion” rollover contributions); or
•	tax-free rollover contributions from other Roth individual retirement arrangements (or designated Roth accounts under defined contribution plans); or

•	tax-free direct custodian-to-custodian transfers from other Roth IRAs (“direct transfers”).

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

Because the minimum initial contribution the Company requires to purchase this contract is larger than the maximum regular contribution you can make to an IRA for a taxable year, this contract must be purchased through a rollover or direct transfer contribution.

Regular contributions to Roth IRAs

Limits on regular contributions.  The “maximum regular contribution amount” for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $6,000 is the maximum amount that you may contribute to all IRAs (traditional IRAs and Roth IRAs) for 2023, after adjustment for cost-of-living changes. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. When your earnings are below $6,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under “Special rules for spouses” under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

The amount of permissible contributions to Roth IRAs for any year depends on the individual’s income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590-A, (“Contributions to Individual Retirement Arrangements (IRAs)”) for the rules applicable to the current year.

When you can make contributions.  Same as traditional IRAs.

Deductibility of contributions.  Roth IRA contributions are not tax deductible.

Rollover and direct transfer contributions to Roth IRAs

What is the difference between rollover and direct transfer transactions?  The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

•	another Roth IRA;

•	a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover (“conversion rollover”);

•	a “designated Roth contribution account” under a 401(k) plan, 403(b) plan or governmental employer Section 457(b) plan (direct or 60-day); or

•	from non-Roth accounts under another eligible retirement plan as described under “Conversion rollover contributions to Roth IRAs.”

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. We call this the “one-per-year limit.” It is the Roth IRA owner’s responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Conversion rollover contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code Section 401(a) qualified plan, a 403(b) plan, and a governmental employer Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA — whether or not it is the traditional IRA you are converting — a pro rata portion of the distribution is tax-free. Even if you are under age 59 1⁄2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

Conversion rollover contributions to Roth IRAs are not subject to the “one-per-year limit” noted in this section.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

The IRS and Treasury have issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual’s gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize.  To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

Conversion rollover contributions to Roth IRAs cannot be recharacterized.

To recharacterize a contribution you must use our forms.

Withdrawals, payments and transfers of funds out of Roth IRAs

No federal income tax law restrictions on withdrawals.  You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender and termination of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

•	rollovers from a Roth IRA to another Roth IRA;

•	direct transfers from a Roth IRA to another Roth IRA;

•	qualified distributions from a Roth IRA; and

•	return of excess contributions or amounts recharacterized to a traditional IRA.

Qualified distributions from Roth IRAs.  Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

•	you are age 59 1⁄2 or older; or

•	you die; or

•	you become disabled (special federal income tax definition); or

•	your distribution is a “qualified first-time homebuyer distribution” (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs.  Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)	Regular contributions.

(2)	Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

(a)	Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

(b)	Nontaxable portion.

(3)	Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amounts distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1)	All distributions made during the year from all Roth IRAs you maintain — within any custodian or issuer — are added together.

(2)

All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)	All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions

Lifetime minimum distribution requirements do not apply.

Required minimum distributions at death

Same as traditional IRA under “What are the required minimum distribution payments after you die?”.

Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

Borrowing and loans are prohibited transactions

Same as traditional IRA.

Excess contributions

Generally the same as traditional IRA.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.

Tax withholding and information reporting

Status for income tax purposes; FATCA.  In order for us to comply with income tax withholding and information reporting rules which may apply to annuity contracts and tax-qualified or tax-favored plan participation, we request documentation of “status” for tax purposes. “Status” for tax purposes generally means whether a person is a “U.S. person” or a foreign person with respect to the United States; whether a person is an individual or an entity, and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign person). If we do not have appropriate certification or documentation of a person’s status for tax purposes on file, it could affect the rate at which we are required to withhold income tax, and penalties could apply. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act (“FATCA”), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, we may be required to report contract values and other information for certain contractholders. For this reason we and our affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.

Tax Withholding.  We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

•	we might have to withhold and/or report on amounts we pay under a free look or cancellation.

•	we are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.

Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U.S. entity recipients which are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

Federal income tax withholding on periodic annuity payments

Federal tax rules require payers to withhold differently on “periodic” and “nonperiodic” payments. Payers are to withhold from periodic annuity payments as if the payments were wages. For a periodic annuity payment, for example, the annuity contract owner’s withholding depends on what the owner specifies on a Form W-4P. If the owner fails to provide a correct Taxpayer Identification Number, withholding at the highest rate applies.

A contract owner’s withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

Federal income tax withholding on non-periodic annuity payments (withdrawals)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

Impact of taxes to the Company

The contracts provide that we may charge the Separate Account for taxes. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

9. More information

The Separate Account

Each variable investment option is a subaccount of the Separate Account. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in the Separate Account and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from the Separate Account that represent our investments in the Separate Account or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest the Separate Account assets in any investment permitted by applicable law. The results of the Separate Account’s operations are accounted for without regard to the Company’s other operations. The amount of some of our obligations under the contracts is based on the assets in the Separate Account. However, the obligations themselves are obligations of the Company.

Income, gains, and losses credited to, or charged against, the Separate Account reflect the Separate Account’s own investment experience and not the investment experience of the Company’s other assets, and the assets of the Separate Account may not be used to pay any liabilities of the Company other than those arising from the contracts.

The Separate Account is registered under the Investment Company Act of 1940 and is registered and classified under that act as a “unit investment trust.” The SEC, however, does not manage or supervise the Company or the Separate Account. Although the Separate Account is registered, the SEC does not monitor the activity of the Separate Account on a daily basis. The Company is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within the Separate Account invests solely in the applicable class of shares issued by the corresponding Portfolio of the applicable Trust.

We reserve the right subject to compliance with laws that apply:

(1)	to add variable investment options to, or to remove variable investment options from, the Separate Account, or to add other separate accounts;

(2)	to combine any two or more variable investment options;

(3)	to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;
(4)

to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5)	to deregister the Separate Account under the Investment Company Act of 1940;

(6)	to restrict or eliminate any voting rights as to the Separate Account;

(7)	to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies;

(8)	to limit or terminate contributions or transfers into any of the variable investment options; and

(9)	to limit the number of variable investment options you may select.

If the exercise of these rights results in a material change in the underlying investment of the Separate Account, you will be notified of such exercise, as required by law.

The Non-Unitized Separate Account

We hold assets in the Non-Unitized Separate Account to support our obligations under the Structured Investment Option. We own the assets of the Non-Unitized Separate Account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in the Non-Unitized Separate Account. We are obligated to pay all money we owe under the contract. If the obligation exceeds the assets of the Non-Unitized Separate Account, funds will be transferred to the Non-Unitized Separate Account from the general account. We may, subject to applicable state law, transfer all assets allocated to the Non-Unitized Separate Account to our general account. We guarantee all benefits relating to your value in the Structured Investment Option, regardless of whether assets supporting the Structured Investment Option are held in a non-unitized separate account or our general account. An owner should look to the financial strength of the Company for its claims-paying ability. For more information, see “About the general account”.

We may invest Non-Unitized Separate Account assets in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues. We may also invest in interest rate swaps. Although the above generally describes our plans for investing the assets supporting our obligations under the Structured Investment Option, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

About the Trust

The Trust is registered under the Investment Company Act of 1940. It is classified as an “open-end management investment company,” more commonly called a mutual fund. The Trust issues different shares relating to each of its portfolios.

The Trust does not impose sales charges or “loads” for buying and selling its shares. All dividends and other distributions on the Trust’s shares are reinvested in full. The Board of Trustees of the Trust serves for the benefit of the Trust’s shareholders. The Board of Trustees may take many actions regarding the Portfolios (for example, the Board of Trustees can establish additional Portfolios or eliminate existing Portfolios; change Portfolio investment objectives; and change Portfolio investment policies and strategies). In accordance with applicable law, certain of these changes may be implemented without a shareholder vote and, in certain instances, without advanced notice. More detailed information about certain actions subject to notice and shareholder vote for the Trust, and other information about the Portfolio, including portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 plan and other aspects of its operations, appears in the prospectus for the Trust, which generally accompany this prospectus, or in its SAI, which are available upon request. See also Appendix “Portfolio Companies available under the contract”.

About the general account

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract’s account value, guaranteed benefits, or the Structured Investment Option with which the contract was issued. The Company is solely responsible to the contract owner for the contract’s account value, guaranteed benefits, and the Structured Investment Option. The general obligations, and guaranteed benefits, and the Structured Investment Option under the contract are supported by the Company’s general account and are subject to the Company’s claims-paying ability. An owner should look to the financial strength of the Company for its claims-paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer’s general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about the Company’s financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment option. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the Commissioner of Insurance in the state of Arizona (for Equitable America), the New York State Department of Financial Services (for Equitable Financial), and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests in the Structured Investment Option under the contracts are issued by the Company and are registered under the Securities Act of 1933. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The disclosure with regard to the general account, is subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses. The contract is a “covered security” under the federal securities laws.

About other methods of payment

Wire transmittals and electronic transactions

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under “How you can make your contributions” under “Contract features and benefits” earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt Form. We may also require additional information. Until we receive the Acknowledgement of Receipt Form, (i.e. withdrawals and surrenders) financial transactions will not be permitted unless you request them in writing, sign the request and have it signature guaranteed. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, subsequent contributions may be transmitted by wire.

Dates and prices at which contract events occur

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

Business Day

Our “business day” is generally any day the NYSE is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). If the SEC determines the existence of emergency conditions on any day, and consequently, the NYSE does not open, then that day is not a business day. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

•	If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

—	on a non-business day;

—	after 4:00 p.m. Eastern Time on a business day; or

—	after an early close of regular trading on the NYSE on a business day.

•	If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

•	When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

•	If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions and/or transfers, or both, and may be commenced or terminated at any time without prior notice. If required by law, the “closing time” for such orders will be earlier than 4:00 p.m., Eastern Time.

Contributions, transfers, withdrawals and surrenders

•	Contributions allocated to the variable investment option (including the Segment Type Holding Accounts and dol lar cap averaging account) are invested at the unit value
•	next determined after the receipt of the contribution.

•	Transfers to or from the variable investment option (including the Segment Type Holding Accounts and dollar cap averaging account) will be made at the unit value next determined after the receipt of the transfer request.

•	Requests for withdrawals or surrenders from the variable investment option (including the Segment Type Holding Accounts and dollar cap averaging account) will be made at the unit value next determined on the business day that we receive the information that we require.

About your voting rights

As the owner of shares of the Trust we have the right to vote on certain matters involving the portfolio, such as:

•	the election of trustees;

•	the formal approval of independent auditors selected for Trust; or

•	any other matters described in the Prospectus for the Trust or requiring a shareholders’ vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.

The Trust sells its shares to the Company’s separate accounts in connection with the Company’s variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with the Company. EQ Advisors Trust also sells its shares to the trustee of a qualified plan for the Company. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of the Trust intend to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board’s response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

Separate Account voting rights

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment option. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment option in the same proportion as votes cast by contract owners.

Changes in applicable law

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

Statutory compliance

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of the Company. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

About legal proceedings

The Company and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner’s interest in the Separate Account, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the ability of the principal underwriter (if applicable) to perform its contract with the Separate Account.

Financial statements

The financial statements of the Separate Account, as well as the financial statements and financial statement schedules of the Company, are incorporated by reference in the SAI. The financial statements and financial statement schedules of the Company have relevance to the contracts only to the extent that they bear upon the ability of the Company to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

Transfers of ownership, collateral assignments, loans, and borrowing

You can transfer ownership of an NQ contract at any time before annuity payments begin, subject to our acceptance. We will continue to treat you as the owner until we receive written notification of any change at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See “Tax information” earlier in this Prospectus.

We may refuse to process a change of ownership of an NQ contract without appropriate documentation of status on IRS Form W-9 (or, if IRS Form W-9 cannot be provided because the entity is not a U.S. entity, on the appropriate type of Form W-8).

Following a change of ownership, the existing beneficiary designations will remain in effect until the new owner provides new designations.

You cannot assign or transfer ownership of a traditional IRA or Roth IRA contract except by surrender to us. This rule also generally applies to QP contracts.

You cannot collaterally assign your NQ contract. Loans are also not available under your contract. For limited transfers of ownership after the owner’s death see “Beneficiary continuation option” in “Payment of death benefit” earlier in this Prospectus. You may direct the transfer of the values under your traditional IRA or Roth IRA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge if one applies.

About Custodial IRAs

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, the Company will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. The Company will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. The Company will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. The Company may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.

Distribution of the contracts

The contracts are distributed by both Equitable Advisors and Equitable Distributors. The Distributors serve as principal underwriters of the Separate Account. The offering of the contracts is intended to be continuous.

Equitable Advisors is an affiliate of the Company, and Equitable Distributors is a wholly owned subsidiary of Equitable Financial. The Distributors are under the common control of Equitable Holdings, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Both broker-dealers also act as distributors for other life and annuity products we issue.

The contracts are sold by financial professionals of Equitable Advisors and its affiliates. The contracts may also be sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with Equitable Distributors (“Selling broker-dealers”).

The Company pays compensation to both Distributors based on contracts sold (except for Series ADV contracts sold through Equitable Distributors). The Company may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although the Company takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. The Company, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolio. For information about the fees and charges under the contract, see “Fee table” and “Charges and expenses” earlier in this Prospectus.

Equitable Advisors Compensation.  For Series ADV contracts sold through Equitable Advisors, Equitable Advisors will retain 50% of the advisory fee and the financial representative will get the other 50%.

For Series B and Select contracts, the Company pays compensation to Equitable Advisors based on contributions made on the contracts sold through Equitable Advisors (“contribution-based compensation”). The contribution-based compensation will generally not exceed 8.5% of total contributions. Equitable Advisors, in turn, may pay a portion of the contribution-based compensation received from the Company to the Equitable Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.0% of the account value of the contract sold (“asset-based compensation”). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by Equitable Advisors varies among financial professionals and among Selling broker-dealers. Equitable Advisors also pays a portion of the compensation it receives to its managerial personnel. Equitable Advisors financial professionals and managerial personnel may also receive other types of compensation including service fees, expense allowance payments and health and retirement benefits. Equitable Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. Equitable Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both the Company’s contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not Equitable Advisors, determines the compensation paid to the Selling broker-dealer’s financial professional for the sale of the contract. Therefore, you should contract your financial professional for information about the compensation he or she receives and any related incentives, as described immediately below.

Equitable Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

Differential compensation.  In an effort to promote the sale of the Company’s products, Equitable Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an our contract than it pays for the sale of a contract or other financial product issued by a company other than us. Equitable Advisors may pay different compensation on the sale of the same product, based on such factors as distribution, group or sponsored arrangements, or based on older or newer versions, or series, of the same contract. Equitable Advisors also pay different levels of compensation based on different contract types. This practice is known as providing “differential compensation.” Differential compensation may involve other forms of compensation to Equitable Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve the Company’s contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of the Company’s contracts than products issued by other companies. Other forms of compensation provided to its financial professionals and/or managerial personnel include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as “overrides.” For tax reasons, Equitable Advisors financial professionals qualify for health and retirement benefits based solely on their sales of the Company’s contracts and products sponsored by affiliates.

The fact that Equitable Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend our contract over a contract or other financial product issued by a company not affiliated with the Company. However, under applicable rules of FINRA and other federal and state regulatory authorities, Equitable Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you and, for certain accounts depending on applicable rules, that are in your best interest, based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of Equitable Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

Equitable Distributors Compensation.  For Series ADV contracts sold through Equitable Distributors, Equitable Distributors will not receive any compensation.

For Series B and Select contracts, the Company pays contribution-based and asset-based compensation (together “compensation”) to Equitable Distributors. Contribution-based compensation is paid based on the Company’s contracts sold through Equitable Distributors’ Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of Equitable Distributors’ Selling broker-dealers. Contribution-compensation will generally not exceed 7.0% of the total contributions made under the contracts. Equitable Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.0% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which the Company pays to Equitable Distributors will be reduced by the same amount, and the Company will pay Equitable Distributors asset-based compensation on the contract equal to the asset-based compensation which Equitable Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by Equitable Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not Equitable Distributors, determines the compensation paid to the Selling broker-dealer’s financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

The Company also pays Equitable Distributors compensation to cover its operating expenses and marketing services under the terms of the Company’s distribution agreements with Equitable Distributors.

Additional payments by Equitable Distributors to Selling broker-dealers.  Equitable Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. Equitable Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as “marketing allowances”). Services for which such payments are made may include, but are not limited to, the preferred placement of the Company’s products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain selling broker-dealers, Equitable Distributors increases the marketing allowance as certain sales thresholds are met. Equitable Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of the Company’s products, Equitable Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as “compensation enhancements”). Equitable Distributors also has entered into agreements with certain selling broker-dealers in which the selling broker-dealer agrees to sell certain of our contracts exclusively.

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of the Company’s contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2022) received additional payments. These additional payments ranged from $                 to $                . The Company and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of the Company’s contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

Allstate Financial Services, LLC; American Portfolios Financial Services; Ameriprise Financial Services; Avantax Investment Services, Inc.; BBVA Securities, Inc.; Cabot Lodge Securities, LLC; Cadaret, Grant & Co., Inc.; Cambridge Investment Research; Capital Investment Group; Centaurus Financial, Inc; Cetera Financial Group; Citigroup Global Markets, Inc.; Citizens Investment Services; Commonwealth Financial Network; Copper Financial Network, LLC; CUNA Brokerage Services; CUSO Financial Services; DPL Financial Partners; Equity Services Inc; Farmer’s Financial Solution; First Horizon

Advisors; Galt Financial Group, Inc; Geneos Wealth Management; Gradient Securities, LLC; Grove Point Financial (H. Beck); Harbour Investments, Inc; Independent Financial Group, LLC; Infinex Investments Inc.; Janney Montgomery Scott LLC; Kestra Investment Services, LLC; Key Investment Services LLC; Ladenburg Thalmann Advisor Network, LLC; Lincoln Financial Advisors Corp.; Lincoln Financial Securities Corp.; Lincoln Investment Planning; Lion Street Financial; LPL Financial Corporation; MML Investors Services, LLC; Morgan Stanley Smith Barney; Mutual of Omaha Investment Services, Inc.; Next Financial Group, Inc.; Park Avenue Securities, LLC; PlanMember Securities Corp.; PNC Investments; Primerica Financial Services, Inc.; Pruco Securities, LLC; Purshe Kaplan Sterling Investments, Inc; Raymond James; RBC Capital Markets Corporation; Santander Securities Corp.; Securian Financial Service Inc; Stifel, Nicolaus & Company, Inc.; The Advisor Group (AIG); The Huntington Investment Company; The Leaders Group, Inc.; U.S. Bank Center; UBS Financial Services Inc.; Valmark Securities, Inc.; Voya Financial Advisors, Inc.; Waddell & Reed, Inc.; Wells Fargo; World Equity Group

10. Incorporation of certain documents by reference

Equitable Financial Life Insurance Company’s Annual Report on Form 10-K and Equitable Financial Life Insurance Company of America’s Annual Report on Form 10-K for the period ended December 31, 2022 (the “Annual Report”), are all considered to be part of this Prospectus because they are incorporated by reference.

The Company files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC’s public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC’s website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, the Company has filed with the SEC a registration statement relating to the Structured Investment Option (the “Registration Statement”). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 (“Exchange Act”), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to:

Equitable Financial Life Insurance Company of America

525 Washington Boulevard

Jersey City, NJ 07310

Attention: Corporate Secretary (telephone: (212) 554-1234)

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

Attention: Corporate Secretary (telephone: (212) 554-1234)

You can access our website at www.equitable.com.

Independent Registered Public Accounting Firm

The financial statements and financial statement schedules of Equitable Financial Life Insurance Company of America incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 and the consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to Equitable Financial Life Insurance Company as permitted by the applicable SEC independence rules, and as disclosed in Equitable Financial Life Insurance Company’s Form 10-K. PricewaterhouseCoopers LLP’s address is 300 Madison Avenue, New York, New York 10017.

Appendix: Portfolio Companies available under the contract

The following is a list of Portfolio Companies available under the contract. More information about the Portfolio Companies is available in the prospectuses for the Portfolio Companies, which may be amended from time to time and can be found online at www.equitable.com/ICSR#EQH162700. You can request this information at no cost by calling 1-877-522-5035 or by sending an email request to EquitableFunds@dfinsolutions.com.

The current expenses and performance information below reflects fee and expenses of the Portfolios, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each Portfolio’s past performance is not necessarily an indication of future performance.

Affiliated Portfolio Companies:

TYPE	Portfolio Company - Investment Adviser; Sub Adviser(s), as applicable		Average Annual Total Returns (as of 12/31/2022)
		Current Expenses	1 year	5 year	10 year
Cash/Cash Equivalent	EQ/Money Market* — Equitable Investment Management Group, LLC (“EIMG”); BNY Mellon Investment Adviser, Inc.
*

The Portfolio operates as a “government money market fund.” The Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully collateralized by U.S. government securities or cash.

Appendix: Rules regarding contributions to your contract

The following tables describe the rules regarding contributions to your contract. The minimum initial contribution amount is $25,000 for all contract types.

Contract Type	NQ
Issue Ages	• 0-85
Minimum additional contribution amount	• $500
Source of contributions	• After-tax money. • Paid to us by check or transfer of contract value in a tax-deferred exchange under Section 1035 of the Internal Revenue Code.
Limitations on contributions	• No additional contributions after the date on which the older of the original Owner(s) and Annuitant(s) reaches age 86 or, if later, the first contract date anniversary.

Contract Type	Traditional IRA
Issue Ages	• 20-85
Minimum additional contribution amount	• $50
Source of contributions

•   Eligible rollover distributions from 403(b) plans, qualified plans, and governmental employer 457(b) plans.

•   Rollovers from another traditional individual retirement arrangement.

•   Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.

•   Regular IRA contributions.

•   Additional catch-up contributions.

Limitations on contributions

•   No additional contributions after the date on which the Owner reaches age 86 or, if later, the first contract date anniversary.

•   Contributions made after lifetime required minimum distributions must start must be net of any required minimum distributions.

•   Although we accept regular IRA contributions (limited to $6,000) under traditional IRA contracts, we intend that the contract be used primarily for rollover and direct transfer contributions.

•   Additional catch-up contributions of up to $1,000 per calendar year where the owner is at least age 50 at any time during the calendar year for which the contribution is made.

Contract Type	Roth IRA
Issue Ages	• 20-85
Minimum additional contribution amount	• $50
Source of contributions

•  Rollovers from another Roth IRA.

•  Rollovers from a “designated Roth contribution account” under specified retirement plans.

•  Conversion rollovers from a traditional IRA or other eligible retirement plan.

•  Direct custodian-to-custodian transfers from another Roth IRA.

•  Regular Roth IRA contributions.

•  Additional catch-up contributions.

Limitations on contributions

•  No additional contributions after the date on which the Owner reaches age 86 or, if later, the first contract date anniversary.

•  Conversion rollovers after lifetime required minimum distributions must start from the traditional IRA or other eligible retirement plan which is the source of the conversion rollover must be net of any required minimum distributions.

•  Although we accept Roth IRA contributions (limited to $6,000) under Roth IRA contracts, we intend that the contract be used primarily for rollover and direct transfer contributions.

•  Additional catch-up contributions of up to $1,000 per calendar year where the owner is at least age 50 at any time during the calendar year for which the contribution is made.

Contract Type	SEP IRA
Issue Ages	• 20-85
Minimum subsequent contribution amount (if permitted)	• $500
Source of contributions

•   An employer can annually contribute an amount for an employee up to the lesser of 25% of eligible compensation or the limit on annual contributions for an employee of $61,000 after cost-of-living adjustment for 2023.

•   Eligible rollover distributions from 403(b) plans, qualified plans and governmental employer 457(b) plans.

•   Rollovers from another traditional individual retirement arrangement.

•   Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.

•   Regular traditional IRA contributions are not permitted unless and until the SEP-IRA designation is removed on our records and the contract is designated as a traditional IRA only.

Limitations on contributions

•   No additional contributions after the date on which the Owner reaches age 86 or, if later, the first contract date anniversary.

•   Contributions made after lifetime required minimum distributions must start must be net of required minimum distributions.

Contract Type	QP
Issue Ages	• 20-85
Minimum subsequent contribution amount (if subsequent contributions are permitted)	• $500
Source of contributions

•   Only transfer contributions from other investments within an existing qualified plan trust.

•   The plan must be qualified under Section 401(a) of the Internal Revenue Code.

•   For 401(k) plans, transferred contributions may not include any after-tax contributions, including designated Roth contributions.

Limitations on contributions

•   No additional contributions after the date on which the Annuitant reaches age 75 or, if later, the first contract date anniversary.

•   A separate QP contract must be established for each plan participant, even defined benefit plan participants.

•   We do not accept contributions directly from the employer.

•   Only one subsequent contribution can be made during a contract year.

•   Contributions made after lifetime required minimum distributions must start must be net of any required minimum distributions.

•   See Appendix “Purchase considerations for defined benefit and defined contribution plans” later in this Prospectus for a discussion on purchase considerations for QP contracts.

Contract Type	Inherited IRA Beneficiary continuation contract (traditional IRA or Roth IRA)
Issue Ages	• 0-75
Minimum additional contribution amount	• $1,000
Source of contributions

•  Direct custodian-to-custodian transfers of your interest as a death beneficiary of the deceased owner’s traditional individual retirement arrangement or Roth IRA to an IRA of the same type.

•   Non-spousal beneficiary direct rollover contributions may be made to an Inherited IRA contract under specified circumstances from these “Applicable Plans”: qualified plans, 403(b) plans and governmental employer 457(b) plans.

Limitations on contributions

•  No additional contributions after the date on which the Owner reaches age 86 or, if later, the first contract date anniversary.

•  Any additional contributions must be from the same type of IRA of the same deceased owner.

•  No additional contributions are permitted to Inherited IRA contracts issued as a non-spousal beneficiary direct rollover from an Applicable Plan.

Contract Type	Inherited NQ
Issue Ages	• 0-75
Minimum additional contribution amount	• $1,000
Sources of contributions

•   Paid to us in an exchange under Section 1035 of the Internal Revenue Code of your interests as a death beneficiary of the deceased owner’s nonqualified deferred annuity contract.

•   All contributions must be received before payments start and within twelve months after the date of death of the deceased owner.

See “Contract features and benefits” and “Tax information” earlier in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. Please review your contract for information on contribution limitations. Subsequent contributions may not be permitted under certain conditions in your state. Please see Appendix “State contract availability and/or variations of certain features and benefits” for more information on contribution limitations in your state. In addition to the limitations described here, we also reserve the right to refuse to accept any contribution under the contract at any time or change our contribution limits and requirements. We further reserve the right to discontinue the acceptance of, or place additional limitations on, contributions to the contract or contributions and/or transfers into any investment option at any time.

Appendix: State contract availability and/or variations of certain features and benefits

The following information is a summary of the states where the contract or certain features and/or benefits are either not available as of the date of this Prospectus or vary from the contract’s features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and cannot be added. Please contact your financial professional for more information about availability in your state.

States where certain features and/or benefits are not available or vary:

State	Features and benefits	Availability or variation
Arizona	See “Your right to cancel within a certain number of days” in ”Purchasing the contract”	If you reside in the state of Arizona and you purchased your contract as a replacement for a different variable annuity contract or you are age 65 or older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date you receive it and receive a refund of account value. This is also referred to as the “free look” period.
Connecticut	See “Charges for each additional transfer in excess of 12 transfers per contract year” in “Fee table” and “Transfer charge” in “Charges and expenses”	The charge for transfers does not apply.

	See “Special services charges” in “Fee table” and under “Charges and expenses”	The maximum charge for check preparation is $9 per occurrence.

The charge for third-party transfers or exchanges does not apply.

	See “Charges and expenses — Disability, terminal illness, or confinement to a nursing home”	Waiver (i) is not available.
Florida	See “How you can purchase and contribute to your contract” in ”Purchasing the contract”	In the third paragraph of this section, item (i) now reads: “(i) contributions under a Structured Capital Strategies® contract would then total more than $1,500,000;” and item (ii) regarding the $2,500,000 limitation on contributions is deleted. The remainder of this section is unchanged.

	See “Your right to cancel within a certain number of days” in ”Purchasing the contract”	If you reside in the state of Florida, you may cancel your variable annuity contract and return it to us within 21 days from the date that you receive it. You will receive an unconditional refund equal to the greater of the cash surrender value provided in the annuity contract, plus any fees or charges deducted from the contributions or imposed under the contract, or a refund of all contributions paid.

	See “Selecting an annuity payout option” under “Your annuity payout options” in “Accessing your money”	The following sentence replaces the first sentence of the second paragraph in this section:

You can choose the date annuity payments are to begin, but it may not be earlier than twelve months from the contract date.

	See “Special service charges” under “Charges and expenses”	We will not impose a charge for third-party transfers or exchanges.

	See “Withdrawal charge” in “Charges and expenses”	If you are age 65 or older at the time your contract is issued, the applicable withdrawal charge will not exceed 10% of the amount withdrawn.

State	Features and benefits	Availability or variation
Illinois	See “Selecting an annuity payout option” under “Your annuity payout options” in “Accessing your money”	You can choose the date annuity payments are to begin, but it may not be earlier than twelve months from the contract date.
Massachusetts	See “Disability, terminal illness or confinement to nursing home” under “Withdrawal charge” in “Charges and expenses”	This section is deleted in its entirety.
Nebraska	See “Your right to cancel within a certain number of days” in ”Purchasing the contract”	If you reside in the state of Nebraska, and you purchased your contract as a replacement, you may return your contract within 30 days from the date that you receive it.
New Hampshire	See “Disability, terminal illness, or confinement to a nursing home” under “Withdrawal charge” in “Charges and expenses”

Waiver (iii) regarding the definition of a nursing home is deleted, and replaced with the following:

You are confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care services, or qualified to receive approval of Medicare benefits, or (b) operated pursuant to law as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

• its main function is to provide skilled, intermediate, or custodial nursing care; • it provides continuous room and board;
• it is supervised by a registered nurse or licensed practical nurse;

• it keeps daily medical records of each patient; • it controls and records all medications dispenses; and • its primary service is other than to provide housing for residents.
New Jersey	“Performance Cap Rate limiting factor” in “Overview of the Purposes and Impacts of the Calculation” and “Detailed Descriptions of Specific Inputs to the Calculation” both in “Appendix: Segment Interim Value”	The Performance Cap Rate limiting factor is equal to the Performance Cap Rate. This will result in a higher “B” component for the Segment Interim Value formula than if the Performance Cap Rate limiting factor corresponds to the portion of the Segment Duration that has elapsed at the time of the withdrawal or transfer.

	“Fair Value of Hypothetical Derivatives” in “Overview of the Purposes and Impacts of the Calculation” and “Detailed Descriptions of Specific Inputs to the Calculation” both in “Appendix: Segment Interim Value”	For contracts with a Performance Cap Rate limiting Factor equal to the Performance Cap Rate, we will use different inputs that reflect a higher estimated cost of exiting hypothetical Derivatives and, as a result, the fair value of hypothetical Derivatives will be lower than if we didn’t use a higher estimated cost of exiting.
North Dakota	See “Your right to cancel within a certain number of days” in ”Purchasing the contract”	To exercise your cancellation right, you must return the certificate directly to our processing office within 20 days after you receive it.
Pennsylvania	Contributions	Your contract refers to contributions as premiums.
	Terminal illness	Your contract refers to “terminal illness” as “6-month life expectancy”.

State	Features and benefits	Availability or variation

	Required disclosure for Pennsylvania customers	Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.
South Dakota	See “Your right to cancel within a certain number of days” under ”Purchasing the contract”	If you reside in the state of South Dakota, you may return your contract within 30 days from the date that you receive it and receive a refund of your initial contribution.
Texas	See “How you can purchase and contribute to your contract” in ”Purchasing the contract”

In the third paragraph of this section, item (i) now reads: “(i) contributions under a Structured Capital Strategies® contract would then total more than $1,500,000.” The $2,500,000 limitation on the sum of all contributions under all our annuity accumulation contracts with the same owner or annuitant does not apply.

	See “Your right to cancel within a certain number of days” under ”Purchasing the contract”	If you reside in the state of Texas, you may return your contract within 20 days from the date that you receive it.
See “Disability, terminal illness or confinement to nursing home” in “Charges and expenses”

There is no 12 month waiting period following a contribution for the Six Month Life Expectancy Waiver. The withdrawal charge can be waived even if the condition begins within 12 months of the remittance of the contribution.

The first sentence in Waiver (iii) regarding the definition of a nursing home is deleted and replaced with the following: You are confined to a nursing home as verified by a licensed physician.
Utah	See “Your right to cancel within a certain number of days” under ”Purchasing the contract”	If you reside in the state of Utah, and you purchased your contract as a replacement, you may return your contract within 30 days from the date that you receive it.

	See “Transfers of ownership, collateral assignments, loans or borrowing” in “More information”	Unless restricted for tax purposes, your contract may be assigned.
Vermont	See “Your right to cancel within a certain number of days” under ”Purchasing the contract”

If you reside in the state of Vermont, you will receive a refund of your contributions.

If you reside in the state of Vermont, and you purchased your contract as a replacement, you may return your contract within 30 days from the date that you receive it.

Washington	See “10% free withdrawal amount” under “Withdrawal charge” in “Charges and expenses”	The 10% free withdrawal amount applies to full surrenders.

	See “When to expect payments” in “Accessing your money”	For any payment upon surrender we defer more than 30 days, we will pay interest from the date we receive your surrender request to the date of payment.

	See “Disability, terminal illness, or confinement to nursing home” in “Charges and expenses”	The owner (or older joint owner, if applicable) has qualified to receive Social Security disability benefits as certified by the Social Security Administration or a statement from an independent U.S. licensed physician stating that the owner (or older joint owner, if applicable) meets the definition of total disability for at least 6 continuous months prior to the notice of claim. Such disability must be re-certified every 12 months.

Appendix: Segment Maturity Value Calculation Examples

For purposes of this example calculating the Segment Maturity Value for Standard, Step Up, Dual Direction, Enhanced Upside 125%, Dual Step Up and Loss limiter Segments, the following assumptions have been made:

•	Segment Investment = $1,000

•	Segment Performance Cap Rate equals the minimum Performance Cap Rate (Standard 6-year = 12%; Standard 1-year = 2%; Step Up 1-year = 2%; Dual Direction 6-year = 12%; Enhanced Upside 6-year = 12%; Dual Step Up 1-year = 2%; Loss Limiter 6-year = 12%)

•	Segment Buffer = -10%

•	Values shown with and without the Return of Premium Death Benefit (ROP)

	Index Performance Rate at Segment Maturity Date compared to Segment Start Date
	20% higher		5% higher		0 (flat)		5% lower		15% lower
	No ROP	ROP	No ROP	ROP	No ROP	ROP	No ROP	ROP	No ROP	ROP
Standard*
Segment Rate of Return	12%	10.8%	5%	3.8%	0%	-1.2%	0%	-1.2%	-5%	-6.2%
Segment Return Amount	$120.00	$108.00	$50.00	$38.00	$0.00	-$12	$0.00	-$12.00	-$50.00	-$62.00
Segment Maturity Value	$1,120.00	$1,108.00	$1,050.00	$1,038.00	$1,000.00	$988.00	$1,000.00	$988.00	$950.00	$938.00
Standard**
Segment Rate of Return	2%	1.8%	2%	1.8%	0%	-0.2%	0%	-0.2%	-5%	-5.2%
Segment Return Amount	$20.00	$18.00	$20.00	$18.00	$0.00	-$2	$0.00	-$2.00	-$50.00	-$52.00
Segment Maturity Value	$1,020.00	$1,018.00	$1,020.00	$1,018.00	$1,000.00	$998.00	$1,000.00	$998	$950.00	$948.00
Step Up**
Segment Rate of Return	2%	1.8%	2%	1.8%	2%	1.8%	0%	-0.2%	-5%	-5.2%
Segment Return Amount	$20.00	$18.00	$20.00	$18.00	$20.00	$18.00	$0.00	-$2.00	-$50.00	-$52.00
Segment Maturity Value	$1,020.00	$1,018.00	$1,020.00	$1,018.00	$1,020.00	$1,018.00	$1,000.00	$998	$950.00	$948.00
Dual Direction*
Segment Rate of Return	12%	10.8%	5%	3.8%	0%	-1.2%	5%	3.8%	-5%	-6.2%
Segment Return Amount	$120.00	$108.00	$50.00	$38.00	$0.00	-$12.00	$50.00	$38.00	-$50.00	-$62.00
Segment Maturity Value	$1,120.00	$1,108.00	$1,050.00	$1,038.00	$1,000.00	$988.00	$1,050.00	$1,038.00	$950.00	$938.00
Enhanced Upside 125%*
Segment Rate of Return	12%	10.8%	6.25%	5.05%	0%	-1.2%	0%	-1.2%	-5%	-6.2%
Segment Return Amount	$120.00	$108.00	$62.50	$50.50	$0.00	-$12.00	$0.00	-$12.00	-$50	-$62.00
Segment Maturity Value	$1,120.00	$1,108.00	$1,062.50	$1,050.50	$1,000.00	$988.00	$1,000.00	$988.00	$950.00	$938.00

Index Performance Rate at Segment Maturity Date compared to Segment Start Date
	20% higher		5% higher		0 (flat)		5% lower		15% lower
	No ROP	ROP	No ROP	ROP	No ROP	ROP	No ROP	ROP	No ROP	ROP
Dual Step Up**
Segment Rate of Return
Segment Return Amount
Segment Maturity Value
Loss Limiter*
Segment Rate of Return
Segment Return Amount
Segment Maturity Value

*	6-year Segment Duration
**	1-year Segment Duration

For purposes of this example calculating the Segment Maturity Value for Annual Lock Segments, the following assumptions have been made:

•	Segment Investment = $1,000

•	Performance Cap Rate = 12%

•	Segment Buffer = -10%

•	Return of Premium Death Benefit was not elected

Year	Index Performance Rate	Annual Lock Yearly Rate of Return	Annual Lock Anniversary Starting Amount	Annual Lock Yearly Return Amount	Annual Lock Anniversary Ending Amount
1	13%	12%	$1,000.00*	$120.00	$1,120.00
2	-5%	0%	$1,120.00	-$0.00	$1,120.00
3	10%	10%	$1,120.00	$112.00	$1,232.00
4	-12%	-2%	$1,232.00	-$24.64	$1,207.36
5	11%	11%	$1,207.36	$132.81	$1,340.17
6	14%	12%	$1,340.17	$160.82	$1,500.99**

*	This is also the Segment Investment

**	This is also the Segment Maturity Value

If the Return of Premium Death Benefit had been elected, the Segment Rate of Return would be 48.899% (50.099% — 1.2%), the Segment Return Amount would be $488.99 ($1,000 * 48.899%), and the Segment Maturity Value would be $1,488.99.

The following examples illustrate how the Segment Maturity Value is calculated based on certain Index Performance Rates. The assumptions used in these examples are the same as those used above to assist in understanding of the calculations.

Standard Segments

Assume that you invest $1,000 in an S&P 500 Price Return Index, 6-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 12%, you make no withdrawal from the Segment and you did not elect the Return of Premium Death Benefit.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 12% Segment Rate of Return, and your Segment Maturity Value would be $1,120.00 We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than the Performance Cap Rate (12%), so the Segment Rate of Return (12%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($120) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (12%).

•	The Segment Maturity Value ($1,120) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($120).

If the S&P 500 Price Return Index is only 5% higher on the Segment Maturity Date than on the Segment Start Date, then you will receive a 5% Segment Rate of Return, and your Segment Maturity Value would be $1,050.00. We reach that amount as follows:

•	The Index Performance Rate (5%) is less than the Performance Cap Rate (12%), so the Segment Rate of Return (5%) is equal to the Index Performance Rate.

•	The Segment Return Amount ($50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (5%).

•	The Segment Maturity Value ($1,050) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($50).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 0% Segment Rate of Return, and your Segment Maturity Value would be $1,000. We reach that amount as follows:

•	The Index Performance Rate is -5% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is 0%.

•	The Segment Return Amount ($0) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (0%).

•	The Segment Maturity Value ($1,000) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($0).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -5% Segment Rate of Return, and your Segment Maturity Value would be $950. We reach that amount as follows:

•	The Index Performance Rate is -15% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is -5%.

•	The Segment Return Amount (-$50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-5%).

•	The Segment Maturity Value ($950) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$50).

Assume that you invest $1,000 in an S&P 500 Price Return Index, 6-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 12%, you make no withdrawal from the Segment and you did elect the Return of Premium Death Benefit.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 10.8% Segment Rate of Return, and your Segment Maturity Value would be $1,108.00. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than the Performance Cap Rate (12%), so the Segment Rate of Return (10.8%) is equal to the Performance Cap Rate (12%) minus the Return of Premium Death Benefit charge (1.20%).

•	The Segment Return Amount ($108) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (10.8%).

•	the Segment Maturity Value ($1,108) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($108).

Step Up Segments

Assume that you invest $1,000 in an S&P 500 Price Return Index Step Up, 1-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 2%, you make no withdrawal from the Segment and you did not elect the Return of Premium Death Benefit.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive an 2% Segment Rate of Return, and your Segment Maturity Value would be $1,020. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than or equal to zero, so the Segment Rate of Return (2%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($20) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (2%).

•	The Segment Maturity Value ($1,020) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($20).

If the S&P 500 Price Return Index is 1% higher on the Segment Maturity Date, you will receive an 2% Segment Rate of Return, and your Segment Maturity Value would be $1,020. We reach that amount as follows:

•	The Index Performance Rate (1%) is greater than or equal to zero, so the Segment Rate of Return (2%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($20) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (2%).

•	The Segment Maturity Value ($1,020) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($20).

If the S&P 500 Price Return Index is flat (0% return) on the Segment Maturity Date, you will receive an 2% Segment Rate of Return, and your Segment Maturity Value would be $1,020.00. We reach that amount as follows:

•	The Index Performance Rate (0%) is greater than or equal to zero, so the Segment Rate of Return (2%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($20) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (2%).

•	The Segment Maturity Value ($1,020) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($20).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 0% Segment Rate of Return, and your Segment Maturity Value would be $1,000. We reach that amount as follows:

•	The Index Performance Rate is -5% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is 0%.

•	The Segment Return Amount ($0) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (0%).

•	The Segment Maturity Value ($1,000) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($0).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -5% Segment Rate of Return, and your Segment Maturity Value would be $950. We reach that amount as follows:

•	The Index Performance Rate is -15% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is -5%.

•	The Segment Return Amount (-$50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-5%).

•	The Segment Maturity Value ($950) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$50).

Assume that you invest $1,000 in an S&P 500 Price Return Index Step Up, 1-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 2%, you make no withdrawal from the Segment and you did elect the Return of Premium Death Benefit.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive an 1.8% Segment Rate of Return, and your Segment Maturity Value would be $1,018. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than or equal to zero, so the Segment Rate of Return (1.8%) is equal to the Performance Cap Rate (2%) minus the Return of Premium Death Benefit charge (0.20%).

•	The Segment Return Amount ($18) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (1.8%).

•	The Segment Maturity Value ($1,018) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($18).

Dual Direction Segment Examples

Assume that you invest $1,000 in an S&P 500 Price Return Index Dual Direction, 6-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 12%, you make no withdrawal from the Segment and you did not elect the Return of Premium Death Benefit.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 12% Segment Rate of Return, and your Segment Maturity Value would be $1,120. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than the Performance Cap Rate (12%), so the Segment Rate of Return (12%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($120) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (12%).

•	The Segment Maturity Value ($1,120) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($120).

If the S&P 500 Price Return Index is 5% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 5% Segment Rate of Return, and your Segment Maturity Value would be $1,050. We reach that amount as follows:

•	The Index Performance Rate (5%) is less than the Performance Cap Rate (12%), so the Segment Rate of Return (5%) is equal to the Index Performance Rate.

•	The Segment Return Amount ($50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (5%).

•	The Segment Maturity Value ($1,050) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($50).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 5% Segment Rate of Return, and your Segment Maturity Value would be $1,050. We reach that amount as follows:

•	The Index Performance Rate is -5% which is not more negative than the Segment Buffer (-10%), so the Segment Rate of Return (5%) is the absolute value of the Index Performance Rate (|-5%|).

•	The Segment Return Amount ($50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (5%).

•	The Segment Maturity Value ($1,050) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($50).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -5% Segment Rate of Return, and your Segment Maturity Value would be $950. We reach that amount as follows:

•	The Index Performance Rate is -15% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is -5%.

•	The Segment Return Amount (-$50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-5%).

•	The Segment Maturity Value ($950) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$50).

Assume that you invest $1,000 in an S&P 500 Price Return Index Dual Direction, 6-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 12%, you make no withdrawal from the Segment and you did elect the Return of Premium Death Benefit.

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 3.8% Segment Rate of Return, and your Segment Maturity Value would be $1,038. We reach that amount as follows:

•	The Index Performance Rate is -5% which is not more negative than the Segment Buffer (-10%), so the Segment Rate of Return (3.8%) is the absolute value of the Index Performance Rate (|-5%|) minus the Return of Premium Death Benefit charge (1.20%).

•	The Segment Return Amount ($38) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (3.8%).

•	The Segment Maturity Value ($1,038) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($38).

Enhanced Upside Segment Examples

Assume that you invest $1,000 in an S&P 500 Price Return Index Enhanced Upside, 6-year Segment with a -10% Segment Buffer and 125% Enhanced Upside Rate, we set the Performance Cap Rate for that Segment at 12%, you make no withdrawal from the Segment and you did not elect the Return of Premium Death Benefit.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive an 12% Segment Rate of Return, and your Segment Maturity Value would be $1,120. We reach that amount as follows:

•	The Index Performance Rate multiplied by the Enhanced Upside Rate (25%) is higher than the Performance Cap Rate (12%), so the Segment Rate of Return (12%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($120) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (12%).

•	The Segment Maturity Value ($1,120) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($120).

If the S&P 500 Price Return Index is 5% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 6.25% Segment Rate of Return, and your Segment Maturity Value would be $1,062.50. We reach that amount as follows:

•	The Index Performance Rate multiplied by the Enhanced Upside Rate (6.25% = 5% * 125%) is less than the Performance Cap Rate (12%), so the Segment Rate of Return (6.25%) is equal to the Index Performance Rate multiplied by the Enhanced Upside Rate.

•	The Segment Return Amount ($62.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (6.25%).

•	The Segment Maturity Value ($1,062.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($62.50).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 0% Segment Rate of Return, and your Segment Maturity Value would be $1,000. We reach that amount as follows:

•	The Index Performance Rate is -5% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is 0%.

•	The Segment Return Amount ($0) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (0%).

•	The Segment Maturity Value ($1,000) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($0).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -5% Segment Rate of Return, and your Segment Maturity Value would be $950. We reach that amount as follows:

•	The Index Performance Rate is -15% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return -5%.

•	The Segment Return Amount (-$50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-5%).

•	The Segment Maturity Value ($950) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$50).

Assume that you invest $1,000 in an S&P 500 Price Return Index Enhanced Upside, 6-year Segment with a -10% Segment Buffer and 125% Enhanced Upside Rate, we set the Performance Cap Rate for that Segment at 12%, you make no withdrawal from the Segment and you did elect the Return of Premium Death Benefit.

If the S&P 500 Price Return Index is 5% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 5.05% Segment Rate of Return, and your Segment Maturity Value would be $1,050.50. We reach that amount as follows:

•	The Index Performance Rate multiplied by the Enhanced Upside Rate (6.25% = 5% * 125%) is less than the Performance Cap Rate (12%), so the Segment Rate of Return (5.05%) is equal to the Index Performance Rate multiplied by the Enhanced Upside Rate (6.25%) minus the Return of Premium Death Benefit charge (1.20%).

•	The Segment Return Amount ($50.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (5.05%).

•	The Segment Maturity Value ($1,050.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($50.50).

Annual Lock Segments

Assume that you invest $1,000 in a S&P 500 Price Return Index, 6-year Annual Lock Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 12%, you make no withdrawal from the Segment and you did not elect the Return of Premium Death Benefit.

If the S&P 500 Price Return Index is 13% higher on the first Annual Lock Anniversary than on the Segment Start Date, you will receive a 12% Annual Lock Yearly Rate of Return for that Annual Lock Period, and your Annual Lock Anniversary Ending Amount would be $1,120. We reach that amount as follows:

•	The Index Performance Rate (13%) for the first Annual Lock Period is greater than the Performance Cap Rate (12%), so the Annual Lock Yearly Rate of Return (12%) for the first Annual Lock Period is equal to the Performance Cap Rate.

•	The Annual Lock Yearly Return Amount ($120) for the first Annual Lock Period is equal to the Segment Investment ($1,000), which is also the first Annual Lock Anniversary Starting Amount, multiplied by the Annual Lock Yearly Rate of Return (12%) for the first Annual Lock Period.

•	The Annual Lock Anniversary Ending Amount ($1,120) on the first Annual Lock Anniversary is equal to the Segment Investment ($1,000) plus the Annual Lock Yearly Return Amount ($120) for that Annual Lock Period.

•	The first Annual Lock Anniversary Ending Amount is also the second Annual Lock Anniversary Starting Amount ($1,120).

If the S&P 500 Price Return Index is 5% lower during the second Annual Lock Period, then you will receive a 0% Annual Lock Yearly Rate of Return for that Annual Lock Period, and your Annual Lock Anniversary Ending Amount on the second Annual Lock Anniversary would be $1,120. We reach that amount as follows:

•	The Index Performance Rate (-5%) for the second Annual Lock Period is less than the Segment Buffer which absorbs the first 10% of negative performance, so the Annual Lock Yearly Rate of Return for that Annual Lock Period is 0%.

•	The Annual Lock Yearly Return Amount for the Annual Lock Period ($0) is equal to the second Annual Lock Anniversary Starting Amount ($1,120) multiplied by the Annual Lock Yearly Rate of Return for that Annual Lock Period (0%).

•	The Annual Lock Anniversary Ending Amount on the second Annual Lock Anniversary ($1,120) is equal to the second Annual Lock Anniversary Starting Amount ($1,120) plus the Annual Lock Yearly Return Amount for the second Annual Lock Period ($0).

If the S&P 500 Price Return Index is 10% higher during the third Annual Lock Period, then you will receive a 10% Annual Lock Yearly Rate of Return for that Annual Lock Period, and your Annual Lock Anniversary Ending Amount on the third Annual Lock Anniversary would be $1,232. We reach that amount as follows:

•	The Index Performance Rate (10%) for the third Annual Lock Period is less than the Performance Cap Rate (12%), so the Annual Lock Yearly Rate of Return (10%) for that Annual Lock Period is equal to the Index Performance Rate.

•	The Annual Lock Yearly Return Amount for that Annual Lock Period ($112) is equal to the third Annual Lock Anniversary Starting Amount ($1,120) multiplied by the Annual Lock Yearly Rate of Return for that Annual Lock Period (10%).

•	The Annual Lock Anniversary Ending Amount on the third Annual Lock Anniversary ($1,232) is equal to the third Annual Lock Anniversary Starting Amount ($1,120) plus the Annual Lock Yearly Return Amount for the third Annual Lock Period ($112).

If the S&P 500 Price Return Index is 12% lower during the fourth Annual Lock Period, then you will receive a -2% Annual Lock Yearly Rate of Return for that Annual Lock Period, and your Annual Lock Anniversary Ending Amount on the fourth Annual Lock Anniversary would be $1207.36. We reach that amount as follows:

•	The Index Performance Rate (-12%) for the fourth Annual Lock Period is greater than the Segment Buffer which absorbs the first 10% of negative performance, so the Annual Lock Yearly Rate of Return for that Annual Lock Period is -2%.

•	The Annual Lock Yearly Return Amount for that Annual Lock Period (-$24.64) is equal to the fourth Annual Lock Anniversary Starting Amount ($1,232) multiplied by the Annual Lock Yearly Rate of Return for that Annual Lock Period (-2%).

•	The Annual Lock Anniversary Ending Amount on the fourth Annual Lock Anniversary ($1,207.36) is equal to the fourth Annual Lock Anniversary Starting Amount ($1,232) plus the Annual Lock Yearly Return Amount for the fourth Annual Lock Period (-$24.64).

If the S&P 500 Price Return Index is 11% higher during the fifth Annual Lock Period, then you will receive a 11% Annual Lock Yearly Rate of Return for that Annual Lock Period, and your Annual Lock Anniversary Ending Amount on the fifth Annual Lock Anniversary would be $1,340.17. We reach that amount as follows:

•	The Index Performance Rate (11%) for the fifth Annual Lock Period is less than the Performance Cap Rate (12%), so the Annual Lock Yearly Rate of Return (11%) for that Annual Lock Period is equal to the Index Performance Rate.

•	The Annual Lock Yearly Return Amount for that Annual Lock Period ($132.81) is equal to the fifth Annual Lock Anniversary Starting Amount ($1,207.36) multiplied by the Annual Lock Yearly Rate of Return for that Annual Lock Period (11%).

•	The Annual Lock Anniversary Ending Amount on the fifth Annual Lock Anniversary ($1,340.17) is equal to the fifth Annual Lock Anniversary Starting Amount ($1,207.36) plus the Annual Lock Yearly Return Amount for the fifth Annual Lock Period ($132.81).

If the S&P 500 Price Return Index is 14% higher during the sixth Annual Lock Period, then you will receive a 12% Annual Lock Yearly Rate of Return for that Annual Lock Period, and your Annual Lock Anniversary Ending Amount on the sixth Annual Lock Anniversary (which is also the Segment Maturity Date) would be $1,500.99. We reach that amount as follows:

•	The Index Performance Rate (14%) for the sixth Annual Lock Period is greater than the Performance Cap Rate (12%), so the Annual Lock Yearly Rate of Return for that Annual Lock Period is 12%.

•	The Annual Lock Yearly Return Amount for that Annual Lock Period ($160.82) is equal to the sixth Annual Lock Anniversary Starting Amount ($1,340.17) multiplied by the Annual Lock Yearly Rate of Return for that Annual Lock Period (12%).

•	The Annual Lock Anniversary Ending Amount on the sixth Annual Lock Anniversary ($1,500.99) is equal to the sixth Annual Lock Anniversary Starting Amount ($1,340.17) plus the Annual Lock Yearly Return Amount for the sixth Annual Lock Period ($160.82).

•	The Annual Lock Anniversary Ending Amount on the sixth Annual Lock Anniversary is also the Segment Maturity Value ($1,500.99).

The Segment Rate of Return for the above example is 50.099%.

Now assume that you did elect the Return of Premium Death Benefit.

If the S&P 500 Price Return Index returns are as stated in the table above, then you will receive a 48.899% Segment Rate of Return, and your Segment Maturity Value would be $1,488.99. We reach that amount as follows:

•	The Segment Rate of Return (48.899%) is equal to the cumulative result of each successive Annual Lock Yearly Rate of Return (50.099%) minus the Return of Premium Death Benefit charge (1.20%).

•	The Segment Return Amount ($488.99) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (48.899%).

•	The Segment Maturity Value ($1,488.99) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($488.99).

Dual Step Up Segment Examples

Assume that you invest $1,000 in an S&P 500 Price Return Index Dual Step Up, 1-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 10%, and you make no withdrawal from the Segment and do not elect the Return of Premium death benefit.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 10% Segment Rate of Return, and your Segment Maturity Value would be $1,100. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than or equal to the Segment Buffer, so the Segment Rate of Return (10%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($100) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (10%).

•	The Segment Maturity Value ($1,100) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($100).

If the S&P 500 Price Return Index is 5% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 10% Segment Rate of Return, and your Segment Maturity Value would be $1,100. We reach that amount as follows:

•	The Index Performance Rate (5%) is greater than or equal to the Segment Buffer, so the Segment Rate of Return (10%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($100) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (10%).

•	The Segment Maturity Value ($1,100) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($100).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 10% Segment Rate of Return, and your Segment Maturity Value would be $1,100. We reach that amount as follows:

•	The Index Performance Rate (-5%) is greater than or equal to the Segment Buffer, so the Segment Rate of Return (10%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($100) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (10%).

•	The Segment Maturity Value ($1,100) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($100).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -5% Segment Rate of Return, and your Segment Maturity Value would be $950. We reach that amount as follows:

•	The Index Performance Rate is -15% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is -5% which is equal to the percentage exceeding the Segment Buffer (5%).

•	The Segment Return Amount (-$50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-5%).

•	The Segment Maturity Value ($950) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$50).

Assume that you invest $1,000 in an S&P 500 Price Return Index Dual Step Up, 1-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 10%, and you make no withdrawal from the Segment and do elect the Return of Premium death benefit.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 9.8% Segment Rate of Return, and your Segment Maturity Value would be $1,098. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than or equal to the Segment Buffer, so the Segment Rate of Return (9.8%) is equal to the Performance Cap Rate (10%) minus the Return of Premium Death Benefit charge (0.20%).

•	The Segment Return Amount ($98) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (9.8%).

•	The Segment Maturity Value ($1,098) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($98).

Loss Limiter Segment Examples

Assume that you invest $1,000 in an S&P 500 Price Return Index Loss Limiter 90, 1-year Segment with a -10% Segment Buffer and 90% Segment Investment Protection Level, we set the Performance Cap Rate for that Segment at 9%, and you make no withdrawal from the Segment and do not elect the Return of Premium death benefit.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 9% Segment Rate of Return, and your Segment Maturity Value would be $1,090. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than the Performance Cap Rate (9%) so (a) is equal to the Performance Cap Rate of 9% and (b) is -10% (the Segment Investment Protection Level minus 1 (90%-1 = -10%)), so the Segment Rate of Return is the greater of (a) and (b), which is 9%.

•	The Segment Return Amount ($90) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (9%).

•	The Segment Maturity Value ($1,090) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($90).

If the S&P 500 Price Return Index is 5% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 5% Segment Rate of Return, and your Segment Maturity Value would be $1,050. We reach that amount as follows:

•	The Index Performance Rate (5%) is less than the Performance Cap Rate (9%) so (a) is equal to the Index Performance Rate of 5% and (b) is -10% (the Segment Investment Protection Level minus 1 (90%-1 = -10%)), so the Segment Rate of Return is the greater of (a) and (b), which is 5%

•	The Segment Return Amount ($50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (5%).

•	The Segment Maturity Value ($1,050) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($50).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 0% Segment Rate of Return, and your Segment Maturity Value would be $1,000. We reach that amount as follows:

•	The Index Performance Rate (-5%) is negative and the Segment Buffer absorbs the first 10% of negative performance so (a) is 0% and (b) is -10% (the Segment Investment Protection Level minus 1 (90%-1 = -10%)), so the Segment Rate of Return is the greater of (a) and (b), which is 0%.

•	The Segment Return Amount ($0) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (0%).

•	The Segment Maturity Value ($1,000) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($0).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -5% Segment Rate of Return, and your Segment Maturity Value would be $950. We reach that amount as follows:

•	The Index Performance Rate (-15%) is negative and the Segment Buffer absorbs the first 10% of negative performance so (a) is equal to the extent of the percentage exceeding the Segment Buffer (-5%) and (b) is -10% (the Segment Investment Protection Level minus 1 (90%-1 = -10%)), so the Segment Rate of Return is the greater of (a) and (b), which is -5%.

•	The Segment Return Amount (-$50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-5%).

•	The Segment Maturity Value ($950) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$50).

If the S&P 500 Price Return Index is 25% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -10% Segment Rate of Return, and your Segment Maturity Value would be $900. We reach that amount as follows:

•	The Index Performance Rate (-25%) is negative and the Segment Buffer absorbs the first 10% of negative performance so (a) is equal to the extent of the percentage exceeding the Segment Buffer (-15%) and (b) is -10% (the Segment Investment Protection Level minus 1 (90%-1 = -10%)), so the Segment Rate of Return is the greater of (a) and (b), which is -10%.

•	The Segment Return Amount (-$100) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-10%).

•	The Segment Maturity Value ($900) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$100).

Assume that you invest $1,000 in an S&P 500 Price Return Index Loss Limiter 90, 1-year Segment with a -10% Segment Buffer and 90% Segment Investment Protection Level, we set the Performance Cap Rate for that Segment at 9%, and you make no withdrawal from the Segment and do elect the Return of Premium death benefit.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive an 8.8% Segment Rate of Return, and your Segment Maturity Value would be $1,088. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than the Performance Cap Rate (9%) so (a) is equal to the Performance Cap Rate of 9% and (b) is -10% (the Segment Investment Protection Level minus 1 (90%-1 = -10%)), so the Segment Rate of Return is the greater of (a) and (b), which is 9%, minus the Return of Premium Death Benefit charge (0.20%).

•	The Segment Return Amount ($88) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (8.8%).

•	The Segment Maturity Value ($1,088) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($88).

Appendix: Segment Interim Value

We calculate the Segment Interim Value for each Segment on each Business Day that falls between the Segment Start Date and Segment Maturity Date. The calculation is a formula designed to measure the fair value of your Segment Investment on the particular interim date, and is based on the downside protection provided by the Segment Buffer, the limit on participation in investment gain provided by the Performance Cap Rate, and an adjustment for the effect of a withdrawal prior to the Segment Maturity Date. The formula we use, in part, derives the fair value of hypothetical investments in fixed instruments and derivatives. These values provide us with protection from the risk that we will have to pay out account value related to a Segment prior to the Segment Maturity Date. The hypothetical put option provides us with a market value of the potential loss at Segment maturity, and the hypothetical call options provide us with a market value of the potential gain at Segment maturity. This formula provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. We are not required to hold such investments in relation to Segments and may or may not choose to do so. You are not affected by the performance of any of our investments (or lack thereof) relating to Segments. The formula also includes an adjustment relating to the Cap Calculation Factor. This is a positive adjustment of the percentage of the estimated expenses corresponding to the portion of the Segment Duration that has not elapsed. This Appendix sets forth the actual calculation formula, an overview of the purposes and impacts of the calculation, and detailed descriptions of the specific inputs into the calculation. You should note that even if a corresponding Index has experienced positive growth, the calculation of your Segment Interim Value may result in an amount lower than your Segment Investment. We have included examples of calculations of Segment Interim Values under various hypothetical situations at the end of this Appendix.

Calculation Formula

For contracts with application signed dates on or after             , 2023 subject to state and other necessary approvals (see “Performance Cap Rate limiting factor” in this appendix for a table showing which contracts still use a Performance Cap Rate limiting factor), the Segment Interim Value calculation will no longer use a Performance Cap rate limiting factor and, therefore, the Segment Interim Value is equal to: (1) Fair Value of hypothetical Fixed Instruments; plus (2) Fair Value of hypothetical Derivatives; plus (3) Cap Calculation Factor.

For all other contracts, the Segment Interim Value is equal to the lesser of (A) or (B), where:

(A)	equals the sum of the following three components:

(1)	Fair Value of hypothetical Fixed Instruments; plus

(2)	Fair Value of hypothetical Derivatives; plus

(3)	Cap Calculation Factor.

(B)	equals the Segment Investment (or the most recent Annual Lock Anniversary Starting Amount for an Annual Lock Segment) multiplied by (1 + the Performance Cap Rate limiting factor).

If you elect the optional Return of Premium Death Benefit, a pro rata portion of the Return of Premium Death Benefit charge is also deducted from the lesser of these two values.

Overview of the Purposes and Impacts of the Calculation

Fair Value of Hypothetical Fixed Instruments.  The Segment Interim Value formula includes an element designed to compensate us for the fact that when we have to pay out account value related to a Segment before the Segment Maturity Date, we forgo the opportunity to earn interest on the Segment Investment from the date of withdrawal or surrender until the Segment Maturity Date. We accomplish this estimate by calculating the present value of the Segment Investment using an investment rate widely used in financial markets.

Fair Value of Hypothetical Derivatives.  For Standard Segments we use hypothetical put and call options that are designated for each Segment to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the value of the downside protection that would be provided at maturity by the Segment Buffer as well as the upper limit that would be placed on gains at maturity due to the Performance Cap Rate. For Annual Lock Segments, we use a hypothetical derivatives contract where the final payout equals the compounded Annual Lock Yearly Rate of Return (i.e., the Index Performance Rate for each successive Annual Lock Period, subject to the Performance Cap Rate and Segment Buffer), to estimate the market value of the Segment at the time the Segment Interim Value is calculated. This hypothetical derivatives contract reflects the value of the downside protection that would be provided at each Annual Lock Anniversary by the Segment Buffer as well as the upper limit that would be placed on gains at each Annual Lock Anniversary due to the Performance Cap Rate. For Step Up Segments, we use a hypothetical put and binary call option to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the downside protection that would be provided at maturity by the Segment Buffer as well as the potential upside payout at maturity equal to the Performance Cap Rate. For Dual Direction Segments, we use hypothetical put, call and binary put options to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the value of the downside protection that would be provided at maturity by the Segment Buffer as well as the upper limit that would be placed on gains at maturity due to the Performance Cap Rate. For Enhanced Upside Segments, we use hypothetical put and call options to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the value of the downside protection that would be provided at maturity by the Segment Buffer as well as the upper limit that would be placed on gains at maturity due to the Performance Cap Rate. For Dual Step Up Segments, we use hypothetical put and binary call options to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the downside protection that would be provided at maturity by the Segment Buffer as well as the potential payout at maturity equal to the Performance Cap Rate. For Loss Limiter Segments, we use hypothetical put and call options to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the downside protection that would be provided at maturity by the Segment Buffer and Segment Investment Protection as well as the upper limit that would be placed on gains at maturity due to the Performance Cap Rate. When valuing the hypothetical Derivatives as part of the Segment Interim Value calculation, we use inputs that are consistent with market prices that reflect the estimated cost of exiting the hypothetical Derivatives before Segment maturity. See the “Fair Value of Hypothetical Derivatives” in “Detailed Descriptions of Specific Inputs to the Calculation” below. Different inputs that reflect a higher estimated cost of exiting the hypothetical Derivatives are used for all Segments in contracts that do not use a Performance Cap Rate limiting factor and, as a result, the fair value of hypothetical Derivatives will be lower than if lower estimated costs of exiting were used. See “Appendix: State contract availability and/or variations of certain features and benefits” for information about certain contracts issued in New Jersey which use a Performance Cap Rate limiting factor equal to the Performance Cap Rate. Our fair market value methodology, including the market standard model we use to calculate the fair value of the hypothetical Derivatives for each particular Segment, may result in a fair value that is higher or lower than the fair value other methodologies and models would produce. Our fair value may also be higher or lower than the actual market price of the identical derivatives. As a result, the Segment Interim Value you receive may be higher or lower than what other methodologies and models would produce.

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Standard Segments is calculated using three different hypothetical options. These hypothetical options are designated for each Segment and are described in more detail later in this Appendix.

At-the-Money Standard Segment Call Option (strike price equals the index value at Segment inception).  For Standard Segments, the potential for gain is estimated using the value of this hypothetical option.

Out-of-the-Money Call Option (strike price equals the index increased by the Performance Cap Rate).  The potential for gain in excess of the Performance Cap Rate is estimated using the value of this hypothetical option.

•	For Standard Segments, the net amount of the At-the-Money Standard Segment Call Option less the value of the Out-of-the-Money Call Option is an estimate of the market value of the possibility of gain at the end of the Segment as limited by the Performance Cap Rate.

Out-of-the-Money Put Option (strike price equals the index decreased by the Segment Buffer).  The risk of loss is estimated using the value of this hypothetical option.

•	It is important to note that this put option value will almost always reduce the Segment Interim Value, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Step Up Segments is calculated using two different hypothetical options. These hypothetical options are designated for each Step Up Segment and are described in more detail later in this Appendix.

At-the-Money Binary Call Option (strike price equals the index value at Segment inception).  For Step Up Segments, the potential gain is estimated using the value of this hypothetical option.

Out-of-the-Money Put Option (strike price equals the index decreased by the Segment Buffer).  The risk of loss is estimated using the value of this hypothetical option.

•

It is important to note that this put option value will almost always reduce the Segment Interim Value, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Dual Direction Segments is calculated using several different hypothetical options. These hypothetical options are designated for each Dual Direction Segment and are described in more detail below.

At-the-Money Call Option (strike price equals the index value at Segment inception).  For Dual Direction Segments, the potential for gain in an up market is estimated using the value of this hypothetical option.

Out-of-the-Money Call Option (strike price equals the index increased by the Performance Cap Rate).  The risk of loss is estimated using the value of this hypothetical option.

•	For Dual Direction Segments, the net amount of the At-the-Money Call Option less the value of the Out-of-the-Money Call Option is an estimate of the market value of the possibility of gain at the end of the Segment in an up market as limited by the Performance Cap Rate.

At the Money Put Option (strike price equals index value at Segment inception).  The potential for gain in a down market is estimated using the value of this hypothetical option.

Out-of-the-Money Put Option (strike price equals the index decreased by the Segment Buffer).  The risk of loss in a down market in excess of the Buffer is estimated using the value of this hypothetical option. Dual Direction Segments use two of these options.

•	For Dual Direction Segments, the net amount of the At-the-Money Put Option less the value of one of the Out-of-the-Money Put Options is an estimate of the market value of the possibility of gain at the end of the Segment in a down market limited by the Buffer.

Out-of-the-Money Binary Put Option (strike price equals index value at Segment inception minus Segment Buffer).  The risk of loss in a down market in excess of the Buffer is estimated using the value of this hypothetical option.

•	For Dual Direction Segments, the other Out-of-the-Money Put Option combined with the Out-of-the-Money Binary Put Option is an estimate of the market value of the possibility of loss at the end of the Segment in a down market in excess of the Buffer.

•	It is important to note that the put option value and binary put option value will almost always reduce the Segment Interim Value, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Enhanced Upside Segments is calculated using several different hypothetical options. These hypothetical options are designated for each Enhanced Upside Segment and are described in more detail below.

At-the-Money Call Option (strike price equals the index value at Segment inception). For Enhanced Upside Segments, the potential for gain in an up market is estimated using the value of this hypothetical option. Enhanced Upside Segments use a multiple of this option, specifically the option quantity is multiplied by the Enhanced Upside Rate.

Out-of-the-Money Call Option (strike price equals the index value at Segment inception increased by a percentage equal to the Performance Cap Rate divided by the Enhanced Upside Rate). The risk of loss is estimated using the value of this hypothetical option. Enhanced Upside Segments use a multiple of this option, specifically the option quantity is multiplied by the Enhanced Upside Rate.

For Enhanced Upside Segments, the net amount of the At-the-Money Call Option less the value of the Out-of-the-Money Call Option is an estimate of the market value of the possibility of gain at the end of the Segment in an up market as limited by the Performance Cap Rate.

Out-of-the-Money Put Option (strike price equals the index value at Segment inception decreased by the Segment Buffer). The risk of loss in a down market in excess of the Buffer is estimated using the value of this hypothetical option.

•	It is important to note that the put option value will almost always reduce the Segment Interim Value, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Dual Step Up Segments is calculated using two different hypothetical options. These hypothetical options are designated for each Dual Step Up Segment and are described in more detail below.

In-the-Money Binary Call Option (strike price equals the index decreased by the Segment Buffer). For Dual Step Up Segments, the potential gain is estimated using the value of this hypothetical option.

Out-of-the-Money Put Option (strike price equals the index decreased by the Segment Buffer). The risk of loss is estimated using the value of this hypothetical option.

•	It is important to note that the put option value will almost always reduce the Segment Interim Value, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Loss Limiter Segments is calculated using several different hypothetical options. These hypothetical options are designated for each Loss Limiter Segment and are described in more detail below.

At-the-Money Call Option (strike price equals the index value at Segment inception). For Loss Limiter Segments, the potential for gain in an up market is estimated using the value of this hypothetical option.

Out-of-the-Money Call Option (strike price equals the index increased by the Performance Cap Rate). The potential for gain in excess of the Performance Cap Rate is estimated using the value of this hypothetical option.

•	For Loss Limiter Segments, the net amount of the At-the-Money Call Option less the value of the Out-of-the-Money Call Option is an estimate of the possibility of gain at the end of the Segment in an up market limited by the Performance Cap Rate.

Out-of-the-Money Put Option (strike equals index decreased by the Segment Buffer). The risk of loss in a down market in excess of the Buffer is estimated using the value of this hypothetical option.

Further Out-of-the-Money Put Option (strike equals index decreased by the (Segment Investment Protection Level–1) less Segment Buffer). For Loss Limiter Segments, the risk of loss in a down market in excess of the (Segment Investment Protection Level–1) less Segment Buffer is estimated using the value of this hypothetical option.

•	For Loss Limiter Segments, the net amount of the Segment Investment less Out-of-the-Money Put plus the value of the Further Out-of-the-Money Put is an estimate of the possibility of downside protection at the end of Segment in down market.

•	It is important to note that the put option value will almost always reduce the Segment Interim Value, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

Cap Calculation Factor.  In setting the Performance Cap Rate, we take into account that we incur expenses in connection with a contract, including insurance and administrative expenses. The Segment Interim Value formula includes the Cap Calculation Factor which is designed to reflect the fact that we will not incur those expenses for the entire duration of the Segment if you withdraw your investment prior to the Segment Maturity Date. Therefore, the Cap Calculation Factor is always positive and declines during the course of the Segment.

Performance Cap Rate limiting factor.  For contracts with application signed dates on or after             , 2023, subject to state and other necessary approvals (see the below table showing which contracts still use a Performance Cap Rate limiting factor), the Segment Interim Value calculation will no longer use a Performance Cap Rate limiting factor. For contracts that do use a Performance Cap Rate limiting factor, the Segment Interim Value is never greater than the Segment Investment (or the most recent Annual Lock Anniversary Starting Amount for an Annual Lock Segment) multiplied by (1 + the Performance Cap Rate limiting factor). Generally, the Performance Cap Rate limiting factor is based on the portion of the Performance Cap Rate corresponding to the portion of the Segment Duration that has elapsed. This limitation is imposed to discourage owners from withdrawing from a Segment before the Segment Maturity Date where there may have been significant increases in the relevant Index early in the Segment Duration (or Annual Lock Period). Although the Performance Cap Rate limiting factor pro-rates the upside potential on amounts withdrawn early, there is no similar adjustment to pro-rate the downside protection. This means, if you surrender or cancel your contract, die or make a withdrawal from a Segment before the Segment Maturity Date, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date (or each Annual Lock Anniversary), and any upside performance will be limited to a percentage lower than the Performance Cap Rate. See “Appendix: State contract availability and/or variations of certain features and benefits” for information about certain contracts issued in New Jersey where the Performance Cap Rate limiting factor is equal to the Performance Cap Rate (not a pro-rata portion based on elapsed Segment Duration).

Jurisdiction	Contracts with application signed dates on or after this date will not use a Performance Cap Rate limiting factor in the Segment Interim Value calculation
Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, Wyoming

Detailed Descriptions of Specific Inputs to the Calculation

(A)(1) Fair Value of Hypothetical Fixed Instruments.  The Fair Value of Hypothetical Fixed Instruments in a Segment is currently based on the investment rate associated with the Segment’s remaining time to maturity. Investment rates are interest rates associated with investment grade fixed income instruments which can be used to back the Segment. The investment rate will seek to approximate the bond yields which are used in the fixed instrument strategy (e.g., pricing, hedging) for this product. The investment rate will be determined based on an investment grade index selected to approximately correspond to the quality profile of bonds used in the fixed instrument strategy for this product. To apply the investment grade index values to the Fair Value of Hypothetical Fixed Instruments component of Segment Interim Value calculation, the spread over risk-free rates for selected investment grade index maturity points will be added to the risk-free rates used in other components of the Segment Interim Value calculation.

The Fair Value of Hypothetical Fixed Instruments is defined as its present value, as expressed in the following formula:

(Segment Investment)/(1 + rate)(time to maturity)

The Company’s decision to use investment rates, which are generally higher than swap rates, to calculate the Fair Value of Hypothetical Instruments component of the Segment Interim Value will result in a lower value for that component relative to using swap rates to calculate that component and, all other things being equal, will result in a lower recalculated Segment Investment if a partial withdrawal is taken from a Segment or a lower withdrawal amount if a full withdrawal is taken from a Segment. The time to maturity is expressed as a fraction, in which the numerator is the number of days remaining in the Segment Duration and the denominator is the average number of days in each year of the Segment Duration for that Segment.

(A)(2) Fair Value of Hypothetical Derivatives.   We utilize a fair market value methodology to determine the Fair Value of Hypothetical Derivatives.

For each Standard Segment, we designate and value three hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Standard Segments, these are: (1) the At-the-Money Standard Segment Call Option, (2) the Out-of-the-Money Call Option and (3) the Out-of-the-Money Put Option. At Segment maturity, the Put Option is designed to value the loss below the buffer, while the call options are designed to provide gains up to the Performance Cap Rate. These options are described in more detail below. For each Annual Lock Segment, we designate and value a hypothetical derivatives contract which is tied to the compounded performance of the Index underlying the Segment in which you are invested.

For each Step Up Segment, we designate and value two hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Step Up Segments, these are: (1) the At-the-Money Binary Call Option and (2) the Out-of-the-Money Put Option. At Segment maturity, the binary call option is designed to provide gains equal to the Performance Cap Rate while the put option is designed to value the loss below the buffer.

For each Dual Direction Segment, we designate and value several hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Dual Direction Segments, these are: (1) the At-the-Money Call Option, (2) Out-of-the-Money Call Option, (3) At-the-Money Put Option, (4) two Out-of-the-Money Put Options and (5) Out-of-the-Money Binary Put Option. At Segment maturity, these hypothetical options are designated to value gains up to the Performance Cap Rate in an up market and down to the Buffer in a down market, as well as, value losses below the Segment Buffer.

For each Enhanced Upside Segment, we designate and value several hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Enhanced Upside Segments, these are: (1) At-the-Money Call Option, (2) Out-of-the-Money Call Option and (3) Out-of-the-Money Put Option. At Segment maturity, these hypothetical options are designated to value enhanced gains up to the Performance Cap Rate in an up market and down to the Buffer in a down market, as well as, value losses below the Segment Buffer.

For each Dual Step Up Segment, we designate and value two hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Dual Step Up Segments, these are: (1) the In-the-Money Binary Call Option and (2) the Out-of-the-Money Put Option. At Segment maturity, the binary call option is designed to provide gains equal to the Performance Cap Rate while the put option is designed to value the loss below the buffer.

For each Loss Limiter Segment, we designate and value several hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Loss Limiter Segments, these are: (1) the At-the-Money Call Option, (2) Out-of-the-Money Call Option, (3) Out-of-the-Money Put Option, and (4) Further Out-of-the-Money Put Option. At Segment maturity, these hypothetical options are designated to value gains up to the Performance Cap Rate in an up market and downside protection (Segment Buffer and then Segment Investment Protection) in a down market.

In addition to the inputs discussed above, the Fair Value of Hypothetical Derivatives is also affected by the time remaining until the Segment Maturity Date (or each remaining Annual Lock Anniversary). More information about the designated hypothetical options is set forth below:

(1)

At-the-Money Standard Segment Call Option:  This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the Standard Segment At-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment on the Segment Maturity Date equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment.

(2)

Out-of-the-Money Call Option:  This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date increased by a percentage equal to the Performance Cap Rate. At any time during the Segment Duration, the fair value of the Out-of-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date in excess of the Performance Cap Rate, multiplied by the Segment Investment. The value of this option is used to offset the value of the At-the-Money Standard Segment Call Option (for Standard Segments), thus recognizing in the Interim Segment Value a ceiling on gains at Segment maturity imposed by the Performance Cap Rate.

(3)

Out-of-the-Money Put Option:  This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment. The value of this option reduces the Interim Segment Value, as it reflects losses that may be incurred in excess of the Segment Buffer at Segment maturity.

For Standard Segments, the Fair Value of Derivatives is equal to (1) minus (2) minus (3), as defined above.

(1)

At-the-Money Binary Call Option:  This is an option to receive the Performance Cap Rate on the scheduled Segment Maturity Date, if the index price is at or higher than the index price on the Segment Start Date. At any time during the Segment Duration, the fair value of the At-the-Money Binary Call Option represents the market value of the potential to receive the Performance Cap Rate on the Segment Maturity Date, multiplied by the Segment Investment.

(2)

Out-of-the-Money Put Option:  This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment. The value of this option reduces the Interim Segment Value, as it reflects losses that may be incurred in excess of the Segment Buffer at Segment maturity.

For Step Up Segments, the Fair Value of Derivatives is equal to (1) minus (2), as defined above.

(1)

At-the-Money Call Option:  This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the At-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment on the Segment Maturity Date equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment.

(2)

Out-of-the-Money Call Option:  This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date increased by a percentage equal to the Performance Cap Rate. At any time during the Segment Duration, the fair value of the Out-of-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date in excess of the Performance Cap Rate, multiplied by the Segment Investment. The value of this option is used to offset the value of the At-the-Money Call Option, thus recognizing in the Interim Segment Value a ceiling on gains at Segment maturity imposed by the Performance Cap Rate.

(3)

At-the-Money Put Option:  This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the At-the-Money Put Option represents the market value of the potential to receive an amount equal to the negative return of the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment.

(4)

Out-of-the-Money Put Option (Dual Direction Segments use two of these options):  This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment. The value of one Out-of-the-Money Put option is used to offset the value of the At-the-Money Put Option, and the value of the other Out-of-the-Money Put Option is used to value the potential losses that may be incurred in excess of the Segment Buffer at Segment maturity.

(5)

Out-of-the-Money Binary Put Option:  This is a requirement to pay the absolute value of the Segment Buffer multiplied by the Segment Investment on the scheduled Segment Maturity Date, if the index price is lower than the index price on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Binary Put Option represents the market value of the potential to receive the absolute value of the Segment Buffer multiplied by the Segment Investment on the Segment Maturity Date.

For Dual Direction Segments, the Fair Value of Derivatives is equal to (1) minus (2) plus (3) minus (4) minus (5), as defined above.

(1)

At-the-Money Call Option (Enhanced Upside Segments use a multiple of this option, specifically the option quantity is multiplied by the Enhanced Upside Rate):  This is an option to buy a position in the relevant Index equal to the Segment Investment multiplied by the Enhanced Upside Rate on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the At-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment on the Segment Maturity Date equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment.

(2)

Out-of-the-Money Call Option (Enhanced Upside Segments use a multiple of this option, specifically the option quantity is multiplied by the Enhanced Upside Rate):  This is an option to buy a position in the relevant Index equal to the Segment Investment multiplied by the Enhanced Upside Rate on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date plus the price of the Index on the Segment Start Date multiplied by the Performance Cap Rate divided by the Enhanced Upside Rate. At any time during the Segment Duration, the fair value of the Out-of-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date in excess of the Performance Cap Rate, multiplied by the Segment Investment. The value of this option is used to offset the value of the At-the-Money Call Option, thus recognizing in the Interim Segment Value a ceiling on gains at Segment maturity imposed by the Performance Cap Rate.

(3)

Out-of-the-Money Put Option:  This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment. The value of the Out-of-the-Money Put option is used to value the potential losses that may be incurred in excess of the Segment Buffer at Segment maturity.

For Enhanced Upside Segments, the Fair Value of Hypothetical Derivatives is equal to (1) minus (2) minus (3), as definedabove.

(1)

In-the-Money Binary Call Option:  This is an option to receive the Performance Cap Rate on the scheduled Segment Maturity Date, if the index price is at or higher than the index price on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the In-the-Money Binary Call Option represents the market value of the potential to receive the Performance Cap Rate on the Segment Maturity Date, multiplied by the Segment Investment.

(2)

Out-of-the-Money Put Option:  This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment. The value of this option reduces the Interim Segment Value, as it reflects losses that may be incurred in excess of the Segment Buffer at Segment maturity.

For Dual Step Up Segments, the Fair Value of Derivative is equal to (1) minus (2), as defined above.

(1)

At-the-Money Call Option:  This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the At-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment on the Segment Maturity Date equal to the percentage growth in the index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment.

(2)

Out-of-the-Money Call Option:  This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date increased by a percentage equal to the Performance Cap Rate. At any time during the Segment Duration, the fair value of the Out-of-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date in excess of the Performance Cap Rate, multiplied by the Segment Investment. The value of this option is used to offset the value of the At-the-Money Call Option, thus recognizing a ceiling on gain at Segment maturity imposed by the Performance Cap Rate.

(3)

Out-of-the-Money Put Option:  This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment.

(4)

Further Out-of-the-Money Put Option:  This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment maximum loss and the Segment Buffer (e.g., 15% for 95% Segment Investment Protection Level and 10% Segment Buffer; 20% for 90% Segment Investment Protection Level and 10% Segment Buffer). At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the (Segment Investment Protection Level – 1) less Segment Buffer, multiplied by the Segment Investment. The value of the Further Out-of-the-Money Put is used to offset the value of the Out-of-the-Money Put, thus recognizing a Segment maximum loss equal to the Segment Investment Protection Level – 1.

For Loss Limiter Segments, the Fair Value of Derivatives is equal to (1) minus (2) minus (3) plus (4), as defined above.

We determine the fair value of each of the applicable designated hypothetical options for a Standard, Step Up, Dual Direction, Enhanced Upside, Dual Step Up or Loss Limiter Segments using a market standard model for valuing a European option on the Index, assuming a continuous dividend yield or net convenience value, with inputs that are consistent with market prices that reflect the estimated cost of exiting the hypothetical Derivatives prior to Segment maturity (e.g., the estimated ask price). If we did not take into account the estimated exit price, your Segment Interim Value would be greater. For contracts without a Performance Cap Rate limiting factor, we will use different inputs that reflect a higher estimated cost of exiting hypothetical Derivatives and, as a result, the fair value of hypothetical Derivatives will be lower for those contracts than if we didn’t use a higher estimated cost of exiting. See “Appendix: State contract availability and/or variations of certain features and benefits” for information about certain contracts issued in New Jersey which use a Performance Cap Rate limiting factor equal to the Performance Cap Rate. In addition, the estimated fair value price used in the Segment Interim Value calculation may vary higher or lower from other estimated prices and from what the actual selling price of identical derivatives would be at any time during each Segment. If our estimated fair value price is lower than the price under other fair market estimates or for actual transactions, then your Segment Interim Value will be less than if we used those other prices when calculating your Segment Interim Value. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment Type to Segment Type and may also change from day to day. Each hypothetical option has a notional value on the Segment Start Date equal to the Segment Investment on that date. The notional value is the price of the underlying Index at the inception of the contract. In the event that a number of options, or a fractional number of options, are being valued, the notional value would be the number of hypothetical options multiplied by the price of the Index at inception. For an Annual Lock Segment we determine the fair value of the hypothetical derivatives contract tied to the compounded performance of the Index underlying the Annual Lock Segment using a market standard model for valuing an extended exotic option that periodically settles and resets in strike price on the Index using the assumptions, inputs and values discussed above but applied to the hypothetical derivatives contract instead of the hypothetical options.

We use the following model inputs:

(1)

Implied Volatility of the Index — This input varies with (i) how much time remains until the Segment Maturity Date of the Segment, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the Index at the time of the calculation (including the potential for resets each Annual Lock Period).

This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given early distribution are generally not available, because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to correspond precisely to the Segment Maturity Date (or remaining Annual Lock Periods) and moneyness of the designated option that we use for purposes of the calculation.

Accordingly, we use the following method to estimate the implied volatility of the Index. We use daily quotes of implied volatility from independent third-parties using the model described above and based on the market prices for certain options. Specifically, implied volatility quotes are obtained for options with the closest maturities above and below the actual time remaining in the Segment at the time of the calculation and, for each maturity, for those options having the closest moneyness value above and below the actual moneyness of the designated option, given the level of the Index at the time of the calculation. In calculating the Segment Interim Value, we will derive a volatility input for your Segment’s time to maturity (including each remaining Annual Lock Period time to maturity) and strike price by linearly interpolating between the implied volatility quotes that are based on the actual adjacent maturities and moneyness values described above, as follows:

(a)

We first determine the implied volatility of an option that has the same moneyness as the designated option but with the closest available time to maturity shorter than your Segment’s remaining time to maturity (including each remaining Annual Lock Period time to maturity). This volatility is derived by linearly interpolating between the implied volatilities of options having the times to the applicable maturity that are above and below the moneyness value of the hypothetical option.

(b)

We then determine the implied volatility of an option that has the same moneyness as the designated option but with the closest available time to maturity longer than your Segment’s remaining time to the applicable maturity (including each remaining Annual Lock Period time to maturity). This volatility is derived by linearly interpolating between the implied volatilities of options having the times to maturity that are above and below the moneyness value of the designated option.

(c)

The volatility input for your Segment’s time to maturity (including each remaining Annual Lock Period time to maturity) will then be determined by linearly interpolating between the volatilities derived in steps (a) and (b).

(2)

Swap Rate — We use key derivative swap rates obtained from information provided by independent third-parties which are recognized financial reporting vendors. Swap rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early distribution. We use linear interpolation to derive the exact remaining duration rate needed as the input.

(3)

Index Dividend Yield — On a daily basis, we use the projected annual dividend yield across the entire Index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.

Generally, a put option has an inverse relationship with its underlying Index, while a call option has a direct relationship. In addition to the inputs discussed above, the Fair Value of Derivatives is also affected by the time to the Segment Maturity Date (including each Annual Lock Period remaining to maturity).

(A)(3) Cap Calculation Factor.  In setting the Performance Cap Rate, we take into account that we incur expenses in connection with a contract, including insurance and administrative expenses. If you withdraw your investment prior to the Segment Maturity Date, we will not incur expenses for the entire duration of the Segment. Therefore, we provide a positive adjustment as part of the calculation of Segment Interim Value, which we call the Cap Calculation Factor. The Cap Calculation Factor represents a return of estimated expenses for the portion of the Segment Duration that has not elapsed. For example, if the estimated expenses for a one year Segment are calculated by us to be $10, then at the end of 146 days (with 219 days remaining in the Segment), the Cap Calculation Factor would be $6, because $10 x 219/365 = $6. A Segment is not a variable investment option with an underlying portfolio, and therefore the percentages we use in setting the performance caps do not reflect a daily charge against assets held on your behalf in a separate account.

(B) Performance Cap Rate limiting factor.  In setting the Performance Cap Rate, we assume that you are going to hold the Segment for the entire Segment Duration. If you hold a Segment until its Segment Maturity Date, the Segment Return will be calculated subject to the Performance Cap Rate. The Performance Cap Rate limiting factor is generally equal to the pro rata portion of the Performance Cap Rate as described herein. For Standard, Step Up, Dual Direction, Enhanced Upside, Dual Step Up and Loss Limiter Segments, prior to the Segment Maturity Date, your Segment Interim Value will be limited by the portion of the Performance Cap Rate corresponding to the portion of the Segment Duration that has elapsed. For example, if the Performance Cap Rate for a one-year Standard Segment is 10%, then at the end of 146 days, the pro rata share of the Performance Cap Rate would be 4%, because 10% x 146/365 = 4%; as a result, the Segment Interim Value at the end of the 146 days could not exceed 104% of the Segment Investment. Likewise, if the Performance Cap Rate for a 6-year Standard Segment is 40%, then at the end of 1096 days, the pro rata share of the Performance Cap Rate would be 20%, because 40% x 1096/2192 = 20%; as a result, the Segment Interim Value and the end of 1096 days could not exceed 120% of the Segment Investment. For Annual Lock Segments, prior to the Segment Maturity Date, your Segment Interim Value will be limited by the portion of the Performance Cap Rate corresponding to the portion of the current Annual Lock Period that has elapsed. For example, if the Performance Cap Rate for a 6-year Annual Lock Segment is 10%, then at the end of 73 days in the third Annual Lock Period, the pro rata share of the Performance Cap Rate would be 2%, because 10% x 73/365 = 2%; as a result, the Segment Interim Value at the end of the 73 days in the third Annual Lock Period could not exceed 102% of the third Annual Lock Anniversary Starting Amount.

Examples: Segment Interim Value — Standard Segments

Item	6-Year Segment	6-Year Segment
Segment Duration (in months)	72	72
Valuation Date (Months since Segment Start Date)	9	69
Segment Investment	$1,000	$1,000
Segment Buffer	-20%	-20%
Performance Cap Rate	65%	65%
Time to Maturity (in months)	63	3
Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
Fair Value of Hypothetical Fixed Instrument	$905.65	$998.05
Fair Value of Hypothetical Derivatives	$(253.82)	$(202.70)
Cap Calculation Factor	$105.04	$4.99
Sum of above	$756.87	$800.33
Segment Investment multiplied by prorated Performance Cap Rate	$1,081.57	$1,627.18
Segment Interim Value	$756.87	$800.33
Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
Fair Value of Hypothetical Fixed Instrument	$905.65	$998.05
Fair Value of Hypothetical Derivatives	$(64.82)	$(6.13)
Cap Calculation Factor	$105.04	$4.99
Sum of above	$945.87	$996.91
Segment Investment multiplied by prorated Performance Cap Rate	$1,081.57	$1,627.18
Segment Interim Value	$945.87	$996.91
Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
Fair Value of Hypothetical Fixed Instrument	$905.65	$998.05
Fair Value of Hypothetical Derivatives	$53.19	$102.84
Cap Calculation Factor	$105.04	$4.99
Sum of above	$1,063.88	$1,105.88
Segment Investment multiplied by prorated Performance Cap Rate	$1,081.57	$1,627.18
Segment Interim Value	$1,063.88	$1,105.88

Item	6-Year Segment	6-Year Segment
Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
Fair Value of Hypothetical Fixed Instrument	$905.65	$998.05
Fair Value of Hypothetical Derivatives	$210.83	$391.96
Cap Calculation Factor	$105.04	$4.99
Sum of above	$1,221.52	$1,394.99
Segment Investment multiplied by prorated Performance Cap Rate	$1,081.57	$1,627.18
Segment Interim Value	$1,081.57	$1,394.99

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatilities: ATM call 17.82%, OTM call 19.98%, OTM put 24.4%.
(2)	Bond yield corresponding to remainder of Segment term is assumed 1.90% (63 months to maturity) and 0.79% (3 months to maturity).
(3)	Swap rate corresponding to remainder of Segment term is 1.15% (63 months to maturity) and 0.69% (3 months to maturity).
(4)	Index dividend yield is 1.58% annually.
(5)	One-half estimated Bid-Ask Spread of 15 bps.

Examples: Effect of Withdrawals on Segment Interim Value — Standard Segments

Item	6-Year Segment
Segment Duration (in months)	72
Valuation Date (Months since Segment Start Date)	9
Segment Investment	$1,000
Segment Buffer	-20%
Performance Cap Rate	65%
Time to Maturity (in months)	63
Amount Withdrawn(1)	$100
Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
Segment Interim Value(2)	$756.87
Percent Withdrawn(3)	13.21%
New Segment Investment(4)	$867.88
New Segment Interim Value(5)	$656.87
Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
Segment Interim Value(2)	$945.87
Percent Withdrawn(3)	10.57%
New Segment Investment(4)	$894.28
New Segment Interim Value(5)	$845.87
Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
Segment Interim Value(2)	$1,063.88
Percent Withdrawn(3)	9.40%
New Segment Investment(4)	$906.00
New Segment Interim Value(5)	$963.88
Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
Segment Interim Value(2)	$1,081.57
Percent Withdrawn(3)	9.25%
New Segment Investment(4)	$907.54
New Segment Interim Value(5)	$981.57

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Segment Interim Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Example: Segment Interim Value — Annual Lock Segments

Item	6-Year Segment
Segment Duration (in months)	72
Valuation Date	Annual Lock Anniversary
Segment Investment	$1,000
Segment Buffer	-10%
Performance Cap Rate	10%
Time to Maturity (in months)	60

Item	6-Year Segment
Assuming the change in the Index Value during the first Annual Lock Period the SIV calculation is occurring is 13% (for example from 100.00 to 113.00)
Fair Value of Hypothetical Fixed Instrument	$891.72
Fair Value of Hypothetical Derivatives	$132.09
Cap Calculation Factor	$61.50
Sum of above	$1,085.31
Annual Lock Anniversary Starting Amount multiplied by prorated Performance Cap Rate	$1,100.00
Segment Interim Value	$1,085.31

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatility surface used for calibration of pricing model.
(2)	Investment rate corresponding to remainder of Segment term is 2.44%.
(3)	Swap rate corresponding to remainder of Segment term is 1.68%.
(4)	Index dividend yield is 1.70%.
(5)	One-half estimated Bid-Ask Spread of 112.5 bps.

Examples: Effect of Withdrawals on Segment Interim Value, Segment Investment and Annual Lock Anniversary Starting Amount — Annual Lock Segments

Item	1st Annual Lock Anniversary	2nd Annual Lock Anniversary	Withdrawal Occurs
Segment Duration (in months)	72	72	72
Valuation Date (Months since Segment Start Date)	12	24	30
Segment Investment	$1,000	$1,000	$1,000
Segment Buffer	-10%	-10%	-10%
Performance Cap Rate	10%	10%	10%
Time to Maturity (in months)	60	48	42
Amount Withdrawn(1)	$0	$0	$110
Change in Index Value	+13%	-5%	+2%
Segment Interim Value			$1,100.00(2)
Annual Lock Anniversary Starting Amount	$1,100.00	$1,100.00
Percent Withdrawn(3)			10.00%
New Segment Investment(4)			$900.00
New Segment Interim Value(5)			$990.00
New Annual Lock Anniversary Starting Amount	$990.00	$990.00

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Example: Segment Interim Value — Step Up Segments

Item	1-Year Segment	1-Year Segment
Segment Duration (in months)	12	12
Valuation Date (months since Segment Start Date)	3	9
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	6%	6%
Time to Maturity (in months)	9	3
Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
Fair Value of Hypothetical Fixed Instrument	$989.66	$997.28
Fair Value of Hypothetical Derivatives	$30.66	$47.80
Cap Calculation Factor	$15.00	$5.00
Sum of above	$1,035.31	$1,050.08
Segment Investment multiplied by prorated Performance Cap Rate	$1,015.00	$1,045.00
Segment Interim Value	$1,015.00	$1,045.00

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
Fair Value of Hypothetical Fixed Instrument	$989.66	$997.28
Fair Value of Hypothetical Derivatives	-$48.39	-$28.90
Cap Calculation Factor	$15.00	$5.00
Sum of above	$956.27	$973.39
Segment Investment multiplied by prorated Performance Cap Rate	$1,015.00	$1,045.00
Segment Interim Value	$956.27	$973.39

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatility of 19.1% is assumed.
(2)	Investment rate corresponding to remainder of Segment term is 1.39% (9 months to maturity) and 1.09% (3 months to maturity).
(3)	Swap rate corresponding to remainder of Segment term is assumed 0.99% (9 months to maturity) and 0.69% (3 months to maturity).
(4)	Index dividend yield is 1.95% annually.
(5)	One-half estimated Bid-Ask Spread of 0.30 bps.

Examples: Effect of Withdrawals on Segment Interim Value — Step Up Segments

Item	1-Year Segment	1-Year Segment
Segment Duration (in months)	12	12
Valuation Date (Months since Segment Start Date)	3	9
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	6%	6%
Time to Maturity (in months)	9	3
Amount Withdrawn(1)	$100	$100
Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
Segment Interim Value(2)	$1,045.00	$1,015.00
Percent Withdrawn(3)	9.57%	9.85%
New Segment Investment(4)	$904.31	$901.48
New Segment Interim Value(5)	$945.00	$915.00

Item	1-Year Segment	1-Year Segment
Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
Segment Interim Value(2)	$973.39	$956.27
Percent Withdrawn(3)	10.27%	10.46%
New Segment Investment(4)	$897.27	$895.43
New Segment Interim Value(5)	$873.39	$856.27

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Segment Interim Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Example: Segment Interim Value — Dual Direction Segments

Item	6-Year Segment	6-Year Segment
Segment Duration (in months)	72	72
Valuation Date (months since Segment Start Date)	9	69
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	90%	90%
Time to Maturity (in months)	63	3
Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
Fair Value of Hypothetical Fixed Instrument	$883.52	$988,.05
Fair Value of Hypothetical Derivatives	$255.05	$389.82
Cap Calculation Factor	$105.04	$4.99
Sum of above	$1,243.61	$1,392.86
Segment Investment multiplied by prorated Performance Cap Rate	$1,112.46	$1,862.16
Segment Interim Value	$1,112.46	$1,392.86
Assuming the change in the Index Value is -5% (for example from 100.00 to 95.00)
Fair Value of Hypothetical Fixed Instrument	$883.52	$988,.05
Fair Value of Hypothetical Derivatives	-$16.13	$17.03
Cap Calculation Factor	$105.04	$4.99
Sum of above	$972.44	$1,020.06
Segment Investment multiplied by prorated Performance Cap Rate	$1,112.46	$1,862.16
Segment Interim Value	$972.44	$1,020.06
Assuming the change in the Index Value is -15% (for example from 100.00 to 85.00)
Fair Value of Hypothetical Fixed Instrument	$883.52	$988,.05
Fair Value of Hypothetical Derivatives	-$89.04	-$57.62
Cap Calculation Factor	$105.04	$4.99
Sum of above	$899.53	$945.42
Segment Investment multiplied by prorated Performance Cap Rate	$1,112.46	$1,862.16
Segment Interim Value	$899.53	$945.42

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatility of 24% is assumed.
(2)	Investment rate corresponding to remainder of Segment term is 2.39% (63 months to maturity) and 0.79% (3 months to maturity).
(3)	Swap rate corresponding to remainder of Segment term is assumed 1.64% (63 months to maturity) and 0.69% (3 months to maturity).
(4)	Skewness of -26.5% is assumed.
(5)	Index divided yield is 1.95% annually.
(6)	One-Half estimated Bid-Ask Spread of 50 bps.

Example: Effect of Withdrawals on Segment Interim Value — Dual Direction Segments

Item	6-Year Segment	6-Year Segment
Segment Duration (in months)	72	72
Valuation Date (months since Segment Start Date)	9	69
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	90%	90%
Time to Maturity (in months)	63	3
Amount Withdrawn(1)	$100	$100
Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
Segment Interim Value(2)	$1,112.46	$1,392.86
Percent Withdrawn(3)	8.99%	7.18%
New Segment Investment(4)	$910.11	$923.21
New Segment Interim Value(5)	$1,012.46	$1,292.86
Assuming the change in the Index Value is -5% (for example from 100.00 to 95.00)
Segment Interim Value(2)	$972.44	$1,020.06
Percent Withdrawn(3)	10.28%	9.80%
New Segment Investment(4)	$897.17	$901.97
New Segment Interim Value(5)	$872.44	$920.06
Assuming the change in the Index Value is -15% (for example from 100.00 to 85.00)
Segment Interim Value(2)	$883.53	$945.42
Percent Withdrawn(3)	11.13%	10.58%
New Segment Investment(4)	$888.83	$894.23
New Segment Interim Value(5)	$799.53	$845.42

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Segment Interim Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Example: Segment Interim Value — Enhanced Upside 125% Segments

Item	6-Year Segment	6-Year Segment
Segment Duration (in months)	72	72
Valuation Date (months since Segment Start Date)	9	69
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	85%	85%
Enhanced Upside Rate	125%	125%
Time to Maturity (in months)	63	3
Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
Fair Value of Hypothetical Fixed Instrument	$911.44	$998.05
Fair Value of Hypothetical Derivatives	$245.35	$480.81
Cap Calculation Factor	$105.04	$4.99
Sum of above	$1,261.84	$1,483.85
Segment Investment multiplied by prorated Performance Cap Rate	$1,106.25	$1,814.58
Segment Interim Value	$1,106.25	$1,483.85

Item	6-Year Segment	6-Year Segment
Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
Fair Value of Hypothetical Fixed Instrument	$911.44	$998.05
Fair Value of Hypothetical Derivatives	-$79.36	-$37.60
Cap Calculation Factor	$105.04	$4.99
Sum of above	$937.12	$965.43
Segment Investment multiplied by prorated Performance Cap Rate	$1,106.25	$1,814.58
Segment Interim Value	$937.12	$965.43
Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
Fair Value of Hypothetical Fixed Instrument	$911.44	$998.05
Fair Value of Hypothetical Derivatives	-$321.38	-$308.88
Cap Calculation Factor	$105.04	$4.99
Sum of above	$695.10	$694.16
Segment Investment multiplied by prorated Performance Cap Rate	$1,106.25	$1,814.58
Segment Interim Value	$695.10	$694.16

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatility of 23.5% is assumed.
(2)	Investment rate corresponding to remainder of Segment term is 1.78% (63 months to maturity) and 0.79% (3 months to maturity).
(3)	Swap rate corresponding to remainder of Segment term is assumed 1.16% (63 months to maturity) and 0.69% (3 months to maturity).
(4)	Index dividend yield is 1.95% annually.
(5)	One-half estimated Bid-Ask Spread of 75 bps.

Examples: Effect of Withdrawals on Segment Interim Value — Enhanced Upside 125% Segments

Item	6-Year Segment	6-Year Segment
Segment Duration (in months)	72	72
Valuation Date (Months since Segment Start Date)	9	69
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	85%	85%
Enhanced Upside Rate	125%	125%
Time to Maturity (in months)	63	3
Amount Withdrawn[1]	$100	$100
Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
Segment Interim Value[2]	$1,106.25	$1,483.85
Percent Withdrawn[3]	9.04%	6.74%
New Segment Investment[4]	$909.60	$932.61
New Segment Interim Value[5]	$1,006.26	$1,383.85
Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
Segment Interim Value[2]	$937.12	$965.43
Percent Withdrawn[3]	10.67%	10.36%
New Segment Investment[4]	$893.29	$896.42
New Segment Interim Value[5]	$837.12	$865.43
Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
Segment Interim Value[2]	$695.10	$694.16
Percent Withdrawn[3]	14.39%	14.41%
New Segment Investment[4]	$856.14	$855.94
New Segment Interim Value[5]	$595.10	$594.16

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Segment Interim Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Examples: Segment Interim Value — Dual Step Up Segments

Item	1-Year Segment	1-Year Segment
Segment Duration (in months)	12	12
Value Date (months since Segment Start Date)	3	9
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	10%	10%
Time to Maturity (in months)	9	3
Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
Fair Value of Hypothetical Fixed Instrument	$981.76	$993.88
Fair Value of Hypothetical Derivatives	$89.80	$94.84
Cap Calculation Factor	$12.00	$4.00
Sum of the above	$1,083.56	$1,092.72
Segment Investment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
Segment Interim Value	$1,025.00	$1,075.00
Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
Fair Value of Hypothetical Fixed Instrument	$981.76	$993.88
Fair Value of Hypothetical Derivatives	$58.48	$86.45
Cap Calculation Factor	$12.00	$4.00
Sum of the above	$1,052.23	$1,084.33
Segment Investment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
Segment Interim Value	$1,025.00	$1,075.00
Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
Fair Value of Hypothetical Fixed Instrument	$981.76	$993.88
Fair Value of Hypothetical Derivatives	-$22.45	$6.18
Cap Calculation Factor	$12.00	$4.00
Sum of the above	$971.30	$1,004.05
Segment Investment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
Segment Interim Value	$971.30	$1,004.05
Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
Fair Value of Hypothetical Fixed Instrument	$981.76	$993.88
Fair Value of Hypothetical Derivatives	-$287.37	-$296.75
Cap Calculation Factor	$12.00	$4.00
Sum of the above	$706.38	$701.13
Segment Investment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
Segment Interim Value	$706.38	$701.13

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatility of 22.50% is assumed for the at the money option and implied volatility of 26.50% is assumed for the out of the money options.
(2)	Investment rate is 4.18%.
(3)	Swap rate is 4.58%.
(4)	Index dividend yield is 0.87% annually.
(5)	One-half estimated Bid-Ask Spread of 50 bps.

Examples: Effect of Withdrawals on Segment Interim Value — Dual Step Up Segments

Item	1-Year Segment	1-Year Segment
Segment Duration (in months)	12	12
Value Date (months since Segment Start Date)	3	9
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	10%	10%
Time to Maturity (in months)	9	3
Amount Withdrawn[1]	$100	$100
Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
Segment Interim Value[2]	$1,025.00	$1,075.00
Percent Withdrawn[3]	9.76%	9.30%
New Segment Investment[4]	$902.44	$906.98
New Segment Interim Value[5]	$925.00	$975.00
Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
Segment Interim Value[2]	$1,025.00	$1,075.00
Percent Withdrawn[3]	9.76%	9.30%
New Segment Investment[4]	$902.44	$906.98
New Segment Interim Value[5]	$925.00	$975.00
Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
Segment Interim Value[2]	$971.30	$1,004.05
Percent Withdrawn[3]	10.30%	9.96%
New Segment Investment[4]	$897.05	$900.40
New Segment Interim Value[5]	$871.30	$904.05
Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
Segment Interim Value[2]	$706.38	$701.13
Percent Withdrawn[3]	14.16%	14.26%
New Segment Investment[4]	$858.43	$857.37
New Segment Interim Value[5]	$606.38	$601.13

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Segment Interim Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Examples: Segment Interim Value — Loss Limiter Segments

Item	1-Year Segment	1-Year Segment
Segment Duration (in months)	12	12
Value Date (months since Segment Start Date)	3	9
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	10%	10%
Segment Investment Protection Level	90%	90%
Time to Maturity (in months)	9	3

Item	1-Year Segment	1-Year Segment
Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
Fair Value of Hypothetical Fixed Instrument	$966.23	$988.62
Fair Value of Hypothetical Derivatives	$80.88	$93.65
Cap Calculation Factor	$15.00	$5.00
Sum of the above	$1,062.12	$1,087.26
Segment Investment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
Segment Interim Value	$1,025.00	$1,075.00
Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
Fair Value of Hypothetical Fixed Instrument	$966.23	$988.62
Fair Value of Hypothetical Derivatives	$41.26	$55.04
Cap Calculation Factor	$15.00	$5.00
Sum of the above	$1,022.50	$1,048.65
Segment Investment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
Segment Interim Value	$1,022.50	$1,048.65
Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
Fair Value of Hypothetical Fixed Instrument	$966.23	$988.62
Fair Value of Hypothetical Derivatives	$5.91	$0.48
Cap Calculation Factor	$15.00	$5.00
Sum of the above	$987.14	$994.10
Segment Investment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
Segment Interim Value	$987.14	$994.10
Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
Fair Value of Hypothetical Fixed Instrument	$966.23	$988.62
Fair Value of Hypothetical Derivatives	-$5.02	-$4.02
Cap Calculation Factor	$15.00	$5.00
Sum of the above	$976.22	$989.59
Segment Investment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
Segment Interim Value	$976.22	$989.59

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatility of 22.50% (At-the-Money Call), 25.07% (Out-of-the-Money Call), 26.50% (Out-of-the-Money Put), and 24.50% (Further Out-of-the-Money Put).
(2)	Investment rate is 4.18%.
(3)	Swap rate is 4.58%.
(4)	Index dividend yield is 0.87% annually.
(5)	One-half estimated Bid-Ask Spread of 40 bps.

Examples: Effect of Withdrawals on Segment Interim Value — Loss Limiter Segments

Item	1-Year Segment	1-Year Segment
Segment Duration (in months)	12	12
Value Date (months since Segment Start Date)	3	9
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	10%	10%
Segment Investment Protection Level	90%	90%
Time to Maturity (in months)	9	3
Amount Withdrawn[1]	$100	$100

Item	1-Year Segment	1-Year Segment
Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
Segment Interim Value[2]	$1,025.00	$1,075.00
Percent Withdrawn[3]	9.76%	9.30%
New Segment Investment[4]	$902.44	$906.98
New Segment Interim Value[5]	$925.00	$975.00
Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
Segment Interim Value[2]	$1,022.50	$1,048.65
Percent Withdrawn[3]	9.78%	9.54%
New Segment Investment[4]	$902.20	$904.64
New Segment Interim Value[5]	$922.50	$948.65
Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
Segment Interim Value[2]	$987.14	$994.10
Percent Withdrawn[3]	10.13%	10.06%
New Segment Investment[4]	$898.70	$899.41
New Segment Interim Value[5]	$887.14	$894.10
Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
Segment Interim Value[2]	$976.22	$989.59
Percent Withdrawn[3]	10.24%	10.11%
New Segment Investment[4]	$897.56	$898.95
New Segment Interim Value[5]	$876.22	$889.59

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Segment Interim Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Examples: Segment Interim Value — Loss Limiter Segments

Item	6–Year Segment	6–Year Segment
Segment Duration (in months)	72	72
Value Date (months since Segment Start Date)	9	69
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	75%	75%
Segment Investment Protection Level	95%	95%
Time to Maturity (in months)	63	3
Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
Fair Value of Hypothetical Fixed Instrument	$742.84	$774.83
Fair Value of Hypothetical Derivatives	$247.34	$262.33
Cap Calculation Factor	$117.50	$100.83
Sum of the above	$1,107.68	$1,137.99
Segment Investment multiplied by prorated Performance Cap Rate	$1,093.75	$1,718.75
Segment Interim Value	$1,093.75	$1,137.99
Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
Fair Value of Hypothetical Fixed Instrument	$742.84	$774.83
Fair Value of Hypothetical Derivatives	$166.07	$172.15
Cap Calculation Factor	$117.50	$100.83
Sum of the above	$1,026.41	$1,047.81
Segment Investment multiplied by prorated Performance Cap Rate	$1,093.75	$1,718.75
Segment Interim Value	$1,026.41	$1,047.81

Item	6–Year Segment	6–Year Segment
Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
Fair Value of Hypothetical Fixed Instrument	$742.84	$774.83
Fair Value of Hypothetical Derivatives	$111.71	$112.71
Cap Calculation Factor	$117.50	$100.83
Sum of the above	$972.05	$988.37
Segment Investment multiplied by prorated Performance Cap Rate	$1,093.75	$1,715.75
Segment Interim Value	$972.05	$988.37
Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
Fair Value of Hypothetical Fixed Instrument	$742.84	$774.83
Fair Value of Hypothetical Derivatives	$48.95	$47.84
Cap Calculation Factor	$117.50	$100.83
Sum of the above	$909.29	$923.50
Segment Investment multiplied by prorated Performance Cap Rate	$1,093.75	$1,718.75
Segment Interim Value	$909.29	$923.50

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatility of 22.50% (At-the-Money Call), 28.41% (Out-of-the-Money Call), 26.50% (Out-of-the-Money Put), and 24.50% (Further Out-of-the-Money Put).
(2)	Investment rate is 4.08%.
(3)	Swap rate is 5.06%.
(4)	Index dividend yield is 0.77% annually.
(5)	One-half estimated Bid-Ask Spread of 40 bps.

Examples: Effect of Withdrawals on Segment Interim Value — Loss Limiter Segments

Item	6–Year Segment	6–Year Segment
Segment Duration (in months)	72	72
Value Date (months since Segment Start Date)	9	69
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	75%	75%
Segment Investment Protection Level	95%	95%
Time to Maturity (in months)	63	3
Amount Withdrawn[1]	$100	$100
Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
Segment Interim Value[2]	$1,093.75	$1,137.99
Percent Withdrawn[3]	9.14%	8.79%
New Segment Investment[4]	$908.57	$912.13
New Segment Interim Value[5]	$993.75	$1,037.99
Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
Segment Interim Value[2]	$1,026.41	$1,047.81
Percent Withdrawn[3]	9.74%	9.54%
New Segment Investment[4]	$902.57	$904.56
New Segment Interim Value[5]	$926.41	$947.81
Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
Segment Interim Value[2]	$972.05	$988.37
Percent Withdrawn[3]	10.29%	10.12%
New Segment Investment[4]	$897.12	$889.828
New Segment Interim Value[5]	$872.05	$888.37

Item	6–Year Segment	6–Year Segment
Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
Segment Interim Value[2]	$909.29	$923.50
Percent Withdrawn[3]	11.00%	10.83%
New Segment Investment[4]	$890.02	$891.72
New Segment Interim Value[5]	$809.29	$823.50

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Segment Interim Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Appendix: Index Publishers

The Structured Investment Option of the contract tracks certain Securities Indices and Index Funds that are published by third parties. The Company uses these Securities Indices and Index Funds under license from the Indices’ and Index Funds respective publishers. The following information about the Indices and Index Funds is included in this Prospectus in accordance with the Company’s license agreements with the publishers of the Indices and Index Funds:

S&P Dow Jones Indices LLC requires that the following disclaimer be included in the Prospectus:

The S&P 500 Price Return Index (the “Index”) is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by the Company. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by the Company. The Structured Capital Strategies® contract is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Structured Capital Strategies® contract or any member of the public regarding the advisability of investing in securities generally or in the Structured Capital Strategies® contract particularly or the ability of the Indexes to track general market performance. S&P Dow Jones Indices’ only relationship to the Company with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The Indexes are determined, composed and calculated by S&P Dow Jones Indices without regard to the Company or the Structured Capital Strategies® contract. S&P Dow Jones Indices have no obligation to take the needs of the Company or the owners of the Structured Capital Strategies® contract into consideration in determining, composing or calculating the Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the Structured Capital Strategies® contract or the timing of the issuance or sale of such contract or in the determination or calculation of the equation by which such contract is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Company’s products. There is no assurance that investment products based on the Indexes will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE STRUCTURED CAPITAL STRATEGIES® CONTRACT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND THE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The name “S&P 500 Price Return Index” is a trademark of Standard & Poor’s and has been licensed for use by the Company.

Frank Russell Company requires that the following disclosure be included in this Prospectus:

The Structured Capital Strategies® contract is not sponsored, endorsed, sold or promoted by Frank Russell Company (“Russell”). Russell makes no representation or warranty, express or implied, to the owners of the Structured Capital Strategies® contract or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly or the ability of the Russell 2000® Price Return Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000® Price Return Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Price Return Index is based. Russell’s only relationship to the Company is the licensing of certain trademarks and trade names of Russell and of the Russell 2000® Price Return Index which is determined, composed and calculated by Russell without regard to the Company or the Structured Capital Strategies® contract. Russell is not responsible for and has not reviewed the Structured Capital Strategies® contract nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Structured Capital Strategies® contract. Russell has no obligation or liability in connection with the administration, marketing or trading of the Structured Capital Strategies® contract.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, INVESTORS, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

MSCI Inc. requires that the following disclosure be included in this Prospectus:

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY LICENSEE. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

EURO STOXX requires the following disclosure be included in this Prospectus:

STOXX Ltd., Deutsche Börse Group and their licensors, research partners or data providers have no relationship to the Company, other than the licensing of the EURO STOXX 50® Price Return Index and the related trademarks for use in connection with Structured Capital Strategies®.

STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:

•	sponsor, endorse, sell or promote Structured Capital Strategies®.

•	recommend that any person invest in Structured Capital Strategies® or any other securities.

•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of Structured Capital Strategies®.

•	have any responsibility or liability for the administration, management or marketing of Structured Capital Strategies®.

•	consider the needs of Structured Capital Strategies® or the owners of Structured Capital Strategies® in determining, composing or calculating EURO STOXX 50® Price Return Index or have any obligation to do so.

STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the Structured Capital Strategies® or their performance.

STOXX does not assume any contractual relationship with the purchasers of Structured Capital Strategies® or any other third parties.

Specifically,

•	STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not give any warranty, express or implied, and exclude any liability about:

—

The results to be obtained by Structured Capital Strategies®, the owner of Structured Capital Strategies® or any other person in connection with the use of the EURO STOXX 50® Price Return Index and the data included in the EURO STOXX 50® Price Return Index;

—	The accuracy, timeliness, and completeness of the EURO STOXX 50® Price Return Index and its data;

—	The merchantability and the fitness for a particular purpose or use of EURO STOXX 50® Price Return Index and its data;

—	The performance of the Structured Capital Strategies® generally.

•	STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any liability, for any errors, omissions or interruptions in the EURO STOXX 50® Price Return Index or its data;

•	Under no circumstances will STOXX, Deutsche Börse Group or their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the EURO STOXX 50® or its data or generally in relation Structured Capital Strategies®, even in circumstances where STOXX, Deutsche Börse Group or their licensors, research partners or data providers are aware that such loss or damage may occur.

The licensing Agreement between the Company and STOXX is solely for their benefit and not for the benefit of the owners of Structured Capital Strategies® or any other third parties.

The shares are not sponsored or promoted by either the Index Calculation Agent or the Index Compilation Agent.

Although BofA Merrill Lynch — as the Index Compilation Agent — shall obtain and provide information to S&P — as the Index Calculation Agent — from sources which it considers reliable, the Index Compilation Agent and the Index Calculation Agent do not guarantee the accuracy and/or the completeness of any Select Sector Index or any data included therein. The Index Compilation Agent and the Index Calculation Agent make no warranty, express or implied, as to results to be obtained by the Trust as licensee, licensee’s customers and counterparties, owners of the shares, or any other person or entity from the use of the Select Sector Indexes or any data included therein in connection with the rights licensed as described herein or for any other use. The Index Compilation Agent and the Index Calculation Agent make no express or implied warranties, and each hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Select Sector Indexes or any data included therein. Without limiting any of the foregoing, in no event shall the Index Compilation Agent and the Index Calculation Agent have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

Appendix: Purchase considerations for defined benefit and defined contribution plans

We offer the QP contract as a funding vehicle for defined benefit and defined contribution plans. In certain states the QP contract is not offered. In those states defined benefit and defined contribution plans may purchase NQ contracts as a plan funding vehicle. The plan and trust, if properly qualified, contain the requisite provisions of the Internal Revenue Code to maintain their tax exempt status. The most significant difference between the use of the QP contract and the NQ contract as a funding vehicle is that the QP contract may be converted into an IRA contract for the benefit of a plan participant under specified circumstances; an NQ contract cannot be so converted. The advantage of the IRA conversion feature is that the participant’s benefit amount remains invested: no amounts need to be withdrawn from Segments prior to maturity, the investment options remain available to the participant, and the aging of contributions for purposes of contingent withdrawal charges remains intact. If the plan’s funding vehicle is an NQ contract, a withdrawal must be made from the NQ contract in order for the plan to pay the rollover distribution to the plan participant for application to an IRA, or directly to an IRA provider at the direction of the plan participant.

Trustees who are considering the purchase of a Structured Capital Strategies® contract as a plan funding vehicle should discuss with their tax and ERISA advisers whether such a contract is an appropriate investment vehicle for the employer’s plan. Whether the contract is a QP contract or an NQ contract in certain states, there are significant issues in the purchase of Structured Capital Strategies® contract for a qualified plan. The QP contract (or the NQ contract in certain states) and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP or NQ contract, and the payment of death benefits in accordance with the requirements of the federal income tax rules. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by Structured Capital Strategies® QP or NQ contract, or any other annuity contract. Therefore, plan trusts should purchase a Structured Capital Strategies® QP or NQ contract to fund a plan for the contract’s features and benefits and not for tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. Trustees should consider the liquidity needs of the plan (defined contribution or defined benefit) because Segments in the Structured Investment Option may not be mature at the time plan benefits or required minimum distributions must be paid. Finally, because of the method of purchasing the contract, including the large initial contribution and the requirement that contributions may only be in the form of transfers from existing funds of the qualified plan trust, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

Pooling Plan Assets

We do not permit plans to pool plan assets attributable to the benefits of multiple plan participants in one Structured Capital Strategies® QP contract, because of the IRA conversion possibility for the QP contract noted in the first paragraph of this Appendix. Therefore we require that a separate QP contract be purchased for each covered plan participant. In states where the NQ contract is available as a funding vehicle, defined benefit plans and defined contribution plans may invest plan assets attributable to the benefits of multiple plan participants in one Structured Capital Strategies® NQ contract. There is no requirement to apply for multiple Structured Capital Strategies® NQ contracts.

Contributions

We accept only transfer contributions from the existing funds of the qualified plan trust, regardless of the type of contract used as the funding vehicle. No contributions will be accepted directly from the employer sponsoring the plan. We will not accept ongoing payroll contributions. For 401(k) plans, no employee after-tax contributions are accepted. A “designated Roth contribution account” is not available in either the QP contract or the NQ contract in certain states. Checks written on accounts held in the name of the employer instead of the plan or the trust will not be accepted. Except for NQ contracts, only one additional transfer contribution may be made per contract year. If amounts attributable to an excess or mistaken contribution must be withdrawn, withdrawal charges may apply.

Payments

Trustees considering the purchase of a Structured Capital Strategies® contract as a qualified plan funding vehicle should also consider the following:

•	There is no loan feature offered under the Structured Capital Strategies® contract (whether the funding vehicle is a QP contract or an NQ contract in certain states), so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. If the plan’s other funding vehicle has insufficient assets to make any loan, amounts withdrawn from the NQ or QP contract will be subject to the Segment Interim Value calculation and may be subject to contingent withdrawal charges.

•	The plan trust must be designated as the beneficiary and payment of death benefits from the contract must be distributed in accordance with the requirements of the federal income tax rules. Under a QP contract (but not under an NQ contract in certain states) after the plan participant’s death, but before the death benefit is paid, the plan may substitute the beneficiary under the plan at death as the beneficiary under the contract.

•	All payments under an NQ contract will be made to the plan trust owner. All payments under a QP contract will be made to the plan trust owner until such time as the plan trust owner changes ownership to the plan participant as part of an IRA conversion.

Considerations for Defined Benefit Plan Purchases

Split Funding Requirement. The maximum percentage of the value of the plan’s total assets that should be invested in a contract at any time is 80%. Whether the funding vehicle is a QP contract or an NQ contract in certain states, at least 20% of the plan’s assets should be invested in one or more other funding vehicles to provide liquidity for the plan because Segments in the Structured Investment Option may not be mature at the time plan benefits become payable.

If the defined benefit plan purchases a QP contract. In order to purchase the QP contract for a defined benefit plan, the plan’s actuary will be required to determine a current dollar value of each plan participant’s accrued benefit so that individual contracts may be established for each plan participant. We do not permit defined benefit plans to pool plan assets attributable to the accrued benefits of multiple plan participants.

The value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant. The Company does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee’s accrued benefit. If amounts attributable to an excess or mistaken contribution must be withdrawn, withdrawal charges may apply. If in a defined benefit plan the plan’s actuary determines that an overfunding in the QP contract has occurred, then any transfers from the QP contract may also result in withdrawal charges.

The plan’s fiduciaries are responsible for ensuring that the plan has enough liquidity to pay benefits when required and should discuss anticipated liquidity needs with the plan’s actuary. Any withdrawal from a QP contract to pay benefits, or to address plan overfunding, excess or mistaken contributions, any required minimum distribution requirement, or for any other plan or benefit purpose will be treated as a normal withdrawal for purposes of withdrawal charges and all other contractual provisions.

While the contract is owned by the plan trust, all payments under the contract will be made to the plan trust owner. If the plan rolls over a contract into an IRA for the benefit of a former plan participant through a contract conversion, it is the plan’s responsibility to adjust the value of the contract to the actuarial equivalent of the participant’s benefit, prior to the contract conversion.

If the defined benefit plan purchases an NQ contract. Defined benefit plans may pool plan assets attributable to the accrued benefits of multiple plan participants in one NQ contract. The contract is merely a funding vehicle and is not “benefit sensitive” like some contracts or other funding vehicles that may be offered to qualified plan sponsors.

The plan’s fiduciaries are responsible for ensuring that the plan has enough liquidity to pay benefits when required and should discuss anticipated liquidity needs with the plan’s actuary. Amounts must be withdrawn from the contract or the contract must be liquidated to pay benefits; benefits payable under the plan cannot be satisfied through a transfer of ownership of the NQ contract to any person or entity. Any withdrawal from a NQ contract to pay benefits, or to address plan overfunding, excess or mistaken contributions, any required minimum distribution requirement, or for any other plan or benefit purpose will be treated as a normal withdrawal for purposes of withdrawal charges and all other contractual provisions.

NQ contract as a funding vehicle in certain states

If the plan’s funding vehicle is an NQ contract, a withdrawal must be made from the NQ contract or the contract must be liquidated in order to roll over to an IRA or other eligible retirement plan. There may be significant tax consequences if the plan transfers ownership of the NQ contract to an employee after the employee separates from service.

Funding vehicle only

The Company’s only role is that of the issuer of the contract. The Company is not the plan administrator. The Company will not perform or provide any plan administrative, recordkeeping or actuarial valuation services with respect to plan assets invested in Structured Capital Strategies® contracts, whether QP (or NQ in certain states). The plan’s administrator will be solely responsible for performing or providing for all such services.

Structured Capital Strategies PLUS® 21

Issued by

Equitable Financial Life Insurance Company of America 525 Washington Boulevard Jersey City, NJ 07310 (212) 554-1234	Equitable Financial Life Insurance Company 1290 Avenue of the Americas New York, NY 10104 (212) 554-1234

We have filed with the Securities and Exchange Commission (“SEC”) a Statement of Additional Information (“SAI”) that includes additional information about Structured Capital Strategies PLUS® 21, Equitable Financial Life Insurance Company of America and Equitable America Variable Account No. 70A, and Equitable Financial Life Insurance Company and Separate Account No. 49. The SAI is incorporated by reference into this prospectus. The SAI is available free of charge. To request a copy of the SAI, to ask about your contract, or to make other investor inquiries, please call 1-800-789-7771. The SAI is also available at our website, www.equitable.com/ICSR#EQH162700.

We file periodic reports and other information about Structured Capital Strategies PLUS® 21, Equitable Financial Life Insurance Company of America and Equitable America Variable Account No. 70A, and Equitable Financial Life Insurance Company and Separate Account No. 49 as required under the federal securities laws. Those reports and other information about us are available on the SEC’s website at http://www.sec.gov, and copies of reports and other information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

Class/Contract Identifier: C000237239; C000227643

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

ITEM OF EXPENSE	ESTIMATED EXPENSE
Registration fees	$1,126,397.70
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Trustees’ fees	N/A
Transfer agents’ fees	N/A
Printing and filing fees	$50,000	*
Legal fees	N/A
Accounting fees	N/A
Audit fees	$20,000	*
Engineering fees	N/A
Directors and officers insurance premium paid by Registrant	N/A

*	Estimated expense.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The by-laws of Equitable Financial Life Insurance Company (the “Company”) provide, in Article VII, as follows:

7.4	Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

(i)

any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

(ii)

any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

(iii)	the related expenses of any such person in any of said categories may be advanced by the Company.

(b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

The directors and officers of the Company are insured under policies issued by X.L. Insurance Company, Arch Insurance Company, Endurance Specialty Insurance Company, U.S. Specialty Insurance, ACE, Chubb Insurance Company, AXIS Insurance Company, Zurich Insurance Company, AWAC (Allied World Assurance Company Ltd.), Aspen Bermuda XS, CNA, AIG, One Beacon, Nationwide, Berkley, Berkshire, SOMPO, Chubb, Markel and ARGO Re Ltd. The annual limit on such policies is $300 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16.	EXHIBITS

Exhibits No.

(1)	(a)

Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States (now AXA Equitable Life Insurance Company) for itself and as depositor on behalf of certain Separate Accounts, and Equitable Distributors, Inc. (now AXA Distributors, LLC), incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-64749), filed on August 5, 2011.

(i)

First Amendment dated January 1, 2001 to Distribution Agreement dated January 1, 1998, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-64749), filed on August 5, 2011.

(ii)

Second Amendment dated January 1, 2012 to Distribution Agreement dated January 1, 1998, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

(iii)

Third Amendment dated November 1, 2014 to Distribution Agreement dated January 1, 1998, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 19, 2016.

(iv)

Fourth Amendment dated as of August 1, 2015 to the Distribution Agreement dated as of January 1, 1998 between AXA Equitable Life Insurance Company and AXA Distributors, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-229588) filed on April 16, 2019.

(b)

Distribution and Servicing Agreement dated as of May 1, 1994, among Equico Securities (now AXA Advisors, LLC), The Equitable Life Assurance Society of the United States, and Equitable Variable Life Insurance Company, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070), refiled electronically July 10, 1998.

(i)

Letter of Agreement dated April 20, 1998 for Distribution Agreement, among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), incorporated herein by reference to Registration Statement (File No. 33-83750), filed on May 1, 1998.

(c)

Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 incorporated herein by reference to Registration Statement (File No. 33-83750) filed April 19, 2001.

(d)

Transition Agreement for services by AXA Network, LLC and its subsidiaries to The Equitable Life Assurance Society of the United States dated January 1, 2000 incorporated herein by reference to Registration Statement (File No. 33-83750) filed April 19, 2001.

(e)

General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4, (File No. 2-30070), filed April 19, 2004.

(i)	First Amendment dated January 1, 2003 to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the

United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4, (File No. 333-05593), filed April 24, 2012.

(ii)

Second Amendment dated as of January 1, 2004 to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4, (File No. 333-05593), filed April 24, 2012.

(iii)

Third Amendment dated as of July 19, 2004 to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

(iv)

Fourth Amendment dated as of November 1, 2004 to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

(v)

Fifth Amendment dated as of November 1, 2006, to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593), filed on April 24, 2012.

(vi)

Sixth Amendment dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

(vii)

Seventh Amendment dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 20, 2009.

(viii)

Eighth Amendment dated as of November 1, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 20, 2009.

(ix)

Ninth Amendment dated as of November 1, 2011 to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

(x)

Tenth Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(xi)

Eleventh Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(xii)

Twelfth Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(xiii)

Thirteenth Amendment dated as of October 1, 2014 to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to the Registration Statement on Form N-4 (File No. 333-202147), filed on September 9, 2015.

(xiv)

Fourteenth Amendment dated as of August 1, 2015 to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to this Registration Statement on Form N-4 (File No. 2-30070), filed on April 19, 2016.

(xv)

Sixteenth Amendment dated May 1, 2016 to the General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company, (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 18, 2017.

(xvi)

Seventeenth Amendment to General Agent Sales Agreement, dated as of August 1, 2016, by and between AXA Equitable Life Insurance Company, formerly known as The Equitable Life Assurance Society of the United States, (“AXA Equitable”), and AXA NETWORK, LLC, (“General Agent”) “) incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 17, 2018.

(xvii)

Eighteenth Amendment to General Agent Sales Agreement, dated as of March 1, 2017, by and between AXA Equitable Life Insurance Company, formerly known as The Equitable Life Assurance Society of the United States, (“AXA Equitable”), and AXA NETWORK, LLC (“General Agent”) incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 17, 2018.

(xviii)

Nineteenth Amendment to General Agent Sales Agreement dated January 1, 2020, by and between AXA Equitable Life Insurance Company, formerly known as The Equitable Life Assurance Society of the United States, and AXA Network, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 20, 2021.

(xix)

Twentieth Amendment to General Agent Sales Agreement dated September 1, 2021, by and between Equitable Financial Life Insurance Company and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-262807) filed April 20, 2022.

(xx)

Twenty First Amendment to General Agent Sales Agreement dated January 1, 2022, by and between Equitable Financial Life Insurance Company and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-262807) filed April 20, 2022.

(f)

Brokerage General Agent Sales Agreement with Schedule and Amendment to Brokerage General Agent Sales Agreement among [Brokerage General Agent] and AXA Distributors, LLC, AXA Distributors Insurance Agency, LLC, AXA Distributors Insurance Agency of Alabama, LLC, and AXA Distributors Insurance Agency of Massachusetts, LLC, incorporated herein by reference to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

(i)

Broker-Dealer and General Agent Sales Agreement dated as of March 15, 2016 between AXA Distributors, LLC, AXA Advisors, LLC and AXA Network, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-229588) filed on April 16, 2019.

(g)

Wholesale Broker-Dealer Supervisory and Sales Agreement among [Broker-Dealer] and AXA Distributors, LLC, incorporated herein by reference to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

(2)	Not applicable

(4)(a)	Form of Contract, 2021SCSBASE-A, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(b)	Form of Contract, 2021SCSBASE-B, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(c)	Form of Data Page, 2021DPB-SCS, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(d)	Form of Data Page, 2021DPC-SCS, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(e)	Form of Data Page, 2021DPADV-SCS, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(f)	Form of Data Page, 2021TGAP1-IR, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(g)	Form of Data Page, 2021TGAP2-IR, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(h)	Form of Data Page, 2021TGAP3-IR, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(i)	Form of Rider, 2021SCS-AL, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(j)	Form of Rider, 2021SCS-DD, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(k)	Form of Rider, 2021SCS-EU, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(l)	Form of Rider, 2021SCS-ROPDB, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(m)	Form of Rider, 2021SCS-ST, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(n)	Form of Rider, 2021SCS-SU, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(o)	Form of Endorsement, 2021CCOBR-SCS, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(p)	Form of Endorsement, 2021INHIRA-IR, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(q)	Form of Endorsement, 2021INHNQ-IR, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(r)	Form of Endorsement, 2021INHROTH-IR, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(s)	Form of Endorsement, 2021IRA-IR, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(t)	Form of Endorsement, 2021NQROPDB-IR, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(u)	Form of Endorsement, 2021QPDB-IR, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(v)	Form of Endorsement, 2021QPDC-IR, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(w)	Form of Endorsement, 2021ROTH-IR, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(x)	Form of Endorsement, 2021SEP-IR, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(y)	Form of Endorsement, 2021NQ-IR, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(z)	Form of Application, 2021 SCS App 01 PL, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(a)(a)	Form of Application, 2021 SCS App 02 PL, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(a)(b)	Form of Application, 2021 SCS App 01 PL ADV, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(a)(c)	Form of Application, 2021 SCS App 02 PL ADV, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(a)(d)	Form of Application, 2021 SCS App 01 PL SEL, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(a)(e)	Form of Application, 2021 SCS App 02 PL SEL, incorporated herein by reference to Registration Statement on Form S-3 (333-254384) filed on June 10, 2021.

(4)(a)(f)	Form of Rider, 2022SCS-DSU, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-262807) filed on December 13, 2022.

(4)(a)(g)	Form of Rider - 2022SCS-LL, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-262807) filed on December 13, 2022

(5)	Opinion of Shane Daly, Vice President and Associate General Counsel, filed herewith.

(8)	Not applicable.

(12)	Not applicable.

(15)	Not applicable.

(23)	Consent of independent registered public accounting firm, to be filed by amendment.

(24)	Powers of Attorney, filed herewith.

(25)	Not applicable.

(26)	Not applicable.

(Ex-107)	Filings Fees Table, incorporated herein by reference to Registration Statement (File No. 333-262807) filed on April 20, 2022.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 31st day of March, 2023

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY
(Registrant)

By:	/s/ Shane Daly
Shane Daly
Vice President and Associate General Counsel

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson	Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Robin Raju	Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*William Eckert	Chief Accounting Officer

*DIRECTORS:

Francis Hondal Arlene Isaacs-Lowe Daniel G. Kaye Joan Lamm-Tennant	Craig MacKay Kristi Matus Mark Pearson	Bertram Scott George Stansfield Charles G.T. Stonehill

*By:	/s/ Shane Daly
Shane Daly
Attorney-in-Fact

March 31, 2023